UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2

FORM S-11/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CapSource Fund I, LLP

Nevada	6799	45-5100464

2009 E. Windmill Lane
Las Vegas, NV  89123
__________________

Stephen Byrne
Chief Executive Officer
Of CapSource, Inc.
General Partner
2009 E. Windmill Lane
Las Vegas, NV  89123
(702) 240-0977
__________________

COPY OF ALL CORRESPONDENCE TO:

Jillian Ivey Sidoti
LAW OFFICE OF JILLIAN SIDOTI
38730 Sky Canyon Drive – Suite A
Murrieta, CA 92563
EMAIL: jillian@jilliansidoti.com
PHONE: 323-799-1342
FAX:  951-224-6675

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated Filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Units	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(1)(3)

Limited Partnership Units	25,000 units	$1,000	$25,000,000	$2,865

Total	25,000 units	$1,000	$25,000,000	$2,865

(1)  Registration fee has been paid via Fed wire.

(2)  This is the initial public offering and no current trading market exists for our units.

(3)  Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED __________________

PRELIMINARY PROSPECTUS

This prospectus relates to the offer and sale by CapSourceFund I, LLP, a Nevada limited liability partnership, of up to 25,000 limited partnership interests, having a purchase price of $1,000 per Unit, to be described in detail in this prospectus. The purchase price is $1,000 per Unit and you must purchase at least Five (5) Units. This offering will terminate when all 25,000 Units have been sold or when we terminate the offering, whichever is earlier, but in no event later than ______2014, which is two years from the date of this prospectus.

The Units rank equally and without preference in all respects. Stephen Byrne, the sole officer of our General Partner, will offer and sell the Units pursuant to the exemption from broker-dealer registration under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”. In the future, the Partnership may ask additional associated persons of the Partnership (as defined in Rule 3a4-1) to offer and sell the Units after satisfying any applicable state issuer-agent registration requirements. Neither Mr. Byrne nor, if we choose to use them, any other associated person will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units. This is a minimum/maximum offer with the minimum amount we will raise is $1,000,000 prior to spending investor funds. The maximum we intend on raising is $25,000,000. We will escrow funds up to $1,000,000. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

We may also sell shares at a discount to the primary offering price of $1,000.00 per Unit through the following distribution channels in the event that the investor:

●	pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;
●
has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or

●	is investing through a bank acting as trustee or fiduciary.
●	We estimate that we will pay approximately a 10% brokerage fee. We have estimated this base on industry standards.

You should read this entire prospectus before investing in the Units. Investing in Units involves risks, including the following that we believe are the most significant:

●	We are an emerging growth company.
●	The Units are not deposits in a bank and are not insured against loss by the FDIC.
●
There is no public market for our Units and none is expected to develop. The Units are subject to restrictions on transferability, as further described under “Restrictions on Transfers of Limited Partnership Units”

●	We will not set aside funds in a sinking fund to pay distributions or redeem Units, so you must rely on our profits and other sources of cash.
●	Our General Partner will have broad discretion to use the proceeds from this offering and may use them in ways that do not grow the Partnership, including to pay distributions on and redeem Units.
●	Our General Partner has no experience running a public company, which increases the risk that we may not comply with the requirements of the Exchange Act.
●	We have a limited operating history.
●	Our management team may face conflicts of interest such as competing demands for their time and the ability to compete with the Partnership for business opportunities.

For a discussion of the risk factors concerning this investment, see “RISK FACTORS” starting on page 12 .

We are not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940 and are not subject to regulation under that Act.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public	Broker Commissions & Expenses 1	Proceeds to Partnership
Per Unit	$1,000	100	$900
Total Minimum	$1,000	100	$900
Total Maximum	$25,000,000	2,500,000	$22,500,000

1.	We have not entered into any Broker Dealer agreements and our commission and expenses is a mere estimate of potential expenses.

The date of this prospectus is ___________, 2012

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.

The information in this prospectus is not complete and may be changed. We may not sell our Units until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell our Units, and it is not soliciting an offer to buy our Units in any state where the offer or sale is not permitted.

TABLE OF CONTENTS

WHO SHOULD INVEST	6
A WARNING ABOUT FORWARD-LOOKING STATEMENTS	8
PROSPECTUS SUMMARY	8
RISK FACTORS	18
USE OF PROCEEDS	29
FINANCIAL STATEMENTS	F-1
MANAGEMENT’S DISCUSSION AND ANALYSIS	30
THE PARTNERSHIP	31
OUR BUSINESS	32
MANAGEMENT	41
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	44
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	44
INDEMNIFICATION OF CONTROL PERSONS	45
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	45
DESCRIPTION OF THE UNITS	45
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	49
DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENT	63
CONFLICTS OF INTEREST	72
ERISA CONSIDERATIONS	72
DETERMINATION OF OFFERING PRICE	75
PLAN OF DISTRIBUTION	76
EXPERTS	77
LEGAL MATTERS	77
ADDITIONAL INFORMATION	77

WHO SHOULD INVEST

An investment in the Units involves significant risk and is suitable only for persons who have adequate means of providing for their current financial needs and personal contingencies, desire a relatively long-term investment and who will not need liquidity from an investment. It may be difficult to resell Units because of the restrictions on transferability and because no public market for the Units currently exists or is anticipated to develop. The Units should not be purchased by persons who might need to sell them immediately or will need to sell them quickly in the future.

If you are an individual beneficiary of a purchasing individual retirement account, or IRA, or if you are a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), you must represent that you meet certain requirements. Units may not be purchased by an ERISA plan, as defined in Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or by an IRA or a non-ERISA plan subject to Section 4975 of the Internal Revenue Code (the “Code”), as to which the Managing Partner of the General Partner, or any of its affiliates, have investment discretion with respect to the assets used to purchase the Units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, the Managing Partner of the General Partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan Investors, as defined by ERISA and the Code, is at all times less than 25% of the total value of outstanding Units. These restrictions are discussed in detail in the section of this prospectus entitled “ERISA CONSIDERATIONS” at page 62 .

Generally, transferees will also be required to comply with these standards.

SUITABILITY STANDARDS

The Units we are offering are suitable only as a long-term investment for persons of adequate financial means and who have no need for liquidity in this investment. Because there is no public market for our Units, you will have difficulty selling any Units that you purchase.

In consideration of these factors, we have established suitability standards for investors in our offering and subsequent purchasers of our Units. These suitability standards require that a purchaser of Units have either:

•       a net worth of at least $250,000; or

•       gross annual income of at least $70,000 and a net worth of at least $70,000.

The following states have established suitability standards in addition to those we have established. Shares will be sold only to investors in these states who also meet the special suitability standards set forth below.

Alabama—Alabama investors must represent that, in addition to meeting the suitability standards listed above, they have a liquid net worth of at least ten times their investment in us and other similar programs.

California—A California investor must have a net worth of at least $350,000 or, in the alternative, an annual gross income of at least $85,000 and a net worth of $250,000 and the total investment in this offering may not exceed 10% of the investor’s net worth.

Iowa—An Iowa investor must have a net worth of $100,000 and an annual income of $70,000 or in the alternative, a net worth of $350,000 and the total investment in our offering may not exceed 10% of the investor’s liquid net worth.

Kansas—It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in our and similar direct participation investments.

Kentucky—A Kentucky investor’s investment in our offering may not exceed 10% of his or her net worth.

Massachusetts—It is recommended by the Massachusetts Securities Division that Massachusetts investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.

Michigan—Michigan investors may not invest more than 10% of their net worth in our offering.

Oregon—An Oregon investor’s aggregate investment in this offering may not exceed 10% of the investor’s liquid net worth.

Pennsylvania—A Pennsylvania investor must have a net worth of at least ten times his or her investment in our offering.

Tennessee—A Tennessee investor must have a liquid net worth of at least ten times his or her investment in our offering.

For purposes of determining the suitability of an investor, net worth (total assets minus total liabilities) in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. ‘‘Liquid net worth’’ is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

In the case of sales to fiduciary accounts (such as individual retirement accounts, or IRAs, Keogh

Plans or pension or profit-sharing plans), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

We reserve the right to reject any subscription in whole or in part, in our sole discretion. If a subscription is not accepted, we will promptly refund your funds, without deduction of any costs and without interest on those funds.

The minimum investment is $5,000 for five Units unless, in our sole discretion, we decide to accept a subscription for a lesser number of Units. For example, we intend to allow purchases of as little as one Unit, or $1,000, if the purchaser is a custodian acting for a minor family member (i.e., a member of the purchaser’s family who is under 18 years old). For purposes of satisfying the minimum investment requirement for IRAs, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of at least $5,000. IRA investors are urged to consult their custodians for special rules and restrictions which may apply to an IRA investment in the Units. It should be noted, however, that an investment in the Units will not, in itself, create an IRA for any investor and that an investor must comply with all applicable provisions of the Code to create an IRA.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements contained, or incorporated by reference, in this prospectus may include projections, predictions, expectations or statements as to beliefs or future events or results or refer to other matters that are not historical facts. Such statements are sometimes referred to as “forward-looking statements.” Such statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking statements are based on various factors and were derived using numerous assumptions. In some cases, you can identify these forward-looking statements by words like “may,” “will,” “should,” “expect,” “plan,” “anticipate,” intend,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of those words and other comparable words. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements are disclosed under the heading “RISK FACTORS” and throughout this prospectus.

PROSPECTUS SUMMARY

THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND THE FINANCIAL STATEMENTS CONTAINED IN THIS PROSPECTUS. EACH INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY PRIOR TO MAKING AN INVESTMENT DECISION IN THE OFFERED SECURITIES.

The Partnership

CapSource Fund I, LLP (referred to in this prospectus as the “Partnership”, “CSFI”, “we” “us”, or “our”) is a Nevada limited liability partnership formed in April 2012 by our General Partner, CapSource, Inc. Our general partner is CapSource, Inc. (referred to in this prospectus as the “General Partner”). The President and Chief Executive Officer of our General Partner is Stephen Byrne. Through these arrangements, Mr. Byrne has the sole power to act on behalf of the General Partner and to control the day-to-day operations of the Partnership.

The Partnership’s primary business is making short-term commercial loans to real estate developers for the purpose of financing the acquisition and rehabilitation of single-family homes, multi-family homes, office buildings and hotels. The Partnership is not in the business of making consumer loans, which are generally defined as loans that are secured by owner-occupied real property or loans in which the proceeds will be used for personal, household, or family purposes. We currently do not have any loans, assets, or revenues.

Our loan programs will focus on loans to real estate developers who are unable to find traditional bank loans for their real estate projects or have the need for “bridge financing.” We will also seek out real estate developers who, although may be able to obtain traditional bank financing, need to close faster on a property than a traditional lending institution will allow.

We may focus on the origination of senior short-term commercial bridge loans, which we consider to be loans with maturities of six (6) to thirty six(36) months that are expected to be replaced thereafter with “permanent take-out” financing, which refers to longer-term financings which have a maturity of five years or more provided by a subsequent lender that replaces the senior short-term commercial bridge loan. However, our primary near-term future focus may be on the acquisition and origination of interim loans, which we consider to be loans or financings with maturities of six to 36 months that are used to acquire properties, provide for construction costs, and that are not reliant on the availability of permanent take-out financing, or other short-term financings with maturities of six (6) to 36 months.

In addition, we will target the acquisition or financing of whole commercial real estate mortgage loans, which may be performing, distressed or non-performing, and participating interests in performing commercial real estate mortgage loans. Our target transaction size is typically above the maximum investment size of community banks, but below the minimum investment size of larger financial institutions, which we believe positions us favorably in an underserved segment of the real estate finance industry.

We combine traditional credit analysis typically performed by banks,..with a  property appraisal and underwriting process performed by traditional bank lenders. We conduct field inspections and local market analysis, as well as financial, physical, legal and environmental due diligence.

Our senior management team, along with our other investment professionals, have extensive experience analyzing, structuring, negotiating, originating, purchasing and servicing senior-position commercial real estate mortgage loans and related real estate investments. Over the past 15 years, the General Partner has acted as a mortgage lending platform and has made over $500 million  in real estate secured loans. For a further discussion of our senior management team’s experience, track record and relationships, see the headings entitled “Business — Our Company” and “Our Management.”

We are a Nevada limited liability partnership. Our principal executive offices are located at 2009 E. Windmill Lane, Las Vegas, NV  89123 and our telephone number is (702) 240-0977. Our website address is www.capsourcenv.com. This website and the information contained on it or connected to it do not constitute a part of this prospectus.

Summary of Risks

We are subject to many risks. We are an emerging growth company and have elected to delay the adoption of new or revised accounting standards. Therefore, our financial statements going forward, may not be comparable to companies that comply with public company effective dates. Further, investors should be aware the other, significant risks:

•
There is no public market for our Units and none is expected to develop. The Units are subject to restrictions on transferability, as further described under “Restrictions on Transfers of Limited Partnership Units”

•	We will not set aside funds in a sinking fund to pay distributions or redeem Units, so you must rely on our profits and other sources of cash.
•	Our General Partner will have broad discretion to use the proceeds from this offering and may use them in ways that do not grow the Partnership, including to pay distributions on and redeem Units.
•	Our General Partner has no experience running a public company, which increases the risk that we may not comply with the requirements of the Exchange Act.
•	We have a limited operating history.
•	Our management team may face conflicts of interest such as competing demands for their time and the ability to compete with the Partnership for business opportunities.

Our Market Opportunity

We believe there are attractive current and emerging opportunities to acquire and originate whole commercial real estate mortgage loans as a result of the ongoing disruption in the real estate and financial markets, particularly in the southwestern United States where we focus. We believe that some of these assets are attractively priced in relation to their relative risk as a result of the imbalance between supply and demand in the current market environment, which has forced numerous financial institutions to dispose of both financial and physical real estate-related assets in order to meet regulatory or general capital requirements. We believe that the opportunity to originate commercial real estate mortgage loans remains attractive, particularly for interim loans or other short-term loans that generally have terms of one to three years and intermediate term loans, which we consider to be loans with maturities of three years, each of which are not reliant upon the immediate availability of permanent take-out financing. As a result of limited credit availability in the marketplace, we believe that such loans can now be structured on more favorable lender terms than in the past. We believe that we are positioned to capitalize on such opportunities as well as to remain flexible to adapt our investment strategy as market conditions change.

Our proposed loan program would involve short-term acquisition and rehabilitation loans (which we refer to in this prospectus as “Short-Term Loans.” We intend to lend between $100,000 and up to $8,000,000 average about $2,000,000 per loan for a period of five (5) years before winding the Partnership down and returning invested funds to investors.   These “rehabilitation loans” would be provider to borrowers so that the borrowers can use loan proceeds to update and improve the property with design, updates to fixtures, landscaping, curb appeal, new flooring, painting, and other updates to subject properties. This is different from our other, more long term loans where we expect such rehab efforts to already be completed.

We may also lend for up to a period of 36 months secured by properties that have been recently rehabilitated and rented. Loans may be, personally guaranteed by the individual borrower or, if the borrower is an entity, by the person with control of the borrower, and, with few exceptions, are secured by a first lien on the underlying real estate.

Since late 2008, we believe that there has been a steep decline in the number of banks and other institutional lenders willing to lend for the acquisition and rehabilitation of investment real estate,and the increased scrutiny imposed by banking regulators on the lending practices of financial institutions, particularly with respect to acquisition, development and construction loans. We believe that our loan products can fill a significant gap by providing much needed financing for areas with a growing need.

Although all lending, including loans secured by first liens on real estate, is subject to risk, we attempt to minimize the risk by generally requiring the loan to value (referred to in this prospectus as the “ARV”) of the property to be no greater than 80% of the loan with the intent to keep most loan to value ratios around 65%. This means that the value of the real estate after the renovation is completed should be at least 35% higher than the proposed amount of the loan. We have developed underwriting standards and procedures to help us further mitigate the risks inherent in such loans. These underwriting procedures apply standards relating to approval limits, debt service coverage ratios, and other matters relevant to the loans and their collateral. Our underwriting standards and procedures are subject to change as we deem necessary to further our goals.

Our net income depends largely upon our net interest income . Net interest income is the difference between interest income that we earn on our interest-earning assets, such as loans and interest-bearing investments, and the sum of the interest expense we pay on our interest-bearing liabilities and the dividends we pay to holders of the Units. Loan fees consist primarily of fees that we charge at the time we make a loan and are denominated as a percentage of the loan amount. Loan fees are typically between 3% and 6% of the loan amount. We expect to underwrite loans at a rate of between eight(8%) percent and fifteen (15%) percent annualized return with the average return being approximately nine (9%) percent. We believe these proposed interest rates will keep us competitive in the marketplace of commercial real estate lending. We anticipate these rates will fluctuate based on a variety of circumstances such as the credit worthiness of the borrower, the credit worthiness of the underlying property providing the security interest in the form of a trust deed or mortgage, and fluctuations in interest rates. The Partnership charges its borrowers other fees as well. These items are discussed more fully in this prospectus under the headings “OUR BUSINESS” and “RISK FACTORS”.

We intend to use a majority of the proceeds from this offering to make loans, and to use the remainder for our other general corporate purposes. These other purposes may include paying our offering expenses. See the section of this prospectus entitled “USE OF PROCEEDS”.

The General Partner expects to wind the Partnership up in year five by no longer lending on anymore properties or to any more borrowers and redeeming Partnership Units as funds become available and as loans are paid off. Please see our Limited Partnership Agreement for discussion of the operations of the Partnership (our “Limited Partnership Agreement”).

Our Investment Strategy

Our objective is to utilize our real estate lending experience and industry knowledge to generate attractive risk-adjusted returns, which are returns that are adjusted to reflect the degree of risk involved in producing that return relative to other investments with varying degrees of risk.. In implementing our investment strategy, we will utilize our management’s expertise in identifying attractive opportunities within the target asset classes, as well as management’s capabilities related to transaction sourcing, execution, asset management and disposition. We expect that our management will make decisions based on a variety of factors, including, but not limited to, expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macro-economic conditions. We currently do not have any assets, loans or revenues.

We expect our primary sources of liquidity over the next twelve months to consist of the proceeds generated by (i) this offering and (ii) the disposition of our portfolio of loans made for a period of 12 months or less. We anticipate redeploying these proceeds to continue our lending activities in the form of real estate loans to real estate developers, the maintenance and ultimate disposition of which we expect will generate ongoing liquidity. In addition, we may address our liquidity needs by periodically accessing the capital markets, lines of credit and credit facilities available to us from time to time, and cash flows from the sales of whole loans, participations in loans, interest income and loan payoffs from borrowers.

The General Partner, acting alone, may do the following activities:

(a) borrow money from a non-Affiliate on such terms as are negotiated by General Partner on behalf of the Partnership in the General Partner’s sole discretion;
(b) borrow money from an Affiliate on commercially reasonable terms;
(c) borrow money from an Affiliate on any terms that are approved of by a Majority in Interest;
(d) invest in and dispose of investments as set forth in Section 7.2;
(e) open, have, maintain and close bank and brokerage accounts, including the power to draw checks or other orders for the payment of moneys;
(f) bring and defend actions and proceedings at law or in equity or before any governmental, administrative or other regulatory agency, body or commission in any jurisdiction, domestic or foreign;
(g) hire consultants, custodians, attorneys, accountants and such other agents and employees of the Partnership as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;
(h) cause the Partnership to enter into and carry out the terms of the Subscription Agreements without any further act, approval or vote of any Partner (including any agreements to induce any Person to purchase an Interest);
(i) make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the good faith judgment of the General Partner, be necessary or appropriate for the acquisition, holding or disposition of Securities for the Partnership;
(j) enter into, perform and carry out contracts and agreements of every kind necessary or incidental in the good faith judgment of the General Partner to the offer and sale of Interests or to the accomplishment of the Partnership’s purposes, and to take or omit to take such other action in connection with such offer and sale or with the business of the Partnership as may be necessary or desirable to further the purposes of the Partnership;
(k) pledge Partnership assets to secure its indebtedness;
(l) agree to allow creditors to confess judgment against the Partnership; and
(m) carry on any other activities in the good faith judgment of the General Partner necessary to, in connection with, or incidental to any of the foregoing or the Partnership’s business to the fullest extent allowed under applicable law.

It is the intent of the General Partner to operate the company as a hard money lender to real estate investors. The General Partner has no intention to do otherwise, and, may not change this policy without the consent of a majority of the Limited Partners in accordance with the Partnership Agreement. The General Partner does have great latitude in determining the direction of the company, but will not, despite these latitudes, intend on operating the Company as any other type of business other than a hard money lender for real estate developers.

The General Partner, has not in the past three years, nor intends to issue senior securities, borrow money, to make loans to other persons than those herein described, to invest in the securities of other issuers for the purpose of exercising control, to underwrite securities of other issuers except otherwise herein described, to engage in the purchase and sale (or turnover) of investments except otherwise herein described, to offer securities in exchange for property without a vote of the limited partners.

The General Partner, may, however,repurchase or otherwise reacquire its units or other securities without a vote of the limited partners and with little notice. The General Partners intendsto provide annual reports to the limited partners that will be audited by an independent auditor. The General Partner will also provide reviewed financial statements quarterly.

We intend on acquiring our assets primarily for income.

We intend on originating real estate loans and servicing those loans internally. We expect most of our loans will have terms between six (6) months and eighteen (18) months, but we may also lend for up to a period of 36 months secured by properties that have been recently rehabilitated and rented. Loans may be personally guaranteed by the individual borrower or, if the borrower is an entity, by the person with control of the borrower, and, with few exceptions, are secured by a first lien on the underlying real estate.

Technology

We use an off-site backup service which has full back-up operability with up-to-date information. We employ a variety of systems to ensure that investors, loans, and servicing is handled appropriately. We plan to track all investors in a Customer Relation Management (CRM) system. We plan to use a third party servicing company called Westar to provide our loan servicing efforts, including, without limitation, payment collection and investor distributions. We intend to allow our investors to be able to track their loans online.

Business Strategy

Our business strategy is to grow and enhance our profitability by increasing our portfolio of mortgages and short-term loans and increasing our net interest margins. We anticipate that the funds necessary to carry through with this strategy will come from our lending activities and proceeds of this offering. We intend to continue managing our assets and maintaining strict collection procedures for any problem assets in order to increase our profitability. We expect to realize more operating efficiencies and cost controls as we invest the proceeds from this and future offerings, as we do not expect significant additional personnel or facilities will be needed.

We intend to loan to commercial real estate investors and developers throughout the United States, primarily in the southwestern United States. Depending upon the amount of capital raised in this offering we may expand our loan programs. We intend to investigate opportunities to lend in other areas where there is a shortage of affordable housing or commercial properties.

Competition

We face significant competition both in making loans and in attracting investor funds. Our competition for loans comes principally from local (and sometimes smaller) independent loan companies or individuals. Our competition for investor funds has historically come from competitors offering uninsured products, such as the mutual fund industry, securities and brokerage firms and insurance companies, as well as insured money market accounts and certificates of deposit at commercial banks. While traditional banks have been reluctant to make loans in our market, and the mortgage crisis which played a significant role in the current economic downturn has tightened the credit market even further, we could face competition from large institutions. We do not believe that this is material to our financial condition or operations at this point. However, if traditional lenders offering lower interest rates loosen credit requirements for investment in the acquisition and rehabilitation of residential and commercial properties, it is possible that we may have difficulty originating loans that meet our standards or that we will have difficulty competing with these larger originators, which often enjoy a lower cost of funds.

Non-Performing Assets

Non-performing assets consist of impaired loans and real estate owned and held for sale. Loans that are delinquent for more than 90 days are evaluated for collectability and placed in impaired status when management determines that future earnings on the loans may be impaired. While in impaired status, collections on loans, if any, are recorded as collection of loan principal and no interest is recorded.  We currently do not have any loans or assets and thus, do not have any non-performing assets.

Allowance for Loan Losses

We plan to maintain an allowance for loan losses to absorb losses from the loan portfolio, which is based on management’s continuing evaluation of the quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of the collateral, past and anticipated loss experience, and the amount of impaired loans. The allowance is increased by corresponding charges to provision for loan losses, and by recoveries of loans previously written-off. A write-off of a loan decreases the allowance. The adequacy of the allowance is periodically reviewed and adjusted by management based upon past experience, the value of the underlying collateral for specific loans, known or inherent risks in the loan portfolio and current economic conditions.

The most common known risk in the loan portfolio is an impaired loan (i.e., the loan is more than 90 days late and the possibility of collection is remote). If we have specific knowledge or some other reason to consider a loan impaired, management reviews the loan to determine if an impairment loss is required. Collections on the loan reduce the balance of the impaired asset.

If the impaired loan begins performing again, then it is reclassified as a performing asset and will accrue interest retroactively from the last date interest had been previously accrued. If the impaired loan is only partially recovered, or if after all legal remedies have been exhausted, no recovery, or no additional recovery, is available, then the un-recoverable portion is written off against the loan loss allowance and the balance of the loan loss allowance is decreased by the amount of the loan being written-off.

Please see “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” for information concerning our loan loss allowances. We currently do not have any outstanding loans and thus, we do not have any past due loans.

Governmental Regulations

Federal and State Licensing and Supervision.The nature of our current and proposed business does not require us to obtain any licenses under any federal or state law relating to the licensing and regulation of commercial lenders. However, Capsource, Inc, our General Partner is licensed as a mortgage broker with the Nevada Mortgage Lending Division and under the Nationwide Mortgage Licensing System and Registry (NMLS). In addition, because of the commercial nature of our loans, we are not subject to interest and usury laws that limit the amount and type of interest, fees and other charges that we may impose in connection with Loans. Instead, interest rates, fees and other charges are limited only by the contract with our borrowers.

USA PATRIOT Act.Congress adopted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) in response to the terrorist attacks that occurred on September 11, 2001. Under the Patriot Act, certain financial institutions are required to maintain and prepare additional records and reports that are designed to assist the government’s efforts to combat terrorism. The Patriot Act includes sweeping anti-money laundering and financial transparency laws and required additional regulations, including, among other things, standards for verifying client identification when opening an account and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. The Patriot Act currently has limited application to our business, in that it requires us to report certain client account information to the federal Financial Crimes Enforcement Network (“FinCEN”) if and to the extent requested by FinCEN. In the future, amendments to this law, and/or regulations promulgated thereunder, may impose additional burdens on us.

Governmental Monetary and Credit Policies and Economic Controls.The earnings and growth of the lending industry and ultimately of the Partnership are affected by the monetary and credit policies of governmental authorities, including the Board of Governors of the Federal Reserve System (the “FRB”). An important function of the FRB is to regulate the national supply of credit in order to control recessionary and inflationary pressures. Among the instruments of monetary policy used by the FRB to implement these objectives are open market operations in U.S. Government securities, changes in the federal funds rate, changes in the discount rate of member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans or paid for deposits. The monetary policies of the FRB have had a significant effect on the operating results of lending institutions in the past and are expected to continue to have such an effect in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the FRB, no prediction can be made as to possible future changes in interest rates or loan demand or their effect on our business and earnings.

Federal Securities Laws.Following this offering, we will be subject to certain information reporting and other requirements of the Exchange Act, including provisions added by the Sarbanes-Oxley Act of 2002 and the regulations adopted by the SEC thereunder. These laws and regulations impose requirements and restrictions on us, including, among other things, restrictions on loans to and other transactions with insiders, rigorous disclosure requirements in the reports and other documents that we file with the SEC, and other corporate governance requirements.

Environmental Laws.Certain environmental regulations may affect our operations. For example, our ability to foreclose on the real estate collateralizing our loans may be limited by environmental laws which pertain primarily to commercial properties that require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or chemical releases on the property. In addition, the owner or operator may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and cleanup costs relating to the contaminated property. While we would not knowingly make a loan collateralized by real property that was contaminated, it is possible that the environmental contamination would not be discovered until after we had made the loan.

Future Legislation.Periodically, the federal and state legislatures consider bills with respect to the regulation of financial institutions. Some of these proposals could significantly change the regulation of the financial services industry. We cannot predict whether such proposals will be adopted or their effect on us if they should be adopted.

Although we believe that we are currently in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain compliance with existing or future governmental regulations. The failure to comply with any current or subsequently enacted statutes and regulations could result in the suspension of our business activities and/or the suspension or termination of the licenses on which we rely to conduct our business, and such suspension or termination could have a materially adverse effect on us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could limit our activities in the future or significantly increase the cost of regulatory compliance. In addition, any change in our business activities may subject us to federal or state licensing requirements, regulatory oversight, minimum net worth requirements and other requirements imposed on licensed and/or regulated lending entities generally.

Insurance

The Partnership maintains theft insurance, and comprehensive business and liability insurance. We are in the process of obtaining director’s and officer’s liability insurance to cover the acts of our controlling persons, and “key person” life insurance on the life of Mr. Byrne and other members of our management team.

Personnel

At July 20 , 2012, we currently do not have any employees. CapSource, Inc., our General Partner, has 17 full-time employees.

Legal Proceedings

We may at times, in the ordinary course of business, be a party to legal actions normally associated with a lending business. We believe that none of these routine matters is likely to have a material adverse impact on our financial condition or results of operations.

Market Risk Management

Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to changes in interest rates, exchange rates or equity pricing. Our principal market risk is interest rate risk that arises from our lending business and the return we pay on investor Units. Our profitability is dependent on our net interest income. Interest rate risk can significantly affect net interest income to the degree that interest bearing liabilities mature or reprice at different intervals than interest earning assets. We do not utilize derivative financial or commodity instruments or hedging strategies in our management of interest rate risk. Our standard promissory note which we use for Short-Term Loans provides for an upward adjustment to interest if the six-month Treasury Bill rate goes above a certain threshold.

How to Contact Us and Our General Partner

Our business operations are conducted from our headquarters located at 2009 E Windmill Lane, Las Vegas, NV 89123 and our telephone number is (702) 240-0977. You may access our website at www.capsourcenv.com. Information on our web site is not incorporated into this prospectus and should not be considered a part of this prospectus. You may contact us and our General Partner at the address and telephone number listed above.

Summary of the Terms of the Offering

Securities	Limited partnership interests, or Units, having a purchase price of $1,000 per Unit, designated Limited Partner Units. See “DESCRIPTION OF THE UNITS” on page 40 .
Number and Amount
We are offering up to 25,000 Units for an aggregate purchase price of $25,000,000, which will constitute all of the equity interests in the Partnership other than the general partnership interest held by our General Partner. The directors of our General Partner and persons related to them may purchase Units in this offering. This offering will terminate when all 25,000 Units have been sold or when we terminate the offering, whichever is earlier, but in no event later than ________2014, which is two years from the date of this prospectus.

Minimum Investment
Generally, you must purchase a minimum of 5 Units for an aggregate investment of $5,000. We reserve the right to waive this minimum and accept a lesser amount from any investor. For example, we intend to allow purchases of as little as one Unit, or $1,000, if the purchaser is a custodian acting for a minor family member (i.e., a member of the purchaser’s family who is under 18 years old).

IRA and Employee Benefit Plan Investments
Individual retirement accounts, or IRAs, and employee benefit plans may also purchase a minimum of 5 Units for $5,000. Units offered to employee benefit plans and IRA investors will be limited to the extent necessary to avoid the assets of the Partnership being considered “plan assets” under ERISA. See “ERISA -CONSIDERATIONS” on page 62 .

The General Partner
CapSource, Inc. is our General Partner and holds the one general partnership interest of the Partnership. The Chief Executive Office of our General Partner is Stephen Byrne. Mr. Byrne has the sole power to act on behalf of the General Partner and controls the day-to-day operations of the Partnership. The General Partner has a Board of Directors, comprised of Andrew Jolley and Greg Herlean. See “MANAGEMENT” on page 36 . The General Partner also has certain other non-management or passive investors.

Cumulative Distributions
We currently do not have any revenues and thus, it is difficult for us to estimate a dividend yield. However, it is our intent to provide the following distributions if revenues and assets allow. We currently do not have any assets or distributions. The holders of the Units will be entitled to receive, out of funds legally available therefor, monthly cash dividends when, as and if declared by the General Partner. Dividends will be calculated as a percentage of the purchase price of a Unit, which is $1,000 per Units. Distribution will be based on the original issuance date. Distributions will be cumulative and will accrue on each Unit on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Distributions cannot be determined at this time as we have no revenues or assets on which we can clearly estimate such distributions.

Payment of Distributions
The payment of distributions is at the sole discretion of the General Partner, so you may be required to wait until we redeem your Units to receive distributions. Provided the Partnership has funds available for distributions, the General Partner currently intends to make distributions on the fifteenth day of the month following the month in which a Unit is issued. In the sole discretion of the General Partner, any funds remaining after the payment of distributions on the Units will be distributed to the General Partner. We will not pay distributions in excess of earnings and cash flows from operations. We will not pay the distributions stated above if earnings and cash flows do not adequately support such payments.

Redemption by Partnership
We may call your Units for redemption at any time without penalty or premium by providing you with at least seven days prior written notice that states the date set for redemption and the amount to be paid upon redemption. The date of redemption will be no earlier than seven days after the date of our notice and no later than 60 days after the date of our notice. Upon redemption of your Units, you will receive, in cash, the aggregate purchase price of your Units plus all unpaid dividends that have accrued on them.

Unit Repurchase Program
We have adopted a Unit repurchase program that may enable you to sell your Units to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate or suspend the program or to amend its provisions without investor approval. Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will repurchase Units are described on page 54.

Use of Proceeds
We currently intend to use a majority of the proceeds from this offering to pay our offering expenses and make loans on commercial real estate projects, and to use the remainder of the proceeds for our other general corporate purposes. Our anticipated use of proceeds is as follows, assuming we raise the full $25,000,000 contemplated by this offering:

Use of Proceeds	Minimum Amount	% of Total	Maximum Amount	% of Total
Gross Offering Proceeds	$1,000,000	100.00%	$25,000,000	100.00%
Public Offering Expenses(1)
Discounts and Commissions (2)	$100,000	10.00%	$250,000	10.00%
Legal Fees (3)	$0	0.00%	$0	0.00%
Accounting Fees (3)	$0	0.00%	$0	0.00%
Blue Sky and SEC Filing Fees (3)	$0	0.00%	$0	0.00%
Printing and Other Fees (3)	$0	0.00%	$0	0.00%
Funding of Loans	$890,000	89.00%	$24,700,000	98.80%
Working Capital Reserves	$10,000	1.00%	$50,000	0.20%

(1)	Estimated amounts.
(2)
Based on our ESTIMATED maximum amounts of  10% commission paid to licensed broker dealers of which we currently have no agreements. We may also provide up to a 2% discount for sales via Registered Investment Advisers. We do not expect to pay a commission of this amount for the sale of all securities, but in an effort to provide conservative estimates, we have used our estimated, maximum commission rate of 10% for the sale of all the securities offered herein to estimate our Use of Proceeds.

(3)
The General Partner has borne the expenses for this offering and will not be seeking reimbursement. The General Partner is committed to providing the funds for our costs associated with completing this offering and providing legal, accounting, and our filing expenses. Our expenses for offering expenses are estimated as follows: $25,000 for legal; $10,000 for accounting, $5,000 for blue sky and sec filing fees, and $5,000 for printing and other fees.

Plan of Distribution
We intend to sell the Units on a continuous basis to the public. The Units will be offered and sold by Mr. Byrne, the sole officer of the General Partner, pursuant to the exemption from broker-dealer registration under Rule 3a4-1 of the Exchange Act. In the future, after satisfying any applicable issuer-agent registration requirements, we may ask other associated persons of the Partnership to offer and sell the Units. Neither Mr. Byrne nor any other associated person who offers or sells Units will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units.We may also elect to use the services of a Registered Investment Advisor and thus, intend to offer a 2% discount for such purchases . We intend on raising a minimum of a $1,000,000 prior to deploying funds for loans. See “PLAN OF DISTRIBUTION” on page 70 .

Limited Liability of Limited Partners	The liability of a holder of a Unit for the acts and obligations of the Partnership is limited to the amount paid for that Unit plus any accrued but unpaid distributions.
Indemnification of Control Persons
Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Byrne and the Directors of the General Partner, are entitled to indemnification by the Partnership for certain damages they suffer in connection with the provision of services to us in their official capacities. See “INDEMNIFICATION OF CONTROL PERSONS” on page 34 .

Book Entry Form	The Units will be issued in book entry form only. We do not intend to issue any certificates.
Risk Factors
Purchasing Units involves certain risks, including, without limitation, the lack of liquidity and marketability of the Units, the absence of any sinking fund to pay dividends or amounts due upon redemption, our ability to use the proceeds from this offering to pay dividends on Units and redeem Units, our right to redeem Units at any time, limited operating history, and our management’s lack of experience running a public company. You should carefully review the risks described in this prospectus beginning on page 12 under the heading “RISK FACTORS”.

Selected Financial Data

The following table presents selected financial data regarding the business of the Partnership. The information in the following table should be reviewed together with the more detailed financial statements and the section entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” contained elsewhere in the Prospectus.

Financial Summary

	For the period ending July 31, 2012	From inception April 18, 2012 to April 30, 2012
Statement of Operations
Revenues
Expenses	(48)	(17,000)
Net Loss	(48)	(17,000)

	As of	As of
	July 31, 2012	April 30, 2012
Balance Sheet
Total assets	1,938	2,000
Total liabilities		0
Shareholders' equity	1,938	2,000

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUPS ACT

We are an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. We would lose our emerging growth status if we were to exceed $1,000,000,000 in gross revenues. We are not sure this will ever take place.

Because we are an emerging growth company, we have the exemption from Section 404(b) of Sarbanes-Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934. Under Section 404(b), we are now exempt from the internal control assessment required by subsection (a), that requires each registered public accounting firm that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer. We are also will not be required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives so long as we continue to operate as a emerging growth company.

We hereby elect to use the extended transition period for complying with new or reviesed accounting standards under Section 102(b)(1).

RISK FACTORS

Your investment in the Units involves certain risks. In addition to the other information in this prospectus, you should carefully consider the risks described below and all the information contained in this prospectus before deciding whether to purchase any of the Units.

Risks Related to the Units and the Offering

We are a development stage company organized in April 2012 and have recently commenced operations, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues, thus potential investors have a high probability of losing their investment. Our auditor’s have substantial doubt about our ability to continue as a going concern. Additionally, our auditor’s report reflects the fact that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of Units and, ultimately the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment.

We were incorporated in April 2102. As a result of our start-up operations we have; (i) generated no revenues, (ii) accumulated deficits of $17,000 from inceptiondue to organizational and start-up activities, business plan development, and professional fees since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our loan products, the level of our competition and our ability to attract and maintain key management and employees. Additionally, our auditor’s report reflects that the ability of the Company to continue as a going concern is dependent upon its ability to raise additional capital from the sale of Units and, ultimately, the achievement of significant operating revenues. If we are unable to continue as a going concern, you will lose your investment. You should not invest in this offering unless you can afford to lose your entire investment.

The Units are not insured against loss by the FDIC or any governmental agency, so you could lose your entire investment.

The Units are not bank deposits and neither the Federal Deposit Insurance Corporation nor any other governmental or private agency insures the Units. Our ability to redeem the Units and pay any dividends on the Units depends solely upon our earnings, our working capital and other sources of liquidity available to us. If these payment sources are inadequate, you could lose your entire investment.

The Units lack liquidity and marketability and you may not transfer a Unit without our consent. Accordingly, you may not be able to freely sell or transfer your Units or easily use them as collateral for a loan.

There is no public market for the Units and management does not anticipate that any market will develop in the foreseeable future. As a result, you may not be able to freely sell or transfer your Units or easily use them as collateral for a loan. Your ability to sell a Unit depends in part on the presence in the marketplace of a willing buyer. Moreover, Units may not be transferred without our prior written consent and without complying with federal and state securities laws. Due to these factors, there can be no assurance that you will be able to sell your Units, even if we permit a transfer, at prices or times desirable to you. We have developed a limited Repurchase Program which has been discussed on page 54, however, this Repurchase Program may only be used in limited circumstances.

We do not set aside funds in a sinking fund to pay dividends or redeem the Units, so you must rely on our revenues from operations and other sources of funding for dividends and redemption payments. These sources may not be sufficient to meet these obligations.

We do not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay dividends on or redeem the Units at the end of the applicable Non-Redemption Period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for dividend payments and payments upon redemption. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund required distributions to you. Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Units is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt repayment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

Our management team will have broad discretion over the allocation of the proceeds from the offering, and you could lose your entire investment if management invests our funds in unsuccessful initiatives.

Our management team will have broad discretion in determining how the proceeds from this offering will be used, and you will be relying on the judgment of our management team regarding the application of these proceeds. Management’s allocation of the net proceeds will affect how our business grows. It is possible that our management team may not apply the net proceeds of this offering in ways that result in the successful growth of the Partnership, yield a significant return on any investment of the net proceeds, and/or increase the value of your investment. See the section of this prospectus entitled “USE OF PROCEEDS”.

We may use the proceeds from this offering to pay dividends on or redeem Units, which would reduce the amount of funds available to make loans and grow our business.

In exercising its discretion with respect to the use of the proceeds from this offering, our management may choose to use proceeds, rather than net income from operations, to pay dividends on outstanding Units or to redeem outstanding Units. The use of proceeds for these purposes would reduce the cash available to make loans and otherwise fund operations. Because our net income will depend in large part on our ability to make loans, the use of proceeds from this offering to pay dividends or redeem Units could adversely impact our financial condition and results of operations.

We have the right to make a mandatory call of the Units, so you may earn less return on your investment than originally expected.

We may redeem your Units from you at any time without penalty. If we choose to redeem your Units, we will be required only to return your original investment amount plus any unpaid dividends that have accrued on your Units. After redemption, you may not be able to re-invest your funds with us or elsewhere at comparable rates and, therefore, may earn less than you expected to earn at the time of your investment.

We may incur future debt that could reduce our profits and impair our ability to pay dividends or redeem the Units.

To fund future operations, we may need to incur substantial debt in the future. The terms of the Units as set forth in our Limited Partnership Agreement do not prohibit us from doing so. Your right to receive distributions on the Units, including dividend payments and payments upon redemption, is junior to the right of our general creditors to receive payment from us on our indebtedness. The risks described below will be magnified if and as we incur new debt. Our indebtedness could have important consequences to you. For example, it could:

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to obtain additional financing;

•
require the dedication of a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, thereby reducing the availability of such cash flow to fund our growth strategy, working capital, capital expenditures and other general corporate purposes;

•	increase our vulnerability to interest rate increases if future debt must be incurred at interest rates that are higher than current rates;

•	limit our flexibility to plan for, or react to, changes in our business and the industry;

•	place us at a competitive disadvantage relative to competitors with less debt;

•	limit our ability to pay a return on your Units; and/or

•	make it difficult or impossible for us to redeem your Units at the end of your Non-Redemption Period if you elect not to continue your investment.

A change in market interest rates may reduce our profits and impair our ability to pay dividends or redeem the Units.

Rapid changes, either upward or downward, in interest rates may adversely affect our profits. Any future decline in interest rates may lower our profitability. Any future rise in interest rates may:

•	reduce customer demand for our loans;

•	change loan prepayment rates;

•	increase our cost of funds;

•	increase the possibility of redemption requests; and/or

•	limit our access to borrowings in the capital markets.

Risks Related to Our Business

Our management team has no experience managing a public company, which increases the risk that we will be unable to fully comply with the reporting, control and other requirements imposed under the Exchange Act.

Following this offering, we will be required to comply with rigorous reporting and compliance obligations. In particular, but without limitation, we will be required to file periodic and other reports under the Exchange Act and to establish and maintain effective disclosure controls and internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002. The Directors of the General Partner have no experience in managing a company that is subject to these requirements. The standards that must be met for management to assess the effectiveness of disclosure controls and internal control over financial reporting are complex and require significant documentation, testing and possible remediation. Accordingly, we may encounter problems or delays in completing activities necessary to establish effective controls and/or to make an assessment of those controls. If we cannot assess our internal control over financial reporting to determine whether it is effective, provide adequate disclosure controls, or implement sufficient control procedures, investor confidence and our value may be negatively impacted.

The Partnership has a limited operating history on which to base an evaluation of an investment in the Units. Our future growth and profits may not equal or exceed our growth or profits in prior periods.

Prior to its formation, the business of the Partnership was conducted through CapSource, Inc. CapSource, Inc. is the General Partner of the Partnership. Thus, the Partnership is the successor to the business conducted by CapSource, Inc. The Partnership is newly formed and has not yet commenced operations and therefore, our prospects must be considered in light of the risks and uncertainties encountered by companies in the early stages of development. Because the Partnership has a relatively short operating history, you should not assume that our future results, whether in the near term or over an extended period of time, will be consistent with our historical results. In evaluating an investment, you should consider the performance of others in the lending arena, both on a long-term basis and over the period of our operating history. Moreover, investors should consider the fact that we have not made any Loans to date. We cannot predict with any certainty whether our loan programs will be successful and/or how its implementation will impact our future financial condition or operating performance.

Our underwriting standards and procedures are more lenient than those used by conventional lenders, which exposes us to a greater risk of loss than conventional lenders face.

Our underwriting standards and procedures are more lenient than conventional lenders in that we may not require our borrowers to meet the credit standards that conventional mortgage lenders impose, which may create additional risks to your investment. We approve mortgage loans more quickly than other mortgage lenders. Generally, we will not spend more than 30 days assessing the character and credit history of a borrower. Due to the nature of loan approvals, there is a risk that the credit inquiry we perform will not reveal all material facts pertaining to the borrower and the collateral securing the loan. Furthermore, when the needs of the borrower dictate, we may spend substantially less than 30 days to evaluate loan opportunities. These factors may increase the risk that our borrowers will default under their loans, which may impair our ability to make timely dividends to you and which may reduce the amount we have available to distribute to you. Furthermore, our assessment of the quality of the mortgage loans we originate may be inaccurate. An incorrect analysis with respect to one or more of our loans could have a materially adverse impact on our profitability and our ability to make the cumulative dividends. Additionally, if our analysis is wrong with respect to a loan and we are forced to proceed against the collateral securing that loan, we may not recover the full amount outstanding under the loan. The foregoing factors could cause you to lose all or part of your investment.

Our underwriting standards create a greater risk for limited partners as we do not require very high FICO score, Debt to Income ratios, and we are more lenient on loan to value ratios than a typical underwriting at a typical lending institution might be.

As stated previously, we do not have the same underwriting criteria as a typical lending institution. Our underwriting criteria is much more lax. In summary, our underwriting criteria will be as follows:

1.)	We will require a FICO score of 600 or greater
2.)	We will loan out on properties between $100,000 and up to $8,000,000
3.)	Terms of loans will be six months to eighteen months for properties in need of rehabd and then for sale.
4.)	We will loan up to 36 months on properties without the need of rehab
5.)	We will require a loan to value based on “after repaired value” of 65% but will consider those borrowers with excellent credit and history to 80%.
6.)	We will require a written history and experience from the borrower of previous rehabs and investment purchases for review by our Board of Directors which will also act as our underwriting.
7.)	All loans must be unanimously approved by the Board of Directors.
8.)	We will require a physical inspection of the property and/or inspection of comparable data for similarly situated properties.
9.)	We will require all third party reports prepared at the expense of the Borrower.
10.)	We will review the Borrower’s borrowing history with us

This underwriting criteria can present a higher default rate which is why we will charge a higher interest rate than that of a typical lender. However, it should be noted that we intend to charge less than other hard money lenders in order to stay competitive with both banks and hard money lenders. Therefore, we are at risk of not having high profit margins or any profits at all if we do not manage our risks appropriately and charge appropriate interest rates.

Our assessment of the quality of loans we originate and acquire may be inaccurate, which may lead to more losses on our loans that anticipated.

Before we originate loans, we evaluate them to determine whether they are suitable for our portfolio. Our initial evaluation of the loans may be flawed and actual results may be different than expected, which, if unfavorable, could adversely affect our financial condition and results of operations. Moreover, our loans are secured by real estate and our credit decisions will be based, in part, on our valuation of that real estate. If the valuation techniques employed by us, or third parties on whom we rely, are flawed, then our loan loss percentage could increase, which could adversely affect our profitability. See the section of this prospectus entitled “OUR BUSINESS” under the headings “Lending Activities” and “Allowance for Loan Losses” for further information.

Our borrowers may fail to repay their loans, which may reduce our profits and impair our ability to pay dividends or redeem the Units.

Other than interest earned on funds invested in bonds, bank certificates of deposit and money market accounts pending the use for loans, all of our income will be generated from our lending business. Thus, the primary risk associated with our business is that persons to whom we loan money will fail to repay their loans or will fail to make timely payments to us. We currently do not have any loans placed. We consider numerous factors when deciding whether to call a loan or allow a defaulting borrower to continue working through his or her problems while a loan is in default – primarily, the value of the collateral and the amount of the debt, and the plan of the defaulting borrower to repay the debt. In addition, we consider the costs and burdens that would be occasioned by calling the loan, such as bringing suit and/or foreclosing on collateral. There can be no guarantee that our policy of periodically working with defaulting borrowers rather than pursuing collection will not ultimately result in the need to pursue collection or make it less likely that we will not ultimately realize a loss with respect to these loans. It is impossible to predict whether one of our borrowers will default or what impact any one borrower’s default may have on our business.

Some of our borrowers have experienced increasing difficulty in obtaining permanent financing which may reduce our profits

Many of our borrowers rely on permanent financing from institutional lenders to repay the Short-Term Loans. Due to the volatility in the real estate market and the tightening of the credit markets, our borrowers have experienced increasing difficulty in obtaining such permanent financing. This delay could prevent us from making new loans with those funds and collecting fees from the new loans, which would lower our profitability. In addition, a borrower who has failed, or fails in the future, to obtain permanent financing may default on the loans, which would also lower our profitability.

Changes in the economic conditions in our lending areas could have a material and adverse impact on our financial condition, the ability of our borrowers to repay their loans and the value of the real estate and other collateral securing those loans.

Any negative changes that arise in the economy and/or real estate market of the areas in which we make and sell loans could have a material and adverse impact on our net income, the ability of our borrowers to make payments under their loans, and any recovery we can obtain by proceeding against the collateral securing those loans, all of which would reduce our ability to pay our debts as they come due. The national and local real estate economies have significantly weakened during the past two years. As a result, real estate values across the country have decreased, in some cases by substantial amounts, and the general availability of credit, especially credit secured by real estate, has significantly decreased. These conditions have made it more difficult for real estate owners and owners of loans secured by real estate to sell their assets at the times and at the prices they desire. If we are forced to foreclose on real property securing our loans, there can be no guarantee that we will be able to sell the foreclosed property at the times or at the prices we desire. Our cash flows and net income could be materially and adversely impacted if we are forced to hold such real property for an extended period of time or if we are forced to sell such real property at a loss, which could limit our ability to grow or sustain our business and/or make distributions on your Units. See “Liquidity and Capital Resources” in the section of this prospectus entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” for further information about this risk.

Our use and estimate of the after renovated value of a property underlying a loan may increase the risk that we may not be able to fully collect the amounts due under that loan.

Traditional commercial lenders in our market area typically limit loan amounts to a percentage of the estimated market value of the property securing the loan at the time a loan is made. When we make a loan, the loan-to-value ratio is based on what we believe the value of the property will be once the project is developed in accordance with the borrower’s renovation and development plan. We refer to this value as the ARV, or after renovated value, and our loans generally have a LTV of no more than 80%. In each case, the LTV is based both on external sources of information, such as third-party valuations of the unrenovated property, and on our subjective valuation of the property. Our beliefs are based on various factors that are unpredictable, such as the current real estate market, the materials to be used in the renovation, and our review of comparables among other completed projects in the market area. Our estimate of the ARV may prove to be inaccurate, such that the value of our collateral is less than what we anticipated. Moreover, a borrower may fail to develop (or fully develop) a property, which could also cause the value of our collateral to be less than what we anticipated. In such cases, if a borrower were to default under a Loan and/or we were forced to foreclose on the property securing a loan, we may not recover the full amount owed to us and our allowance for loan losses may prove to be insufficient to absorb our actual losses. Accordingly, our use of the ARV to establish the loan-to-value ratio, as opposed to using the value of the undeveloped property, increases the risks associated with our lending business, which, if realized, could materially and adversely impact our financial condition and results of operations.

Most of the loans we make will have a balloon payment feature, which presents additional risks to investors and could have a material and adverse impact on our financial condition.

We anticipate that 90% to 100% of our Loans will have “balloon payment” features. A loan with a balloon payment feature contemplates a large payment of principal at the maturity of the loan, with small or no principal payments during the term of the loan. Loans with balloon payment features are riskier than loans with regular scheduled payments of principal because the borrower’s ability to repay the loan at maturity generally depends on its ability to refinance the loan or sell the underlying property at a price that equals or exceeds the amount due under the loan. There are no specific criteria used to evaluate the credit quality of borrowers for mortgage loans with balloon payment features. Furthermore, a substantial period of time may elapse between the time the loan is made and the time the loan matures, and the borrower’s financial condition at those times may significantly change. As a result, there can be no assurance that our borrowers will have sufficient resources to make balloon payments when due.

Our remedies for collecting on a defaulted loan may be inadequate, which may lead to more losses on our loans and impair our ability to pay dividends or redeem the Units.

We may fail to collect funds from originated and acquired loans. Our ability to fully recover amounts due under the originated and acquired loans may be adversely affected by, among other things:

•	the financial distress or failure of our borrowers;

•	adverse changes in the values of the real estate or other property pledged to secure our loans;

•	our purchase of fraudulent loans;

•	misrepresentations made to us by a broker, bank or other lender from whom we acquire a loan;

•	third-party disputes; and/or

•	third-party claims with respect to security interests.

These potential future losses may be significant, may vary from current estimates or historical results and could exceed the amount of our reserves for loan losses. We do not maintain insurance covering such losses. In addition, the amount of the provision for loan losses may be either greater or less than actual future write-offs of the loans relating to that provision. Any of these events could have a materially adverse effect on our business. See “Allowance for Loan Losses” in the section of this prospectus entitled “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” for further information about this risk.

There are risks associated with taking a security interest in real property, and the realization of these risks could have a material and adverse impact on our financial condition and results of operations.

Our loan portfolio is and will be secured by real property. If a borrower defaults under a loan in our portfolio, we may have to foreclose on and take possession of the real estate collateral to protect our financial interest in the loan. In that case, various factors could cause us to realize less than we anticipated or otherwise impose burdens on us that would reduce our profits. These factors include, without limitation, fluctuations in property values, occupancy rates, variations in rental schedules and operating expenses. In addition, owning and selling foreclosed property may present additional considerations, including:

•
To facilitate a sale of the property on which we foreclose, it may be necessary for us to finance all or a portion of the purchase price for the buyer of the property. In such cases, we will not receive the sale price immediately but will have to rely on the purchaser’s ability to repay the loan, which ability is subject to the same repayment risks that are applicable to any other borrower, as discussed elsewhere in this prospectus.

•
There is a risk that hazardous or toxic substances could be found on properties that we take back in foreclosure. If hazardous or toxic substances are found, we may be liable for remediation costs, as well as for personal injury and property damage. Environmental laws may require us to incur substantial expenses and may materially reduce the affected property’s value or limit our ability to use or sell the affected property. Any environmental review we undertake before taking title under any foreclosure action on real property may not be sufficient to detect all potential environmental hazards. The remediation costs and any other financial liabilities associated with an environmental hazard could have a material adverse effect on our financial condition and results of operations.

•
We may become liable to third persons in excess of the limits covered by insurance to the extent such person or person’s property is injured or damaged while on property acquired by us through foreclosure.

We may have difficulty protecting our rights as a lender, which may impair our ability to continue making loans and could have a material adverse impact on our financial condition.

The rights of our borrowers and other lenders may limit our realization of the benefits of our loans. For example:

•	Judicial foreclosure is subject to the delays of protracted litigation, and our collateral may deteriorate and/or decrease in value during any delay in foreclosing on it;

•	A borrower’s right of redemption during foreclosure proceedings can deter the sale of our collateral and can require us to manage the property for a period of time;

•	The rights of senior or junior secured parties in the same property can create procedural hurdles for us when we foreclose on collateral;

•	To the extent we assign as collateral one or more of our loans to other lenders, those other lenders will have a prior claim on any foreclosure proceeds;

•	We may not be able to pursue deficiency judgments after we foreclose on collateral;

•	Federal bankruptcy law can prevent us from pursuing any actions, regardless of the progress in any of these suits or proceedings; and/or

•
At or near the end of foreclosure proceedings, a borrower will sometimes file bankruptcy to further delay the Partnership’s efforts to take ownership of the real estate collateral. Depending on the circumstances, a bankruptcy can take six to twenty-four months or more to resolve. Further, the more equity a borrower has in a property, the greater the chances that the court will grant the borrower additional time for protection from foreclosure action.

It should be noted that we currently do not hold any assets. We currently do not have any revenue.

We plan to have our lending activities to take place in the southwestern United States; events in the regions where we may lend may have a material adverse effect on our financial condition and results of operations.

Our success depends in large part on the general economic conditions of the areas in which we lend, specifically the southwestern United States. The local economic conditions in the area will have a significant impact on the demand for Loans as well as the ability of our borrowers to repay their loans, the value of the collateral securing loans and the stability of our funding sources. A significant decline in general economic conditions, caused by inflation, recession, acts of terrorism, outbreak of hostilities or other international or domestic occurrences, unemployment, changes in securities markets or other factors could impact these local economic conditions and, in turn, have a material adverse effect on our financial condition and results of operations.

We may not be able to profit from our loans as expected, which could impair our ability to pay dividends or redeem the Units.

We anticipate that most of our future revenues will be generated from our lending activities. Accordingly, we will need to reinvest proceeds from loan payoffs and to invest capital received from the sale of the Units in new Loans. We currently have not earned any revenues or profits. If we fail to sustain a profitable level of loan originations, our financial condition and results of operations could be significantly and adversely affected. Our ability to sustain a profitable level of loan originations will depend upon a variety of factors outside our control, including interest rates, economic conditions in our primary market areas, decline in real estate values, competition; and/or regulatory restrictions. We currently do not have any revenues or assets.

Changes in federal and state regulation of commercial lenders could impose significant burdens on us, which could adversely impact on our financial condition.

Our current lending business does not require us to be licensed as a lender under federal or state laws. CapSource. Inc., our General Partner, is licensed as a mortgage broker with the Nevada Mortgage Lending Division and under the Nationwide Mortgage Licensing System and Registry (NMLS). We are subject to various laws that affect the lending business, such as laws relating to taking security interests in real estate, foreclosing on real estate, and limits on interest and usury. In the future, we may be found to have violated these laws, which could, among other things, subject us to regulatory scrutiny and/or actions, cause us to lose money on our loans and the underlying real estate, and cause us to lose priority with respect to underlying real estate. Moreover, the lending industry has been subjected to significant governmental scrutiny over the past two years and it is possible that the U.S. Congress and/or state legislatures may adopt additional laws, including licensing laws, to govern commercial lenders like us. A failure by us to qualify for any such license or to comply with such new requirements could subject us to additional regulatory scrutiny and/or an inability to continue our lending business. These risks, if realized, could have a materially adverse effect on our financial condition and results of operations.

We are subject to regulatory and public policy risks, which could affect the values of the properties that secure our loans.

Decisions of federal, state and local authorities may affect the values of properties that secure our loans. Examples of these decisions include, without limitation, zoning changes, revocation or denial of sanitation, utility and building permits, condemnations, relocations of public roadways, changes in municipal boundaries, changes in land use plans, modifications of parking or access requirements, and changes in permitted uses. Also, shifts in public policy reflected by courts, legislatures or other regulatory authorities may affect provisions of security documents and make realization upon the collateral more time-consuming and expensive. Any of these decisions or changes could cause us to recognize a loss on property securing a loan, which could adversely affect our financial condition and results of operations.

We face significant competition for loans, which could have a material adverse impact on our financial condition.

The market for construction loans is highly competitive. In our lending business, we compete with banks, credit unions, other mortgage banking firms, and several other types of financial institutions (many of which may have greater name recognition than us). Our competitors could provide a competitive challenge to us by, for example, offering lower rates and better terms to our potential borrowers. Significant competition challenges could have a material and adverse impact on our financial condition.

Our success is dependent in part on our senior management, and the loss of the services of senior management could disrupt our operations.

We are a limited lioabilitypartnership under Nevada law, and our General Partner is Capsource, Inc., a Nevada corporation. The Chief Executive Officer and President of our General Partner is Stephen Byrne. Pursuant to our Limited Partnership Agreement, the General Partner, and, therefore, Mr. Byrne, essentially has complete control over our day-to-day operations. Accordingly, our future success and the success of investors will depend, in large part, on the continued services and experience of Mr. Byrne. We depend on the services of Mr. Byrne to, among other things, continue our growth strategies and maintain and develop our client relationships. The loss of Mr. Byrne’s services would disrupt our operations and would delay our planned growth while we worked to replace him. We do not have in place any policy of “key person” life insurance on the life Mr. Byrne and we do not have a succession plan in place.

Our Limited Partnership Agreement requires us to indemnify the General Partner and its affiliates for claims related to actions taken on behalf of the Partnership.

Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Byrne, are entitled to indemnification by the Partnership for all damages, claims, liabilities, judgments, fines, penalties, charges, and similar items incurred in connection with defending any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was acting for or on behalf of the Partnership unless such liability is finally found by a court of competent jurisdiction to have resulted primarily from the indemnified party’s bad faith, gross negligence or intentional misconduct, or material breach of the Limited Partnership Agreement. Nevada law prohibits indemnification unless it is shown that the person to be indemnified (i) acted in good faith, (ii) reasonably believed its actions to be in or not opposed to the best interests of the Partnership, (iii) did not actually receive an improper personal benefit in money, property, or services, and (iv) in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to these persons, pursuant to the foregoing provisions or otherwise, the SEC is of the opinion that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Our indemnification obligations may require us to use our cash resources to indemnify rather than to pay general operating expenses, dividends on the Units and amounts due upon redemption of Units.

Some of our affiliates may invest in the Units, which may create conflicts of interest.

As of the date of this prospectus, neither the equity owners nor the directors of our General Partner, nor any of their related interests, hold any Units. It is expected that the individuals of our Management, Steve Byrne, Andrew Jolley, and Greg Herlean will all invest a minimum of $50,000 in the units offered herein with a maximum of 25,000 units to be sold to these individuals. While investment in the Units by our affiliates may align their interests with those of other investors, it could also create conflicts of interest by influencing management’s actions during times of financial difficulties. For example, the fact that persons related to our management may hold Units, and the number of Units they hold, could influence the General Partner’s decision to pay dividends on Units at a time or times when it would be prudent to use our cash resources to build capital, pay down outstanding obligations, or grow our business. There may be other situations not presently foreseeable in which the ownership of Units by related persons may create conflicts of interest. These conflicts of interest could result in action or inaction by management that is adverse to other holders of the Units.

The directors of the General Partner are not prohibited from engaging in other business ventures, which may create conflicts of interest.

Our Limited Partnership Agreement permits the General Partner and any limited partner to directly engage in any other business ventures and activities, even if those ventures and activities compete with the Partnership. We anticipate that some of the directors of our General Partner may invest in Units. The fact that limited partners may engage in ventures that compete with us could create a conflict of interest between our affiliates and the Partnership because these persons may choose to directly seize upon business opportunities from which the Partnership could benefit if those opportunities were instead made available to the Partnership. Neither we nor any limited partner has any rights with respect to any such ventures and activities or the income or profits derived therefrom, so this conflict of interest could result in the Partnership earning less profit than would be the case if our affiliates were required to first present favorable business opportunities to the Partnership. Additionally, because the General Partner has sole discretion with respect to the Partnership’s cash resources, including the proceeds from this offering, the General Partner may choose to invest our funds in companies or other ventures in which the General Partner and/or our affiliates have a financial interest. Again, neither we nor any limited partner will have any rights to the income or profits derived by those companies or other ventures using our funds (except to the extent our funds represent an equity or similar investment in those companies or ventures).

The exemption from the Investment Company Act may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability.

At all times we intend to conduct our business so as to fall within the exemption from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act of 1940, as amended (referred to in this prospectus as the “1940 Act”). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate”. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate-type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable, or could require us to dispose of investments that we might prefer to retain. If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial condition and results of operations in future periods.

Federal Income Tax Risks

The Internal Revenue Service may challenge our characterization of material tax aspects of your investment in the Units.

An investment in Units involves material income tax risks which are discussed in detail in the section of this prospectus entitled “MATERIAL FEDERAL INCOME TAX CONSIDERATIONS” starting on page 44. You are urged to consult with your own tax advisor with respect to the federal, state, local and foreign tax considerations of an investment in our Units. We will not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this prospectus, if contested, would be sustained by any court. In addition, our legal counsel is unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this prospectus, including whether we will be characterized as a “dealer” so that sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as a tax shelter under the Internal Revenue Code. Our counsel also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

You may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

As a limited partner of the Partnership, you will be required to report your allocable share of our taxable income on your personal income tax return regardless of whether you have received any cash distributions from us. It is possible that your Units will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

We could be characterized as a publicly traded partnership, which would have an adverse tax effect on you.

If the Internal Revenue Service were to classify us as a publicly traded partnership, we could be taxable as a corporation, and distributions made to you could be treated as portfolio income to you rather than passive income. We cannot assure you that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be treated as a publicly traded partnership due to the following factors:

•	the complex nature of the Internal Revenue Service safe harbors;

•	the lack of interpretive guidance with respect to such provisions; and

•	the fact that any determination in this regard will necessarily be based upon facts that have not yet occurred.

You may not be able to benefit from any tax losses that are allocated to your Units.

Units will be allocated their pro rata share of our tax losses. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income”, which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Accordingly, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

The Internal Revenue Service may challenge our allocations of profit and loss, and any reallocation of items of income deduction and credit could reduce anticipated tax benefits.

We believe that partnership items of income, gain, loss, deduction and credit will be allocated among our General Partner and our limited partners substantially in accordance with the allocation provisions of our Limited Partnership Agreement. We cannot assure you, however, that the Internal Revenue Service will not successfully challenge the allocations in the Limited Partnership Agreement and reallocate items of income, gain, loss, deduction and credit in a manner that reduces anticipated tax benefits. The tax rules applicable to allocation of items of taxable income and loss are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will depend upon facts that will occur in the future and that cannot be predicted with certainty or completely controlled by us. If the allocations we use are not recognized, you could be required to report greater taxable income or less taxable loss with respect to an investment in the Units and, as a result, pay more tax and associated interest and penalties. You might also be required to incur the costs of amending your individual returns if our allocations are subsequently challenged by the Internal Revenue Service.

We may be audited, which could subject you to additional tax, interest and penalties.

Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of us could result in an audit of your tax return. The results of any such audit may require adjustments of items unrelated to your investment in us, in addition to adjustments to various partnership items. In the event of any such audit or adjustments, you might incur attorneys’ fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all partnership items will generally be determined at the partnership level in a single proceeding rather than in separate proceedings with each partner, and our General Partner is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our General Partner may choose to extend the statute of limitations as to all partners and, in certain circumstances, may bind the partners to a settlement with the Internal Revenue Service. Further, our General Partner may cause us to elect to be treated as an electing large partnership. If it does, we could take advantage of simplified flow-through reporting of partnership items. Adjustments to partnership items would continue to be determined at the partnership level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate. Our General Partner will have the discretion in such circumstances either to pass along any such adjustments to the partners or to bear such adjustments at the partnership level.

State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own properties acquired through foreclosure may impose income taxes upon your share of our taxable income allocable to any partnership property located in that state. Many states have implemented or are implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the partnership of properties in those states. In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Units.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Units. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a limited partner. Any such changes could have an adverse effect on an investment in our Units or on the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Units and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in our Units.

We have elevated to use the extended transition period for complying with new or revised accounting standards under Section 102(b) (1).

Because we have elected to extend our compliance with new or revised accounting standards under Section 102(b)(1), we may have different effective dates that apply to public and private companies. As a result, our financial statements may not be comparable to companiesthat comply with public company effective dates.

USE OF PROCEEDS

We intend to use the majority of the proceeds from this offering to pay our offering expenses and make Loans. We intend to use the remainder of the proceeds for our general corporate purposes. The following table sets forth the manner in which we currently intend to allocate and use the proceeds, assuming that we sell all 25,000 Units:

Use of Proceeds	Minimum Amount	% of Total	Maximum Amount	% of Total
Gross Offering Proceeds	$1,000,000	100.00%	$25,000,000	100.00%
Public Offering Expenses(1)
Discounts and Commissions (2)	$100,000	10.00%	$250,000	10.00%
Legal Fees (3)	$0	0.00%	$0	0.00%
Accounting Fees (3)	$0	0.00%	$0	0.00%
Blue Sky and SEC Filing Fees (3)	$0	0.00%	$0	0.00%
Printing and Other Fees (3)	$0	0.00%	$0	0.00%
Funding of Loans	$890,000	89.00%	$24,700,000	98.80%
Working Capital Reserves	$10,000	1.00%	$50,000	0.20%

(1)	Estimated amounts.
(2)
Based on our ESTIMATED maximum amounts of  10% commission paid to licensed broker dealers of which we currently have no agreements. We may also provide up to a 2% discount for sales via Registered Investment Advisers. We do not expect to pay a commission of this amount for the sale of all securities, but in an effort to provide conservative estimates, we have used our estimated, maximum commission rate of 10% for the sale of all the securities offered herein to estimate our Use of Proceeds.

(3)
The General Partner has borne the expenses for this offering and will not be seeking reimbursement. The General Partner is committed to providing the funds for our costs associated with completing this offering and providing legal, accounting, and our filing expenses. Our expenses for offering expenses are estimated as follows: $25,000 for legal; $10,000 for accounting, $5,000 for blue sky and sec filing fees, and $5,000 for printing and other fees.

The actual allocation of proceeds from this offering will be at the discretion of the General Partner. Accordingly, the General Partner may choose to deviate from the allocations set forth above by applying them in different proportions and/or for different purposes. For example, depending on the circumstances, the General Partner may choose to redeem more of our outstanding participation interests than set forth above and/or to allocate more of the proceeds to pay dividends on or redeem outstanding Units.

The General Partner is committed to raising a minimum of $1,000,000 prior to deploying funds for any purpose. It is the intent of the general partner to set up a separate escrow account to deposit funds up to $1,000,000. However, it should be noted, that funds deposited into the escrow account shall not accrue any distributions or dividends and will not begin accruing distributions or dividends until such funds are released to the Partnership’s corporate account and the individual investor then becomes a limited partner in the Partnership. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

CapSourceFund I, LLPis a development stage company incorporated in the State of Nevada in April of 2012. We were formed to engage in the business of lending funds to real estate developers looking to acquire, rehab, and perhaps rent single family, multifamily, office buildings, and hotels.

Since our inception on April 18, 2012 to April 30, 2012, we have not generated any revenues and have incurred a net loss of for the period ended April 30, 2012 of $17,000. For the three months ended July 31, 2012, we had no activities except funding our bank account with $110 and paying fees of $48 for bank service charges. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from property revenue will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

In the event we are only able to sell $1,000,000 of this offering, our minimum amount, we still believe we will be able to scale our operations successfully by locating appropriate sources of capital for our real estate acquisitions such as bank financing. We will also only seek properties requiring loans that we believe we can afford and will produce the most effective and safe yield. We may also look to our General Partner for additional capital.

We understand a lack of capital will limit our abilities to make Loans to real estate developers. Also, we understand that with the lack of capital comes a lack of negotiating leverage for the best real estate deals with the greatest security. Therefore, in the event we are unable to obtain sufficient capital, we may not realize the most lucrative loan placements.

Results of Operations

For the period ended April 30, 2012

There were no revenues for the period ended April 30, 2012. Expenses for the period ended April 30, 2012 were $17,000 and included expenses for professional fees, including the costs of our attorney and our auditor.

Liquidity and Capital Resources

The Partnership had no cash as of April 30, 2012 and only $62 as of July 31, 2012. We will need to raise additional funds in order to continue business. Expenses were paid from cash received from the sale of general partnership interests for a total of $15,000. The investigation of prospective financing candidates involves the expenditure of capital. The Partnership will likely have to look to our General Partner or to third parties for additional capital. It is the intent of our CEO and other management of our General Partner to each invest an additional $50,000 in exchange for Units. There can be no assurance that the Partnership will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses. We do not have any financing sources other than our General Partner’s intent to provide additional funding. If we do not sell enough Units we may not be able to carry out business plan. This is why we have elected to escrow a minimum of $1,000,000 prior to utilizing proceeds from this offering. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

In the past, our General Partner has provided any cash needed for operations, including any cash needed for this Offering. The General Partner intends to invest additional capital to pay the accounts payable and to cover any additional costs related to this Offering. This cash provided thus far has been considered paid in capital. The General Partner is not seeking reimbursement of these costs.

In the event that we are unable to raise a substantial amount of the proceeds through this offering, our General Partner will return any capital received by the Partnership from investors up to $1,000,000.

Equity Distribution to Management

Since our formation, we have raised capital through private sales of our general partnership interests to our General Partner. As of April 30, 2012, we have issued all of our general partner interests to CapSource, Inc., in exchange for cash of $15,000.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Account Policies

We have elected to use the extended transition period. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies, and, as a result of this election, our financialstatements may not be comparable to companies that comply with public company effective dates.

THE PARTNERSHIP

Overview

We are a newly formed Limited Liability Partnership in the state of Nevada. It is our intent to make short-term commercial loans to real estate developers for the purpose of financing the acquisition and rehabilitation of single-family homes, multifamily homes, office buildings and hotels. The Partnership does not intend on making any consumer loans. Our financing may be considered “hard money” financing or “bridge” financing for real estate developers.

We have not commenced any significant operations to carry out our business plan. To do date, we have not made any loans. Thus far, we have only performed those tasks related to our organization and development of our business plan. Upon receiving funding, we plan to carry out our business plan, as described below, of making hard money and bridge loans to real estate developers. Our General Partner, CapSource, Inc., has been in business since 1997 providing the same services and loan products herein described. Our General Partner is a licensed mortgage broker in the state of Nevada.

OUR BUSINESS

The Partnership’s primary business is making, holding and servicing short-term commercial loans to real estate developers for the purpose of financing the acquisition and rehabilitation of single-family, multi-family homes, hotels, and office buildingsthroughout the southwestern United States, where demand for housing is strong but institutional financing is generally not available.

It has been our experience that since late 2008, the number of banks and other institutional lenders willing to lend for the acquisition and rehabilitation of commercial and investment properties has decreased. Additionally, we believe based on our experience that in good markets and bad, banks and other institutional lenders tend not to lend money secured by any type of property, especially residential property, until the property is fully renovated and either rented or ready for purchase by an owner-occupant. Developers particularly rely on private lending sources such as the Partnership to fill the need for financing between the time a property is purchased and the time, after rehabilitation, when it is ready to be rented or sold. We believe that our loan products will fill a significant gap by providing much needed financing for areas with a growing need for such financing.

Although the demand for our loans is in part dependent on the strength of the national and local real estate markets, neither the quality nor the quantity of our loan opportunities appears to have been adversely affected by the recent downturn in the overall market.

Short-Term Loans

The majority of Short-Term Loans will be personally guaranteed by the borrower or borrowers or, if the borrower is an entity, the person with control of the borrower, and, we will generally insist are secured by a first lien on improved real estate. Short-Term Loans are not insured or guaranteed by any governmental agency, such as the U.S. Department of Housing and Urban Development’s Federal Housing Administration or the U.S. Department of Veterans Affairs. The personal guarantees are for the full amount of the loans and are unconditional. While all lending, including lending secured by first liens on real estate, can be risky, we attempt to minimize the risk by only lending against real estate with a value that we estimate to have an ARV of twenty to thirty percent higher than the loan amount. In order to insulate us from the risk of long term shifts in real estate values, the loans typically have short maturities, six to thirty-six months in most cases.

Interest rates on the Short-Term Loans will most likely range from 8% to 15%, with the average being approximately 9%. We propose to charge an origination fee of between 3% and 6% on Short-Term Loans, which amount is determined based on the term of the loan. We attempt to set our rates so that we are competitive with other private lenders making similar loans. The interest rates and points that we charge and collect on the Loans are subject to change based on various unpredictable factors, including the housing market, economic conditions, and governmental financial policy.

Our typical borrower is adeveloper with experience in renovating real estate and who will acquire and/or rehabilitate real estate in a safe, quality, code-compliant manner. Even when the loan-to-value ratio and other credit indicators are strong, we will not lend unless the borrower has prior renovation experience and has made a commitment to improve the property securing the Loan to modern standards. Almost all of our Loans are construction or rehabilitation loans which are drawn down as needed by the borrower, and therefore the face amount of the Loans is greater than the total amount we actually funded during that period.

Points

We impose origination fees and loan extension fees, sometimes called “points,” that are equal to a percentage of the loan amount (in the case of origination fees) or the outstanding loan balance (in the case of loan extensions). Typically, these points range from between 3% to 6%, depending on the length the loan is outstanding. The Partnership’s loans are generally short term, therefore, if the term of a loan is extended beyond its originally agreed term, points are charged to the borrower to compensate the Partnership for the missed opportunity to deploy that capital to a new loan for which points would have been charged.

Points are “non-interest income” and a vital and significant revenue source for the Partnership as this is how the General Partner will be paid as they will receive no other management fees.

Underwriting of Loans

We have developed internal underwriting standards and procedures to control the inherent risks relating to such loans. The procedures apply standards relating to approval limits, loan-to-value ratios, debt service coverage ratios, the skill and experience of the borrower, and other matters relevant to the loans and their collateral. We determine the skill and experience of the borrower by interviewing the borrower, reviewing referrals, and reviewing financial statements. We determine the loan-to-value ratio based on our estimate of the after-renovation value of the property, or ARV and/or the LTV based on current value. The Partnership has a policy of pursuing relationships with borrowers who are regularly in the business of purchasing and renovating residential, office, and hotel properties, so that much of the lending is with repeat customers with a demonstrated ability to perform loan obligations. Generally, the Partnership will not make loans secured by owner-occupied property or loans where the funds will be used for personal, household, or family purposes.

We concentrate on the ratio of the loan amount to the ARV when making a loan and attempt to ensure that this ratio be no greater than 80%. In doing so, we hope to protect ourselves in the event real estate values suffer significant declines. Generally, the value of property securing a Loan would have to decline more than 20% before we would suffer a loss upon the sale of that property after foreclosure (assuming we received the ARV upon such sale). We will primarily make loans in the southwestern United States, and we target loans to repeat borrowers and where the value of the real estate collateral is in the “average” range relative to other nearby properties. We favor loans of this kind for the following reasons: (i) these properties tend to experience smaller price declines when local real estate values deteriorate due to market conditions, (ii) because our loans are short term, typically six to thirty six months, there is less exposure to long term trends in the market, and (iii) because the collateral securing our loans, once renovated, tends to be in better than average condition in comparison to other properties in the neighborhood, we believe the properties are relatively more desirable than surrounding properties to potential renters and buyers.

We may also determine the creditworthiness of the borrowers in part by considering credit scores. Credit scores are determined by complex computer programs which take into consideration many factors. There are three companies that are the primary providers of credit reports and credit scores for individuals, and we generally obtain credit reports and/or credit scores from all three companies. Credit scores range from the 400’s to the 800’s, with the lower the credit score, the lower the creditworthiness of the individual. For all Loans, the credit score is one of several factors, along with ARV and the skill and experience of the borrower, which goes into the decision of whether to lend. The borrower, or principal owner of the borrower if an entity, should have a credit score of 600 to 800 (the highest score possible), although we prefer the credit score to be in the mid-600’s and above. Although credit scores are based on complicated algorithms and are imperfect indicators or creditworthiness, we use a score of 600 as the presumptive cutoff because that is the score that commercial lenders who make loans in our market area generally use as their cutoff. It should be stressed, however, that a borrower’s credit score is only one factor used to evaluate a loan proposal. We reserve the right to make loans irrespective of credit scores if we determine that the borrower’s circumstances warrant the loan. We would make such a determination only after a satisfactory complete review of the prospective borrower’s current financial information, experience on similar projects and any borrowing experience with us.

The General Partner’s Board of Directorsmust unanimously approve any loan between $100,000 and up to $8,000,000, averaging approximately $2,000,000 per.

We expect most of our loans will have terms between six (6) months and eighteen (18) months, but we may also lend for up to a period of 36 months secured by properties that have been recently rehabilitated and rented. Loans may be personally guaranteed by the individual borrower or, if the borrower is an entity, by the person with control of the borrower, and, with few exceptions, are secured by a first lien on the underlying real estate.

We have no internal appraisers and, as such, we rely upon multiple sources for the valuation of the property that is collateral for our loans. We consult multiple listing services to obtain comparable data. Additionally, the Partnership often lends for projects in areas in which the General Partner has prior lending experience, so we may look to the CEO of the General Partner for valuation assistance. Although we generally utilize the aforementioned resources that are available, no source is definitive and the General Partner can decide in its discretion whether the Partnership will make the loan. We require title and hazard insurance on the property for all mortgage loans and a recorded deed of trust or mortgage.

In summary, our underwriting criteria will be as follows:

11.)	We will require a FICO score of 600 or greater
12.)	We will loan out on properties between $100,000 and up to $8,000,000
13.)	Terms of loans will be six months to eighteen months for properties in need of rehabd and then for sale.
14.)	We will loan up to 36 months on properties without the need of rehab
15.)	We will require a loan to value based on “after repaired value” of 65% but will consider those borrowers with excellent credit and history to 80%.
16.)	We will require a written history and experience from the borrower of previous rehabs and investment purchases for review by our Board of Directors which will also act as our underwriting.
17.)	All loans must be unanimously approved by the Board of Directors.
18.)	We will require a physical inspection of the property and/or inspection of comparable data for similarly situated properties.
19.)	We will require all third party reports prepared at the expense of the Borrower.
20.)	We will review the Borrower’s borrowing history with us

By making smaller loans we also spread our risk among many small loans so that in the event we experience a loss, the loss does not have a significant impact on the capital or earnings of the Partnership. We intend to continue to limit our lending to projects which we believe will limit the possibilities of losses. If the borrower is unable to repay the loan at maturity of the loan we often negotiate with the borrower to either extend the loan (collecting additional points on the loan) or to sell the property. In order for us to facilitate a sale of the property it may be necessary to finance all or some portion of the purchase price for the buyer of the property. We do not intend to do any such financing, but it may be required for the loan to be repaid. We do not have general terms for such financing; such terms will be negotiated on a case by case basis with the intent to recover as much as possible of the outstanding loan.

Most conventional loans from conventional lending institutions such as banks, lend according to Fannie Mae guidelines. Fannie Mae has very much tightened their guidelines in the last several years. 1 For example, the new guidelines require a minimum of 700 or 720 credit score, proof of employment for the last 2 years, income for the past 3 years. Also, the underwriting requirements from traditional lending institutions require a 41% to 45% Debt to Income ratio. 2 Furthermore, often times, Fannie Mae will require that a property is habitable prior to lending. In many instances, especially in our rehabilitation loans, properties will not be habitable, which gives us a distinct advantage over traditional institutions. 3 We do not have any of these requirements or few of these requirements. Often times, traditional lending institutions take anywhere from 60 to 90 days to underwrite a loan. It takes them this much time because the underwriting process in many of these institutions is not streamlined or efficient and must go through many channels. 456 We believe our underwriting process will take less than 30 days in most cases.
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1 “Fannie Mae Makes New, Tougher Changes to Underwriting Guidelines.” http://aboutprivatemoneyloans.blogspot.com/2012/07/fannie-mae-makes-new-tougher-changes-to.html Retrieved September 14, 2012
2 “The Basics of Investment or Rental Property Mortgage Financing” http://www.mortgagesbymark.com/blog/for-real-estate-investors/the-basics-of-investment-or-rental-property-mortgage-financing/April 28, 2011 Retrieved September 14, 2012
3 “Fannie Mae Releases New Investment Property Requirements” http://www.realtytrac.com/content/news-and-opinion/fannie-revises-investment-property-guidelines--4719 Retrieved September 14, 2012
4“Vendor Seek” http://www.vendorseek.com/commercial-mortgage-faq.asp Retrieved September 14, 2012
5 “Commercial Loan Processing Time” http://www.c-loans.com/processing_time.html Retrieved September 14, 2012
6 “Limited Commercial Real Estate Loan” http://www.usbank.com/cgi_w/cfm/commercial_business/products_and_services/financing/real_estate_loan.cfm?
ecid=PS_3749&WT.mc_id=r3749&WT.srch=1&original_ref=http%3A%2F%2Fwww%2Egoogle%2Ecom%2Furl%3Fsa%3Dt%26rct%3Dj%26q%3D%26esrc%3Ds%26source%3Dweb%26cd%3D1%26ved%3D0CDIQFjAA%26url%3Dhttp%253A%252F%252Fwww%2Eusbank%2Ecom%252Fredirectcentral%2Ecfm%253Fredirectid%253D3749%26ei%3DSIlTUMjeHebIigLy0YHYBw%26usg%3DAFQjCNFiFaJtObbdqbK-s8LMkLQY-Lkmkw%26sig2%3D87UExJJTHCkRGFSSUd3OBg Retrieved September 14, 2012

Furthermore, compared to other hard money lenders that have similar business plans as ours, we charge less points and in some cases, lower interest rates. Although rates often depend on the lending climate,, it is our experience that many hard money lenders are able to charge as much as 15% and 5 points on their loan products. Hard money lenders are lenders that do not conform to bank standards, provide loans that are collateralized by real estate and are short term (relatively less than three years), and usually carry higher interest rates and points than conventional institutions such as banks. Higher interest rates are normally charged because there is a higher default rate since hard money loans provided by hard money institutions do not typically have the same stringent credit checks or underwriting standards.

Currently, traditional bank loans, including those for investment real estate, are at an all time low. 7 Because of this, we will need to remain competitive with traditional institutions and other banking institutions. Our General Partner already has systems in place, which we believe, we will give us an advantage over our competition. Our General Partner has also had experience with underwriting and assessing loan risks since they have done such services in the past. With this, we believe that we can offer lower rates of interest to our borrowers while still maintaining a profit for our limited partners. Of this, we can provide no guarantee as we have no placed any loans or realized any revenues or profits.

Balloon Payments

The Loans involve greater risk than traditional loans because they generally have balloon payment features. We anticipate 90% to 100% of future Loans will have balloon payment features. A balloon payment is a large payment of principal at the maturity or payoff of the loan. During the loan period, the terms of a loan with a balloon payment feature may require the borrower to make no principal payments or they may provide for principal payments based on an amortization schedule that is longer than term of the loan. In either case, the borrower will have repaid none or only a small portion of the principal balance. Loans with balloon payment features are riskier than loans with fully-amortized and/or regularly scheduled payments of principal, because the borrower’s ability to fully repay the loan depends on its ability to refinance the loan or sell the property for more than the amount due under the loan when the loan comes due. We use our underwriting procedures to control such risk by generally requiring the ratio of the loan amount to the ARV to be no greater than 80%. We believe that making loans with balloon payment features allows us to make loans with shorter terms. It also allows us to collect additional points, as we make more loans and collect points for each origination or renewal of a loan.

Operations

We currently utilize the property occupied by our General Partner, CapSource, Inc., at no charge. We have no intention at this time to find any other property for our operations and no agreement with CapSource, Inc. for use of their space.

Technology

We use an off-site backup service which has full back-up operability with up-to-date information. We employ a variety of systems to ensure that investors, loans, and servicing is handled appropriately. We plan to track all investors are in a Customer Relation Management (CRM) system. We plan to use a third party servicing company called Westar to provide our loan servicing efforts, including, without limitation, payment collection and investor distributions. We intend to allow our investors to be able to track their loans online.

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7http://articles.chicagotribune.com/2012-09-14/technology/sns-201209062100--tms--realestmctnig-a20120914-20120914_1_mortgage-interest-rates-historic-lows-weekly-primary-mortgage-market September 14, 2012 Retreived September 14, 2012

Business Strategy

Our business strategy is to grow and enhance our profitability by increasing our portfolio of mortgages and increasing our net interest margins. We anticipate that the funds necessary to carry through with this strategy will come from our lending activities and proceeds of this offering. We intend to continue managing our assets and maintaining strict collection procedures for any problem assets in order to increase our profitability. We expect to realize more operating efficiencies and cost controls as we invest the proceeds from this and future offerings, as we do not expect significant additional personnel or facilities will be needed. Due to an increasing portfolio of loans, we expect to hire a full time experienced financial officer.

Our loan programs are currently focused in the southwestern United States. Depending upon the amount of capital raised in this offering we may expand our loan programs to other cities with similar demographic profiles. We intend to investigate opportunities to lend in other areas where there is a shortage of affordable housing or commercial space. If we decide to lend outside our primary area, we intend to conduct that lending through a reputable, experienced person local to the lender area who has made a significant financial investment in the Partnership or an affiliate.

Market Area and Credit Risk Concentration

Our lending activities are planned to be concentrated primarily in southwestern United States and surrounding areas.

Competition

We face significant competition both in making loans and in attracting investor funds. Our competition for loans comes principally from local (and sometimes smaller) independent loan companies or individuals. Our competition for investor funds has historically come from competitors offering uninsured products, such as the mutual fund industry, securities and brokerage firms and insurance companies, as well as insured money market accounts and certificates of deposit at commercial banks. While traditional banks have been reluctant to make loans in our market, and the mortgage crisis which played a significant role in the current economic downturn has tightened the credit market even further, we could face competition from large institutions. We do not believe that this is material to our financial condition or operations at this point. However, if traditional lenders offering lower interest rates loosen credit requirements for investment in the acquisition and rehabilitation of residential and commercial properties, it is possible that we may have difficulty originating loans that meet our standards or that we will have difficulty competing with these larger originators, which often enjoy a lower cost of funds.

Non-Performing Assets

Non-performing assets consist of impaired loans and real estate owned and held for sale. Loans that are delinquent for more than 90 days are evaluated for collectability and placed in impaired status when management determines that future earnings on the loans may be impaired. While in impaired status, collections on loans, if any, are recorded as collection of loan principal and no interest is recorded. We currently do not have any loans or assets and thus, do not have any non-performing assets.

Allowance for Loan Losses

We plan to maintain an allowance for loan losses to absorb losses from the loan portfolio, which is based on management’s continuing evaluation of the quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of the collateral, past and anticipated loss experience, and the amount of impaired loans. The allowance is increased by corresponding charges to provision for loan losses, and by recoveries of loans previously written-off. A write-off of a loan decreases the allowance. The adequacy of the allowance is periodically reviewed and adjusted by management based upon past experience, the value of the underlying collateral for specific loans, known or inherent risks in the loan portfolio and current economic conditions.

The most common known risk in the loan portfolio is an impaired loan (i.e., the loan is more than 90 days late and the possibility of collection is remote). If we have specific knowledge or some other reason to consider a loan impaired, management reviews the loan to determine if an impairment loss is required. Collections on the loan reduce the balance of the impaired asset.

If the impaired loan begins performing again, then it is reclassified as a performing asset and will accrue interest retroactively from the last date interest had been previously accrued. If the impaired loan is only partially recovered, or if after all legal remedies have been exhausted, no recovery, or no additional recovery, is available, then the un-recoverable portion is written off against the loan loss allowance and the balance of the loan loss allowance is decreased by the amount of the loan being written-off.

Governmental Regulations

Federal and State Licensing and Supervision.The nature of our current and proposed business does not require us to obtain any licenses under any federal or state law relating to the licensing and regulation of commercial lenders. However, CapSource, Inc, our General Partner is licensed as a mortgage broker in the state of Nevada. In addition, because of the commercial nature of our loans, we are not subject to interest and usury laws that limit the amount and type of interest, fees and other charges that we may impose in connection with Loans. Instead, interest rates, fees and other charges are limited only by the contract with our borrowers.

USA PATRIOT Act.Congress adopted the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) in response to the terrorist attacks that occurred on September 11, 2001. Under the Patriot Act, certain financial institutions are required to maintain and prepare additional records and reports that are designed to assist the government’s efforts to combat terrorism. The Patriot Act includes sweeping anti-money laundering and financial transparency laws and required additional regulations, including, among other things, standards for verifying client identification when opening an account and rules to promote cooperation among financial institutions, regulators and law enforcement entities in identifying parties that may be involved in terrorism or money laundering. The Patriot Act currently has limited application to our business, in that it requires us to report certain client account information to the federal Financial Crimes Enforcement Network (“FinCEN”) if and to the extent requested by FinCEN. In the future, amendments to this law, and/or regulations promulgated thereunder, may impose additional burdens on us.

Governmental Monetary and Credit Policies and Economic Controls.The earnings and growth of the lending industry and ultimately of the Partnership are affected by the monetary and credit policies of governmental authorities, including the Board of Governors of the Federal Reserve System (the “FRB”). An important function of the FRB is to regulate the national supply of credit in order to control recessionary and inflationary pressures. Among the instruments of monetary policy used by the FRB to implement these objectives are open market operations in U.S. Government securities, changes in the federal funds rate, changes in the discount rate of member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth of bank loans, investments and deposits and may also affect interest rates charged on loans or paid for deposits. The monetary policies of the FRB have had a significant effect on the operating results of lending institutions in the past and are expected to continue to have such an effect in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary and fiscal authorities, including the FRB, no prediction can be made as to possible future changes in interest rates or loan demand or their effect on our business and earnings.

Federal Securities Laws.Following this offering, we will be subject to certain information reporting and other requirements of the Exchange Act, including provisions added by the Sarbanes-Oxley Act of 2002 and the regulations adopted by the SEC thereunder. These laws and regulations impose requirements and restrictions on us, including, among other things, restrictions on loans to and other transactions with insiders, rigorous disclosure requirements in the reports and other documents that we file with the SEC, and other corporate governance requirements.

Environmental Laws.Certain environmental regulations may affect our operations. For example, our ability to foreclose on the real estate collateralizing our loans may be limited by environmental laws which pertain primarily to commercial properties that require a current or previous owner or operator of real property to investigate and clean up hazardous or toxic substances or chemical releases on the property. In addition, the owner or operator may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and cleanup costs relating to the contaminated property. While we would not knowingly make a loan collateralized by real property that was contaminated, it is possible that the environmental contamination would not be discovered until after we had made the loan.

Future Legislation.Periodically, the federal and state legislatures consider bills with respect to the regulation of financial institutions. Some of these proposals could significantly change the regulation of the financial services industry. We cannot predict whether such proposals will be adopted or their effect on us if they should be adopted.

Although we believe that we are currently in compliance with statutes and regulations applicable to our business, there can be no assurance that we will be able to maintain compliance with existing or future governmental regulations. The failure to comply with any current or subsequently enacted statutes and regulations could result in the suspension of our business activities and/or the suspension or termination of the licenses on which we rely to conduct our business, and such suspension or termination could have a materially adverse effect on us. Furthermore, the adoption of additional statutes and regulations, changes in the interpretation and enforcement of current statutes and regulations, or the expansion of our business into jurisdictions that have adopted more stringent regulatory requirements than those in which we currently conduct business could limit our activities in the future or significantly increase the cost of regulatory compliance. In addition, any change in our business activities may subject us to federal or state licensing requirements, regulatory oversight, minimum net worth requirements and other requirements imposed on licensed and/or regulated lending entities generally.

Insurance

The Partnership maintains theft insurance, and comprehensive business and liability insurance. We are in the process of obtaining director’s and officer’s liability insurance to cover the acts of our controlling persons, and “key person” life insurance on the life of Mr. Byrne.

Personnel

At May 7, 2012, we currently do not have any employees. CapSource, Inc., our General Partner, has 17 full-time employees. We do not intend on hiring any employees for the Partnership. All duties of the Partnership will be deployed by our General Partner.

Legal Proceedings

We may at times, in the ordinary course of business, be a party to legal actions normally associated with a lending business. We believe that none of these routine matters is likely to have a material adverse impact on our financial condition or results of operations.

Market Risk Management

Market risk is the risk of loss arising from adverse changes in the fair value of financial instruments due to changes in interest rates, exchange rates or equity pricing. Our principal market risk is interest rate risk that arises from our lending business and the return we pay on investor Units. Our profitability is dependent on our net interest income. Interest rate risk can significantly affect net interest income to the degree that interest bearing liabilities mature or reprice at different intervals than interest earning assets. We do not utilize derivative financial or commodity instruments or hedging strategies in our management of interest rate risk.

PRIOR PERFORMANCE OF THE GENERAL PARTNER

The following information represents the loans placed by the General Partner in the past three years. The General Partner, at all times, was controlled by Steve Byrne, the General Partner’s CEO. The General Partner had full investment control over these loans. The General Partner often used individual investors per note and it was secured by a deed of trust or mortgage. All the investors were passive.

Since 1997, the General Partner, with its current CEO, has bought and sold real estate or lent on real estate.  The table below represents all of the loans placed by the  General Partner in the last three years. In most circumstances, the General Partner used funds from private investors. The General Partner’s process was as follows: the General Partner would find a note or lending opportunity and the General Partner would evaluate the lending opportunity. Upon evaluating the efficacy and profitability of the opportunity, the General Partner would locate an individual investor to see if that investor may want to purchase the note or provide capital for the opportunity. The General Partner would receive fees paid by the borrower (such as underwriting fees, origination fees, etc.) The lender would provide their capital to the title company or other closing company and the General Partner would never control the private lenders funds. The loan would then be serviced by a third, unrelated party.

The concept of the Company is similar to the programs previously contemplated by the General Partner as it is a similar business plan. Here, however, the individual investor will NOT be receiving an individual deed of trust or mortgage and will not be advised of the properties or loans that the General Partner will place prior to investment. The investors under this Offering will not receive the interest on an individual property, but rather will receive a portion of the cumulative interest from all of the loans that the Company currently has placed. The Company currently does not have any loans placed or contemplated.

In the table below, the General Partner, Capsource, controlled by Steve Byrne, researched each individual opportunity. The General Partner would charge origination and underwriting fees to the borrower that would be paid on closing. A single investor would invest the LOAN AMOUNT, and in turn, receive an interest rate as discussed in the Interest Rate column. The investor would also receive a trust deed or mortgage secured by the property. The position of the trust deed or mortgage for that particular note or loan, is expressed in the column TD POSITION.

Loan Amount	Interest Rate	Original Maturity Date	Closing Date	TD Position	Street:	City, State

$70,680.00	11.50%	06/01/11	06/02/10	1st	5327 LAMOILLE	LAS VEGAS, NV
$21,320.00	11.50%	06/01/11	06/02/10	2nd	5327 LAMOILLE	LAS VEGAS, NV
$100,000.00	11.50%	08/01/11	08/23/10	1st	8432 RAVENCREST DRIVE	LAS VEGAS, NV
$45,900.00	11.50%	08/01/11	07/29/10	1st	3976 COLORS CT., #33	LAS VEGAS, NV
$72,900.00	11.50%	08/01/11	07/27/10	1st	4808 LUPITA CT.	LAS VEGAS, NV
$45,050.00	12.00%	09/01/11	09/17/10	1st	6317 PARSIFAL	LAS VEGAS, NV
$43,000.00	12.00%	09/01/11	08/23/10	1st	9050 W. WARM SPRINGS ROAD, #1071	LAS VEGAS, NV
$42,500.00	12.00%	09/01/11	09/02/10	1st	9303 GILCREASE AVE., #1216	LAS VEGAS, NV
$69,000.00	12.00%	09/01/11	09/07/10	1st	10010 BENJAMIN NICHOLAS, #202	LAS VEGAS, NV
$65,000.00	12.00%	09/01/11	08/13/10	1st	896 SHEERWATER AVE.	LAS VEGAS, NV
$106,000.00	12.00%	09/01/11	08/05/10	1st	4928 ENCORE PARADISE	LAS VEGAS, NV
$54,400.00	12.00%	09/01/11	09/24/10	1st	5155 W. TROPICANA AVE #1122	LAS VEGAS, NV
$50,000.00	12.00%	09/01/11	09/09/10	1st	5404 LONGRIDGE AVE.	LAS VEGAS, NV
$79,000.00	12.00%	09/01/11	09/29/10	1st	9615 BLUE CALICO DR.	LAS VEGAS, NV
$49,700.00	12.00%	10/01/11	10/13/10	1st	3367 MATVAY STREET	LAS VEGAS, NV
$30,300.00	12.00%	10/01/11	09/29/10	1st	1414 SANTA MARGARITA, #B	LAS VEGAS, NV
$156,900.00	12.00%	10/01/11	10/14/10	1st	1174 JEWEL WEED	LAS VEGAS, NV
$34,300.00	12.00%	10/01/11	09/29/10	1st	2201 RAMSGATE, #122	HENDERSON, NV
$45,300.00	12.00%	10/01/11	10/13/10	1st	2511 ALFA	LAS VEGAS, NV
$31,000.00	12.00%	10/01/11	10/13/10	1st	5162 PARADISE SKIES	LAS VEGAS, NV
$61,300.00	12.00%	10/01/11	09/29/10	1st	2875 HEDGE CREEK	LAS VEGAS, NV
$45,700.00	12.00%	10/01/11	10/14/10	1st	698 SO. RACETRACK, #322	HENDERSON, NV
$84,400.00	12.00%	10/01/11	10/13/10	1st	7215 BINDWEED	LAS VEGAS, NV
$108,800.00	12.00%	10/01/11	10/15/10	1st	7157 MINERAL PARK	LAS VEGAS, NV
$102,000.00	12.00%	10/01/11	10/05/10	1st	9696 KAMPSVILLE	LAS VEGAS, NV
$55,800.00	12.00%	10/01/11	10/05/10	1st	4520 WINDHAM HILLS	NO. LAS VEGAS, NV
$91,000.00	12.00%	10/01/11	10/13/10	1st	4405 MEADOWLARK WING WAY	NO. LAS VEGAS, NV
$68,000.00	12.00%	10/01/11	10/07/10	1st	1537 ASCENSION	NO. LAS VEGAS, NV
$39,000.00	12.00%	10/01/11	10/07/10	1st	6433 LITTLE PINE	LAS VEGAS, NV

$55,700.00	12.00%	11/01/11	10/22/10	1st	9156 WATERMELON SEED	LAS VEGAS, NV
$69,700.00	12.00%	11/01/11	10/25/10	1st	8101 HEAVENLY STAR	LAS VEGAS, NV
$174,900.00	12.00%	12/01/11	11/09/10	1st	10233 NOTTE AVENUE	LAS VEGAS, NV
$35,600.00	12.00%	11/01/11	10/22/10	1st	2708 BEAVER CREEK, #202	LAS VEGAS, NV
$42,200.00	12.00%	11/01/11	10/22/10	1st	6316 BRITTANY	LAS VEGAS, NV
$14,800.00	12.00%	11/01/11	10/22/10	1st	1363 LORILYN, #3	LAS VEGAS, NV
$28,700.00	12.00%	11/01/11	10/27/10	1st	1711 STEWART	LAS VEGAS, NV
$52,400.00	12.00%	11/01/11	11/02/10	1st	4447 DENNIS	LAS VEGAS, NV
$22,700.00	12.00%	11/01/11	10/22/10	1st	563 KRISTIN	HENDERSON, NV
$42,100.00	12.00%	11/01/11	11/02/10	1st	5828 SANTA CATALINA	LAS VEGAS, NV
$43,300.00	12.00%	11/01/11	10/25/10	1st	4647 DEALERS CHOICE	LAS VEGAS, NV
$28,100.00	12.00%	11/01/11	10/26/10	1st	3145 FLAMINGO, #1109	LAS VEGAS, NV
$702,000.00	13.00%	12/01/11	11/30/10	1st
$150,000.00	12.50%	12/01/11	11/30/10	1st	2184 De NARVIK	HENDERSON, NV
$163,000.00	11.00%	12/15/11	12/10/10	1st	2117 SUNRISE AVENUE	LAS VEGAS, NV
$249,000.00	11.00%	12/15/11	12/10/10	1st	4110 W. DESERT INN ROAD	LAS VEGAS, NV
$300,000.00	11.00%	12/15/11	12/10/10	1st	3878 AND 3892 PALOS VERDES	LAS VEGAS, NV
$1,115,000.00	11.00%	12/15/11	12/10/10	1st	181 NO. ARROYO GRANDE	HENDERSON, NV
$1,280,000.00	15.00%	01/15/12	01/14/11	1st	5761 E. BROWN ROAD	MESA, AZ
$78,300.00	12.00%	01/21/12	01/24/11	1st	4042 SORRENTO	LAS VEGAS, NV
$71,500.00	12.00%	01/21/12	01/21/11	1st	420 SO. TOMSIK	LAS VEGAS, NV
$69,200.00	12.00%	01/21/12	01/26/11	1st	2738 BALTIC	LAS VEGAS, NV
$78,900.00	12.00%	01/21/12	01/21/11	1st	791 EASTER LILY	HENDERSON, NV
$615,000.00	11.00%	02/15/12	02/14/11	1st	3235 and 3243 E. WARM SPRINGS	LAS VEGAS, NV
$758,000.00	11.00%	03/01/12	03/02/11	1st	2009 and 2015 E. WINDMILL LANE	LAS VEGAS, NV
$1,120,000.00	15.00%	03/15/12	03/21/11	1st	OLIVE APARTMENTS 2300 OLIVE STREET	LAS VEGAS, NV
$5,450,000.00	11.00%	03/25/12	05/06/11	1st	HARMON APARTMENTS / 1601 E. UNIVERSITY	LAS VEGAS, NV
$55,600.00	12.00%	05/01/12	05/05/11	1st	309 ARNOLD STREET	LAS VEGAS, NV
$90,000.00	12.00%	05/01/12	05/05/11	1st	3364 ROSARIO CIRCLE	LAS VEGAS, NV
$95,400.00	12.00%	05/01/12	05/11/11	1st	4290 PHILADELPHIA AVENUE	LAS VEGAS, NV
$2,272,000.00	11.00%	07/01/12	07/26/11	1st	5055 TAMARUS STREET	LAS VEGAS, NV
$150,000.00	12.00%	08/15/12	08/24/11	1st	317 MISTY MOONLIGHT ST.	HENDERSON, NV
$40,000.00	12.00%	02/15/12	08/18/11	1st	1724 DWAYNE STEDMAN AVE.	LAS VEGAS, NV

$600,000.00	12.00%	09/15/12	09/22/11	1st	1375 QUIET RIVER AVENUE	HENDERSON, NV
$3,100,000.00	12.00%	09/15/12	09/29/11	1st	2632 CLEVELAND AVE, SANTA ROSA, CA AND 111 MITCHELL AVE., SO SF, CA	BAY AREA, CA
$472,000.00	11.00%	09/30/12	10/07/11	1st	117 QUAIL RUN	HENDERSON, NV
$3,200,000.00	9.50%	05/15/13	11/18/11	1st	7411 ORACLE ROAD	TUCSON, AZ
$37,500.00	13.00%	10/28/12	10/27/11	1st	5608 RIDGELINE AVE	LAS VEGAS, NV
$550,000.00	10.00%	11/15/12	11/07/11	1st	1705 EAST MAIN STREET	MONTROSE, CO
$4,650,000.00	11.00%	08/01/13	02/01/12	1st	4600 AND 4700 E CHARLESTON BLVD	LAS VEGAS, NV
$2,300,000.00	12.00%	03/01/13	03/01/12	1st	851 NO. HENNESS ROAD	CASA GRANDE, AZ
$2,800,000.00	12.00%	04/15/13	04/12/12	1st	450 ENTERTAINMENT AVENUE	SAFFORD, AZ
$1,200,000.00	13.50%	05/15/13	04/25/12	2nd	7411 ORACLE ROAD	TUCSON, AZ
$520,000.00	10.00%	05/15/13	05/15/12	1st	2287 CORAL RIDGE AVENUE	HENDERSON, NV
$250,000.00	12.50%	11/15/12	05/14/12	1st	7785 SPANISH LAKE DRIVE	LAS VEGAS, NV
$350,000.00	11.00%	05/25/13	05/22/12	1st	3300 LA MIRADA	LAS VEGAS, NV
$32,000.00	12.50%	05/25/13	05/30/12	1st	2451 NO. RAINBOW, #1115	LAS VEGAS, NV
$2,000,000.00	11.00%	07/15/13	06/28/12	1st	4703 NO. FREEWAY	PUEBLO, CO

$39,442,850.00

MANAGEMENT

Management Team

We are managed by the General Partner, CapsSurce, Inc. The General Partner’s Board of Directors is comprised of Steve Byrne, Andrew Jolley, and Greg Herlean. The CEO of the General Partner is Stephen Byrne. The affairs and business activities of the General Partner are managed by Mr. Byrne, as the CEO, and are overseen by the General Partner’s Board of Directors.

Through the foregoing arrangements, Mr. Byrne has the sole power to act on behalf of the General Partner and, thus, to control the day-to-day operations of the Partnership. Without limiting the foregoing, Mr. Byrne has sole authority, without the consent of the holders of Units, to cause us to borrow money and to make loans to third parties, to invest and otherwise allocate our cash resources, to declare dividends on the Units and on the general partnership interests outstanding from time to time, to cause us to redeem Units, to make annual and other reports to holders of the Units, and to cause us to issue securities, including senior securities, of the Partnership. Except for the underwriting standards applicable to Loans discussed above, we have not established any policies with respect to these matters.

There are no family relationships among any of the General Partner’s Directors or executive officers.

The following table sets forth the names, ages and positions of the General Partner’s current Directors and executive officers:

Name	Age	Position with the General Partner

Stephen Byrne	55	Chief Executive Officer of the General Partner
Andrew Jolley	38	Director
Greg Herlean	33	Director

StephenByrne, 55,is the sole officer and Founder of CapSource, Inc., a real estate finance company he established in 1997 with approximately $1 billion loans originated. Mr. Byrne has provided all chief executive officer functions for the Capsource since 1997 including underwriting loans, reviewing and determining borrower’s eligibility to borrow from Capsource, and reviewing potential properties on which to lend. Mr. Byrne also provided services regarding investors. Mr. Byrne has developed and reviewed many of the documents used in Capsource’s lending activities. A chart of loans placed by Capsource in the last three years is included in this Registration Statement. Mr. Byrne’s 30 years of commercial and trust deed lending include gaming, real estate and problem resolution experience. Over the course of his career, he has closed over $2.5 billion in private funded real estate loans. Mr. Byrne holds Bachelor’s Degrees in both Economics and Accounting from Hastings College in Hastings, Nebraska, awarded in 1979. He has resided in Henderson, Nevada for over 20 years.

Andrew Jolley, 38, Director, has been a director at CapSource, Inc. since 2007 where his responsibilities include business development, investment analysis, loan underwriting, and project management. Andrew began his career in the technology industry as a software engineer and has been in real estate and commercial lending for over 12 years. In addition to his responsibilities at CapSource, Andrew is an active real estate entrepreneur who has purchased over $100 million in loans and real estate assets including portfolios of single family homes, multifamily complexes, hotels, warehouses, offices, retail, and other property types. Previously Andrew was Vice President of Business Development for a large real estate development and general contractor where he was responsible for all new ventures including project selection, feasibility analysis and acquisitions in Nevada, Arizona and Utah. Mr. Jolley holds a Bachelors of Science in Business Administration from Brigham Young University, a Masters of Business Administration from the WP Carey School of Business at Arizona State University, and a Master of Science of Information Management from ASU.

Greg Herlean,33, Director, has spent the last 10 years focused on growth opportunities and wealth accumulation through real estate vehicles. His aptitude for business has afforded him the opportunity to provide management direction, capital restructuring, investment research analysis, business projection analysis, and capital acquisition services which governed and impacted over $500 million in real estate transactions. He co-founded and built his first Nevada trust custodial company in 2007. Through his efforts, the company went from inception to managing over $95 million in just over 24 months. Mr. Herleanis also a platform speaker on the topics of capital development, investment growth through use of self-directed IRA vehicles, and estate planning. Mr. Herlean holds a Bachelors of Science in Business Administration from the University of Phoenix and is an active member of the Las Vegas community, where he currently resides.

Board Committees

As discussed above, we are managed by the General Partner. We do not have a Board of Directors, but the General Partner and its Board of Directors play a significant role in overseeing our operations.

Neither we nor the General Partner is required to have a Nominating Committee or a Compensation Committee. The owners/members of the General Partner have the right to elect directors of the General Partner. The directors determine the compensation to be paid to the directors, and the officers and employees of the General Partner. The General Partner’s directors, all of whom are independent, review and approve executive compensation policies and practices, review the salaries and the bonuses of the officers, including the General Partner’s sole officer, and administer our benefit plans. The General Partners, through Mr. Byrne, provide input on the salaries of all officers and employees of the General Partner.

Director Compensation

The directors of the General Partner are not compensated by us or the General Partner for their service as directors, and neither we nor our General Partner have any plans to entertain any proposal to pay remuneration to or enter into any employment arrangement with any of these directors.

COMPENSATION OF MANAGEMENT

The General Partner, CapSource, Inc., will only receive fees AFTER the limited partners have received the dividends herein discussed for performing management functions. The General Partner will most likely derive fees from points and origination fees charged to borrowers. The points charged will be based on a variety of factors including: 1. The risk profile of the Borrower. If the borrower has a lower FICO score or does not have significant experience, we will charge more parts; 2. The risk profile of the property: the lower the margins of the property or if the property needs extensive rehab work, we may charge higher points; 3.) The current traditional bank institution rates: we will need to continuously evaluate the availability of current credit markets and their rate; and 4.) The rates being charged by our competition. We currently expect these points to fall between 3% and 6% of the loan. Our General Partner will be paid fee and points after the loan has closed. They may be paid at closing or after closing. The following table sets forth all remuneration for services in all capacities awarded to, earned by, or paid to the General Partner during the past quarter. No person or entity received any remuneration for services rendered to the Partnership during the past two years. We do not maintain any equity or non-equity incentive compensation, pension or other retirement, or non-qualified deferred compensation plans for our management team. We believe we will be able to hire a full time financial officer in September of 2012. We will not be reimbursing our general partner for the salaries for any of our officers.

Summary Compensation Table

Name and Principal Position	Year		Salary	All Other Compensation	Total
Stephen Byrne, CEO	2012	(2)	$0	-	$0
CapSource, Inc.1)	2012		$0		$0

(1)	The amounts shown reflect the management fee paid to CapSource, Inc., ourGeneral Partner.

(2)
As of April 30, 2012

It is difficult to determine what fees the General Partner will receive at this time. The General Partner will derive its income for its services as the General Partner. The General Partner has not made any agreements for fees or other compensation with its officers and directors. The General Partner will receive the following fees:

1.)    Points charged on loans paid to the General Partner after or at the closing of loans. Generally speaking, between 3%-6% of the total loan amount. The amount to be received by the General Partner is difficult to estimate at this time.

2.)   The General Partner shall receive all distributions after the Limited Partners have receive the distributions equal to (i) 7.0% per annum during year one of the Partnership (or $70.00 per Unit per year); (ii) 7.5% per annum during year two of the Partnership(or $75.00 per Unit per year); (iii) 8.0% per annum during year three of the Partnership (or $80.00 per Unit per year); (iv) 9.0% per annum during year four of the Partnership (or $90.00 per Unit per year); and (v) 10.0% per annum during year five of the Partnership (or $100 per Unit per year).

3.)   It is the intent of the General Partner to not seek reimbursement for certain expenses that are related to the function of the General Partner. For example, the General Partner will not be charging any working capital for office space, supplies, support staff, or expenses related to this offering. However, if the General Partner must foreclose on a property, start a legal proceeding on behalf of the Company, defend a legal proceeding on behalf of the Company, or provide accounting services to the Company, the General Partner will seek reimbursement or use Company funds for such expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of the Partnership

The following table sets forth information as of April 30, 2012 relating to the beneficial ownership of the Partnership’s equity securities by (i) each person or group known by us to own beneficially more than five percent (5%) of our equity securities; (ii) the Managing Partner and each of the General Partner’s Directors and executive officers; and (iii) the CEO and all of the General Partner’s Directors and executive officers as a group, and includes all equity interests. All of the equity securities are partnership interests in the Partnership.

Title of Class	Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Units (limited partnership interests)			100%
Limited Partner (2)	Managing Partner and all Directors and executive officers of our General Partner as a group (5 persons)	1 Unit	100%
General Partnership Interests		1 Unit	100%

(1)	Upon receipt of funds from Limited Partners, Mr. Byrne will relinquish this one limited partner unit.
(2)	It is expected that the individuals associated with the General may purchase $50,000 in units from the Partnership.

Beneficial Ownership of the General Partner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time, in the ordinary course of our business, we enter into loan transactions with related persons (as defined in Item 404 of the SEC’s Regulation S-K), including the General Partner’s Directors and executive officers, persons who beneficially own more than 5% of our outstanding equity interests, and the family members and other affiliates of such persons. All such transactions are consummated on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other customers. The “related party transactions” (as defined in Item 404(a) of the SEC’s Regulation S-K) in which we have engaged since April 18, 2012 are discussed below.

Our current office space at 2009 E. Windmill Lane, Las Vegas, NV 89123, is provided by our General Partner, CapSource, Inc. We currently do not pay any rent to our General Partner for use of the space. This may change at some time in the future.

Mr. Byrne is the Chief Executive Officer of Capsource, Inc, our general partner. As the sole officer and a director of Capsource, Inc. Mr. Byrne has latitude in determining his own salary for services rendered. Mr. Byrne, through Capsource, Inc, carries out a similar business to the one herein proposed. Mr. Byrne, as a sole officer and director, may unilaterally make decisions as the sole officer of Capsource, Inc.

INDEMNIFICATION OF CONTROL PERSONS

Our Limited Partnership Agreement provides that the General Partner and its affiliates, including Mr. Byrne and the Directors of the General Partner, are entitled to indemnification by the Partnership for all damages, claims, liabilities, judgments, fines, penalties, charges, and similar items incurred in connection with defending any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person was acting for or on behalf of the Partnership unless such liability is finally found by a court of competent jurisdiction to have resulted primarily from the indemnified party’s bad faith, gross negligence or intentional misconduct, or material breach of the Limited Partnership Agreement. Nevada law prohibits indemnification unless it is shown that the person to be indemnified (i) acted in good faith, (ii) reasonably believed its actions to be in or not opposed to the best interests of the Partnership, (iii) did not actually receive an improper personal benefit in money, property, or services, and (iv) in a criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to these persons, pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We intend to obtain insurance to provide coverage to the Directors and officers of the General Partner for their liability arising in the course of their duties, in order to limit our potential exposure for indemnification.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established market for any of our equity securities, including the Units, and we do not expect that one will develop in the foreseeable future. We anticipate that transactions in our equity securities will be infrequent and privately negotiated by the buyer and seller in each case.

As of April 30, 2012, the General Partner held all outstanding general partnership interests in the Partnership.

DESCRIPTION OF THE UNITS

We are offering up to 25,000 Units, having a purchase price of $1,000 per Unit, which constitute limited partnership interests in the Partnership. The Company does intend, when cash distributions from profits are available, to make distributions to the limited partners based on their investment. Such distributions cannot be determined at this time as we have no revenues or assets on which to base such distributions. Distribution will be based on the original issuance date. Distributions will be cumulative and will accrue on each Unit on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months.

The Units are issued in book entry only form. We do not intend to issue the Units in certificated form. The record of beneficial ownership of the Units will be maintained and updated by us through the establishment and maintenance of accounts. You must purchase a minimum of five Units at a purchase price of $1,000 per Unit, or $5,000. IRAs or employee retirement plans must purchase a minimum of five Units for $5,000. We reserve the right to waive this minimum and accept a lesser amount from any investor. For example, we intend to allow purchases of as little as $1,000 in Units if the purchases are made by a custodian for a minor family member (i.e., for a member of the purchaser’s family who is under 18 years old).

Cumulative Cash Dividends; Annual Rate

It is our intent to pay a distribution, but we currently do not have any revenues. These are estimates based on internal projections.

These dividend rates were set by the General Partner based upon its judgment and evaluation of interest rates and rate of return for similar financial products and the market’s demand for such products. Dividends are cumulative and will accrue (based on the purchase price of $1,000 per Unit) on a daily basis from the original issuance date, whether or not earned or declared and whether or not there are net assets or profits of the Partnership legally available for the payment of such dividends. Dividends will be computed on the basis of a 360-day year of twelve 30-day months. Dividends, if declared, will be paid to you by check mailed on or about the first day of the month of the first fiscal quarter following the month in which a Unit is issued to your address as it appears in our register. Provided that the Partnership, in the sole discretion of the General Partner, has funds available for dividends, the General Partner currently intends to begin paying dividends immediately. Based upon our operating history, our current cash and cash equivalents and the General Partner’s expectations with respect to our future net income, the General Partner believes that we will earn sufficient net income and have sufficient cash from other sources to pay dividends on the Units during the next 12 months. For more information regarding our ability to generate sufficient cash flow to meet our obligations for the dividends, see the section this prospectus entitled “Liquidity and Capital Resources.” As discusses elsewhere in this prospectus, however, there can be no guarantee that the General Partner’s belief with respect to our ability to pay dividends will prove to be accurate. Although the General Partner has no present intention to do so, it is permitted to use unallocated proceeds from this offering to make dividend payments. For more information regarding the use of proceeds of this offering, see the section of this prospectus entitled “USE OF PROCEEDS.”

Priority of Dividends and Other Distributions

With respect to dividends, all Units will rank equally, or paripassu, and without preference as among each other, and will rank senior only in right of payment to the general partnership interests. Accordingly, if the General Partner decides to declare a dividend on outstanding Units and funds are not available, in the discretion of the General Partner, to make dividends in full, then dividends will be made on a pro rata basis among all holders of Units, such that holders will receive an amount determined by multiplying the dividends that have accrued but remain unpaid on their Units by a fraction, the numerator of which is the total amount that the Partnership intends to distribute and the denominator of which is the aggregate amount of accrued but unpaid dividends on all outstanding Units.

Example. The Partnership elects to distribute $600 at a time when the dividends accrued on all outstanding Units totals $900. The amount that the Partnership intends to distribute represents 67.67% of the aggregate dividends that have accrued on all outstanding Units, so each holder of a Unit will be entitled to receive 67.67% of the dividends that have accrued on that holder’s Unit.

If dividends on the Units are paid in full, then any funds remaining after the payment of such dividends will, at the sole discretion of the General Partner, be distributed to the General Partner and any other person who holds general partnership units.

Dividends will be (i) prior and in preference to any declaration or payment of any dividend on the general partnership interests (other than a dividend payable in additional general partnership interests) or on any other class or series of partnership interests ranking junior to the Units with respect to dividends, (ii) paripassu with any other equity securities of the Partnership the terms of which provide that they rank paripassu with the Units with respect to dividends, and (iii) subject to the rights of any equity securities of the Partnership the terms of which provide that they rank senior to the Units with respect to dividends. The Partnership’s Limited Partnership Agreement does not currently permit the issuance of any equity security ranking paripassu with or senior to the Units with respect to the payment of dividends.

Upon the dissolution and winding up of the Partnership, the Partnership’s Limited Partnership Agreement provides that the assets of the Partnership will be sold or liquidated and the proceeds will be used to (i) first, to pay the expenses of liquidation, (ii) second, to pay all creditors of the Partnership (including Partners to whom the Partnership owes money other than accrued but undeclared and unpaid dividends), (iii) third, to satisfy all debts, liabilities or obligations of the Partnership due to its creditors, (iv) fourth, to the limited partners in proportion to the positive balances in their respective capital accounts, which will take into account their aggregate investment in the Units plus the unpaid dividends that have accrued on those Units, and (v) thereafter, to the General Partners.

Redemption at the Election of the Partnership

We may call your Units for redemption at any time without penalty or premium by written notice to you. We will give you a written notice at least seven days prior to the date set for redemption of any Units held by you. The redemption price will be equal to the amount of your initial investment paid for your Units, plus your cumulative annual return to the date of redemption. The redemption price will be paid to you by check mailed to your address as it appears in our register.

It is expected that the General Partner will begin redeeming Units in year five with the hope to have all Units redeemed in year six. Once all Units are redeemed, the Partnership will dissolve.

Unit Repurchase Program

We have adopted a Unit repurchase program that may enable you to sell your Units to us in limited circumstances. In its sole discretion, our board of directors could choose to terminate or suspend the program or to amend its provisions without investor approval. Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” (as defined below) or “determination of incompetence” (as defined below), the prices at which we will repurchase Units are as follows:

➢	No repurchases allowed for investors who have held their Units for only one year;
➢	the lower of $900.00 or 90.0% of the price paid to acquire the Units from us for investors who have held their Units for at least two years;
➢	the lower of $920.00 and 92.0% of the price paid to acquire the Units from us for investors who have held their Units for at least three years;
➢	the lower of $940.00 or 94.0% of the price paid to acquire the Units from us for investors who have held their Units for at least four years; and,
➢	the lower of $960.00 or 96.0% of the price paid to acquire the Units from us for investors who have held their Units for at least five years.

There are several limitations on our ability to repurchase Units under the program:

➢
Unless the Units are being repurchased in connection with an investor’s death, “qualifying disability” or “determination of incompetence,” we may not repurchase Units unless the investor has held the Units for two years.

➢	During any calendar year, we may repurchase no more than 3.0% of the weighted-average number of Units outstanding during the prior calendar year.

We will repurchase Units on the last business day of each month (and in all events on a date other than a dividend payment date). The General Partner must receive your written request for repurchase at least five business days before that date in order for us to repurchase your Units that month. If we could not repurchase all Units presented for repurchase in any month, we would attempt to honor repurchase requests on a pro rata basis.

If we did not completely satisfy an investor’s repurchase request at month-end because the General Partner did not receive the request in time or because of the restrictions on the number of Units we could repurchase under the program, we would treat the unsatisfied portion of the repurchase request as a request for repurchase at the next repurchase date funds are available for repurchase unless the investor withdrew his or her request before the next date for repurchases. Any investor could withdraw a repurchase request upon written notice to the General Partner if such notice were received by us at least five business days before the date for repurchases.

In some respects we would treat repurchases sought upon an investor’s death, “qualifying disability” or “determination of incompetence” differently from other repurchases:

➢	there is no two-year holding requirement; and
➢	the repurchase price is the amount paid to acquire the Units from us.

In order for a disability to entitle an investor to the special repurchase terms described above (a “qualifying disability”): (1) the investor would have to receive a determination of disability based upon a physical or mental condition or impairment arising after the date the investor acquired the Units to be repurchased and (2) such determination of disability would have to be made by the governmental agency responsible for reviewing the disability retirement benefits that the investor could be eligible to receive (the “applicable governmental agency”). The “applicable governmental agencies” would be limited to the following: (1) if the investor paid Social Security -taxes and, therefore, could be eligible to receive Social Security disability benefits, then the applicable governmental agency would be the Social Security Administration or the agency charged with responsibility for administering Social Security disability benefits at that time if other than the Social Security Administration; (2) if the investor did not pay Social Security benefits and, therefore, could not be eligible to receive Social Security disability benefits, but the investor could be eligible to receive disability benefits under the Civil Service Retirement System (“CSRS”), then the applicable governmental agency would be the U.S. Office of Personnel Management or the agency charged with responsibility for administering CSRS benefits at that time if other than the Office of Personnel Management or (3) if the investor did not pay Social Security taxes and therefore could not be eligible to receive Social Security benefits but suffered a disability that resulted in the investor’s discharge from military service under conditions that were other than dishonorable and, therefore, could be eligible to receive military disability benefits, then the applicable governmental agency would be the Department of Veterans Affairs or the agency charged with the responsibility for administering military disability benefits at that time if other than the Department of Veterans Affairs.

Disability determinations by governmental agencies for purposes other than those listed above, including but not limited to worker’s compensation insurance, administration or enforcement of the Rehabilitation Act or Americans with Disabilities Act, or waiver of insurance premiums would not entitle an investor to the special repurchase terms described above. Repurchase requests following an award by the applicable governmental agency of disability benefits would have to be accompanied by: (1) the investor’s initial application for disability benefits and (2) a Social Security Administration Notice of Award, a U.S. Office of Personnel Management determination of disability under CSRS, a Department of Veterans Affairs record of disability-related discharge or such other documentation issued by the applicable governmental agency that we would deem acceptable and would demonstrate an award of the disability benefits.

We understand that the following disabilities do not entitle a worker to Social Security disability benefits:

➢	disabilities occurring after the legal retirement age; and
➢	disabilities that do not render a worker incapable of performing substantial gainful activity.

Therefore, such disabilities would not qualify for the special repurchase terms, except in the limited circumstances when the investor would be awarded disability benefits by the other “applicable governmental agencies” described above.

In order for a determination of incompetence or incapacitation (a “determination of incompetence”) to entitle an investor to the special repurchase terms, a state or federal court located in the United States must declare, determine or find the investor to be (i) mentally incompetent to enter into a contract, to prepare a will or to make medical decisions or (ii) mentally incapacitated. In both cases such determination must be made by the court after the date the investor acquired the Units to be repurchased. A determination of incompetence or incapacitation by any other person or entity, or for any purpose other than those listed above, will not entitle an investor to the special repurchase terms. Repurchase requests following a “determination of incompetence” must be accompanied by the court order, determination or certificate declaring the investor incompetent or incapacitated.

Our board of directors may amend, suspend or terminate the program upon 30 days’ notice. We may provide notice by including such information (a) in a current report on Form 8-K or in our annual or quarterly reports, all publicly filed with the SEC, or (b) in a separate mailing to the investors. During this offering, we would also include this information in a prospectus supplement or post-effective amendment to the registration statement, as required under federal securities laws.

Our Unit repurchase program only provides investors a limited ability to have Units repurchased for cash until a secondary market develops for our Units, at which time the program would terminate. No such market presently exists, and we cannot assure you that any market for your Units will ever develop.

Qualifying investors who desire to have their Units repurchased would have to give written notice to the General Partner at our address.

Voting Rights

Generally, limited partners do not participate in the control of a Nevada limited liability partnership’s business. However, Nevada law explicitly permits limited partners to vote on dissolution and winding up of the Partnership, sale or other disposition of a material portion of the Partnership’s assets, incurrence of debt outside of the ordinary course of business, a change in the nature of the Partnership’s business, removal of a general partner, admission of a general or limited partner, merger of the Partnership with or into another entity, and other matters related to the Partnership’s business that the partnership agreement requires be subject to approval or disapproval by the limited partners. In the Partnership’s case, the Limited Partnership Agreement permits the limited partners to dissolve the Partnership upon an eighty percent (80%) vote, amend specified sections of the Limited Partnership Agreement upon a 2/3 vote of the interests of the limited partners and approval of the General Partner, and generally amend the Limited Partnership Agreement upon a vote of a majority-in-interest and approval of the General Partner. Further, as a matter of Nevada law, a majority-in-interest of the limited partners must approve a merger with or into another entity. The Limited Partnership Agreement provides that certain bank holding companies can hold non-voting Limited Partnership interests issued by the Partnership.

Restrictions on Transfer of the Units

Except with the express written consent of the General Partner, which may be withheld in its discretion, a limited partner may not assign, sell, transfer, pledge, hypothecate or otherwise dispose of any of the attributes of his Unit, except by last will and testament or by operation of law. Any assignment, sale, transfer, pledge, hypothecation or other disposition of a Unit made in violation of the Limited Partnership Agreement shall be void and of no effect.

In addition to requiring the written consent of the General Partner, any purported disposition of a Unit shall be subject to the satisfaction of the following conditions: (i) the General Partner shall have been given at least twenty business days prior written notice of such desired disposition specifying the name and address of the proposed assignee and the terms and conditions of the proposed disposition; (ii) the assigning limited partner or assignee shall undertake to pay all expenses incurred by the Partnership or the General Partner on behalf of the Partnership in connection with the proposed disposition; (iii) the Partnership shall receive from the assignee such documents, instruments and certificates set forth in the Limited Partnership Agreement and as may be requested by the General Partner, including an opinion of counsel regarding such disposition; and (iv) such disposition would not pose a material risk that the Partnership will be treated as a “publicly traded partnership” within the meaning of § 7704 of the Code and the regulations promulgated thereunder or make the Partnership ineligible for “safe harbor” treatment under § 7704 of the Code and the regulations promulgated thereunder.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the federal income tax considerations material to an investment in the Units. This summary is based upon the Internal Revenue Code, Treasury Regulations promulgated thereunder, current positions of the Internal Revenue Service contained in Revenue Rulings, Revenue Procedures and other administrative actions and existing judicial decisions in effect as of the date of this prospectus.

Investors should realize that it is not feasible to comment on all aspects of federal, state and local tax laws that may affect each of our limited partners. The federal income tax considerations discussed below are necessarily general in nature, and their application may vary depending upon a limited partner’s particular circumstances. Further, no representations are made in this prospectus as to state and local tax considerations. The discussion below is directed primarily to individual taxpayers who are citizens or residents of the United States. Accordingly, persons who are trusts, corporate investors in general, corporate investors that are subject to specialized rules such as Subchapter S corporations and any potential investor who is not a U.S. citizen or resident are cautioned to consult their own personal tax advisors before investing in the Units.

Investors should note that we do not intend to request a private letter ruling from the Internal Revenue Service with respect to any of the federal income tax matters discussed below, and on certain matters no ruling could be obtained even if requested. There can be no assurance that the present federal income tax laws applicable to limited partners and our operations will not be changed, prospectively or retroactively, by additional legislation, by new Treasury Regulations, judicial decisions or administrative interpretations, any of which could adversely affect a limited partner, nor is there any assurance that there will not be a difference of opinion as to the interpretation or application of current federal income tax laws.

Each prospective investor is urged to consult with the investor’s personal tax advisor with respect to his or her personal federal, state and local income tax considerations arising from a purchase of our Units. Investors should be aware that the Internal Revenue Service may not agree with all tax positions taken by us and that legislative, administrative or judicial decisions may reduce or eliminate anticipated tax benefits.

Pursuant to our Limited Partnership Agreement, the General Partner has the authority to make any tax elections on the Partnership’s behalf that, in its sole judgment, are in the Partnership’s best interest without the necessity of obtaining the approval of our limited partners. Although we currently intend to operate so as to be taxed as a partnership, it is possible that as a result of future legislative changes, that it could become more advantageous for the Partnership to elect to be taxed as a corporation for federal income tax purposes.

Prospective investors who are fiduciaries of retirement plans should carefully read the section of this prospectus entitled “Investment by Tax-Exempt Entities and ERISA Considerations” and the section entitled “-Investment by Qualified Plans and Other Tax-Exempt Entities”.

We will furnish to each limited partner and any assignee of Units on an annual basis the information necessary for the preparation and timely filing of a federal income tax return. Investors should note that information returns filed by us will be subject to audit by the Internal Revenue Service and that the Commissioner of the Internal Revenue Service has announced that the Internal Revenue Service will devote greater attention to the proper application of the tax laws to partnerships. (See “-Audits” below.)

The disclosures and discussions in this section of the prospectus are the opinions of our counsel.

Partnership Status Generally

The income tax results anticipated from an investment in Units will depend upon our classification as a partnership for federal income tax purposes rather than an association taxable as a corporation. In the event that, for any reason, we are treated for federal income tax purposes as an association taxable as a corporation, our partners would be treated as stockholders of a corporation with the following results, among others: (i) we would become a taxable entity subject to the federal income tax imposed on corporations; (ii) items of income, gain, loss, deduction and credit would be accounted for by us on our federal income tax return and would not flow through to the partners; and (iii) distributions of cash would generally be treated as dividends taxable to our partners, to the extent of our current or accumulated earnings and profits, and would not be deductible by us in computing our income tax. The effect of application of the corporate system of double taxation on us would result in a large increase in the effective rate of tax on such income because of the application of both corporate and individual tax rates to income and conversion of otherwise non-taxable distributions into taxable dividends.

Regulations regarding entity classification have been issued under the Internal Revenue Code that, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation (i.e., an “eligible entity”), to elect its classification for federal income tax purposes. Under the Treasury Regulations, an “eligible entity” that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while our General Partner does not intend to request a ruling from the Internal Revenue Service as to our classification for income tax purposes, unless we are deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, we will qualify as an “eligible entity” and need not make any election to be treated as a partnership for federal income tax purposes.

Based upon the entity classification Treasury Regulations, and Internal Revenue Service rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the General Partner and other assumptions, we should be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. We are duly organized as a limited partnership under the laws of the State of Nevada and we will be organized and operated strictly in accordance with the provisions of our Limited Partnership Agreement. The principal uncertainty as to our taxation as a partnership for federal income tax purposes is uncertainty arising from the potential application of the “publicly traded partnership” rules. Although we intend to operate in such a fashion so as to avoid the application of these rules, the application of such rules is uncertain and guidance is limited and ambiguous. In addition, we could inadvertently infringe the limitations imposed by these rules, thus subjecting us to such classification.

The remaining summary of federal income tax considerations in this section assumes that we will be classified as a partnership for federal income tax purposes.

Publicly Traded Partnership Status

If we were to be classified as a “publicly traded partnership”, then (i) we would be taxable as a corporation (see “Partnership Status Generally” above), and (ii) our net income would be treated as portfolio income rather than passive income (see “Deductibility of Losses – Limitations – Passive Loss Limitation” below).

A publicly traded partnership is generally defined under the Internal Revenue Code as any partnership with outstanding partnership interests that are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations have been issued, which are referred to herein as “Section 7704 Regulations”, that provide guidance with respect to such classification standards, however, and they include certain safe harbor standards that, if satisfied, would preclude our being classified as a publicly traded partnership.

The Section 7704 Regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The General Partner does not believe that our Units are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in the Section 7704 Regulations. Our General Partner has also represented that they do not intend to cause the Units to be traded on an established securities market or a secondary market in the future.

Section 7704 Safe Harbors

As noted above, the Section 7704 Regulations provide safe harbors, referred to herein as the “secondary market safe harbors,” that, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradable on a secondary market or the substantial equivalent thereof if the sum of the partnership interest transferred during any taxable year, other than certain disregarded transfers, does not exceed 10% of the total interest in our capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified retirement plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period of partnership Units representing more than 10% of the total interest in a partnership’s capital or profits. A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the Section 7704 Regulations.

The Section 7704 Regulations also make it clear that the failure to satisfy a safe harbor provision under the Treasury Regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

Our Limited Partnership Agreement limits Unit transfers of all types to transfers of Units that satisfy an applicable safe harbor contained in the Section 7704 Regulations or any other applicable safe harbor from “publicly traded partnership” status which may be adopted by the Internal Revenue Service. Our General Partner has represented that we will be operated strictly in accordance with the partnership agreement, and it has also represented that they will void any transfers or assignments of Units if they believe that such transfers or assignments will cause us to be treated as a publicly traded partnership under the Section 7704 Regulations or any other guidelines adopted by the Internal Revenue Service in the future.

Based upon the representations of our General Partner, and assuming we will be operated strictly in accordance with the terms of the partnership agreement, we should not be classified as a publicly traded partnership under the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in the Section 7704 Regulations, however, and because any determination in this regard will necessarily be based upon future facts not yet in existence at this time, no assurance can be given that the Internal Revenue Service will not challenge this conclusion or that we will not, at some time in the future, be deemed to be a public traded partnership.

Qualifying Income Exemption

Even if we were deemed to be a publicly traded partnership, however, there is an exception under the Internal Revenue Code that provides that if 90% or more of our gross income for each taxable year consists of “qualifying income,” then we will not be taxed as a corporation. Qualifying income includes interest, real property rents and gain from the sale or other disposition of real property, but qualifying income does not include real property rents that are contingent on the profits of the lessees or income from the rental or lease of personal property.

Our General Partner intends to operate the Partnership in a manner that should generate income that will satisfy the 90% qualifying income exception. Investors should note, however, that even if we satisfy the qualifying income exception, being deemed to be a publicly traded partnership would result in other material adverse tax consequences to limited partners, including the treatment of our net income as portfolio income rather than passive income. See “Deductibility of Losses — Limitations — Passive Loss Limitation” below.

General Principles of Partnership Taxation

Under the Internal Revenue Code, no federal income tax is paid by a partnership. Accordingly, if, as anticipated, we are treated as a partnership for federal income tax purposes, we will not be treated as a separate taxable entity subject to federal income tax. Each partner will, instead, be required to report on his federal income tax return for each year the partner’s share of the Partnership’s items of income, gain, loss, deduction or credit for that year, without regard to whether any actual cash distributions have been made to him. Investors should note that the amount of taxable income allocated to a partner, and the income tax liability resulting from such allocation of taxable income, may theoretically exceed the amount of any cash distributed to such partner. However, the partnership agreement is designed to cause taxable income to be allocated in an amount that is equal to distributions less capital contributions and we anticipate that few, if any, allocations of taxable income will be made that are not accompanied by a corresponding distribution.

Anti-Abuse Rules

As noted under the heading “General Principles of Partnership Taxation” above, partnerships are not liable for income taxes imposed by the Internal Revenue Code. The Treasury Regulations set forth broad “anti- abuse” rules applicable to partnerships; however, which rules authorize the Commissioner of the Internal Revenue Service to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. Our General Partner is not aware of any fact or circumstance that could cause the Commissioner to exercise his authority under these rules; however, if any of the transactions entered into by us were to be re-characterized under these rules, or if we were to be recast as a taxable entity under these rules, material adverse tax consequences to all of our partners would occur as otherwise described in this prospectus.

Deductibility of Losses – Limitations

The ability of a limited partner to deduct his distributive share of our losses is subject to a number of limitations.

Basis Limitation

A limited partner may not deduct his share of partnership losses and deductions in excess of the adjusted basis of his partnership interest determined as of the end of the taxable year. Allocated losses that are not allowed may be carried over indefinitely and claimed as a deduction in a subsequent year to the extent that such limited partner’s adjusted basis in his Units has increased above zero. A limited partner’s adjusted basis in his Units will include his cash investment in us along with his pro rata share of any partnership liabilities as to which no partner is personally liable. A limited partner’s basis will be increased by his distributive share of our taxable income and decreased, but not below zero, by his distributive share of our losses. Cash distributions that are made to a limited partner, if any, will also decrease the basis in his Units, and in the event a limited partner has no remaining basis in his Units, cash distributions will generally be taxable to him as gain from the sale of his Units. See “Sales of Limited Partnership Units” below.

Passive Loss Limitation

The Internal Revenue Code substantially restricts the ability of many taxpayers to deduct losses derived from so-called “passive activities.” Passive activities generally include any activity involving the conduct of a trade or business in which the taxpayer does not materially participate, including the activity of a limited partnership in which the taxpayer is a limited partner, and certain rental activities, including the rental of real estate. Under current law, we believe a limited partner’s interest in us will be treated as a passive activity. Accordingly, our income and loss, other than interest income that will constitute portfolio income, will generally constitute passive activity income and passive activity loss, as the case may be, to limited partners.

Losses from passive activities are generally deductible only to the extent of a taxpayer’s income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or “portfolio income,” which includes non-business income derived from dividends, interest, royalties, annuities and gains from the sale of property held for investment. Some of the interest we collect from our loans will be treated as generating portfolio income under special rules that characterize income, but not loss, from certain passive activities as portfolio income. In our case, these special rules apply to “equity-financed lending activities” as such term is defined in the Treasury Regulations. An equity-financed lending activity is one that involves a trade or business of lending money financed with equity rather than liabilities incurred in the activity. Generally, if our liabilities attributable to our lending activities are less than 80% of our loan assets, then we will have an “equity-financed lending activity,” and a portion of our interest income from our lending activities will be characterized as portfolio income. The portion to be characterized as portfolio income generally is the percentage of our interest income determined by dividing (i) the excess of the average daily balance of our loan assets during a calendar year over the average daily balance of our liabilities attributable to our lending activity during such calendar year, by (ii) the average daily balance of our loan assets during such calendar year, but the amount to be characterized as portfolio income during any calendar year may not exceed our net income from our lending activities during such calendar year. Notwithstanding the characterization of our interest income as portfolio income, any net loss from our lending activities will still be treated as a passive loss and any net loss from our lending activities may be carried over and deducted against any future income from our activities despite its characterization as portfolio income. Passive activity losses that are not allowed in any taxable year are suspended and carried forward indefinitely and allowed in subsequent years as an offset against passive activity income in future years.

Upon a taxable disposition of a taxpayer’s entire interest in a passive activity to an unrelated party, suspended losses with respect to that activity will then be allowed as a deduction against:

•	first, income or gain from that activity, including gain recognized on such disposition;
•	then, income or gain for the taxable year from other passive activities; and
•	finally, non-passive income or gain.

Treasury Regulations provide, however, that similar undertakings that are under common control and owned by pass-through entities such as partnerships are generally aggregated into a single activity. Accordingly, it is unlikely that suspended passive activity losses derived from a specific partnership property would be available to limited partners to offset non-passive income from other sources until the sale or other disposition of the last of our properties. The determination of whether losses are subject to the passive loss limitation rules depends upon facts unique to each investor, including the investor’s level of activity in our business and affairs and the investor’s other investment activities with respect to activities subject to classification as passive activities. Therefore, each investor should evaluate the degree to which the passive activity limitations will limit the ability of the investor to utilize losses to offset other income.

The Internal Revenue Code also provides that the passive activity loss rules will be applied separately with respect to items attributable to a publicly traded partnership. Accordingly, if we were deemed to be a publicly traded partnership, partnership losses would be available only to offset our future non-portfolio income. In addition, if we were deemed to be a publicly traded partnership that is not treated as a corporation because of the qualifying income exception, partnership income would generally be treated as portfolio income rather than passive income. See “Publicly Traded Partnership Status” above.

At Risk Limitation

The deductibility of partnership losses is limited further by the “at risk” limitations set forth in the Internal Revenue Code. Limited partners who are individuals, estates, trusts and certain closely held corporations are not allowed to deduct partnership losses in excess of the amounts that such limited partners are determined to have “at risk” at the close of our fiscal year. Generally, a limited partner’s “amount at risk” will include only the amount of his cash capital contribution to us. A limited partner’s “amount at risk” will be reduced by his allocable share of our losses and by distributions made by us and increased by his allocable share of our income. Any deductions that are disallowed under this limitation may be carried forward indefinitely and utilized in subsequent years to the extent that a limited partner’s “amount at risk” is increased in those years.

Impact of the American Jobs Creation Act of 2004 and tax-exempt use property.

On October 22, 2004, President Bush signed into law The American Jobs Creation Act of 2004 (the “Act”). Among the items included in the Act is a new rule that disallows a portion of deductions for any “tax-exempt use loss for any taxable year.” Under a literal interpretation of this new rule, it would be applicable to any partnership with one or more partners that are tax-exempt entities (e.g., foreign investors that are not otherwise subject to U.S. taxation; a federal, state or local governmental unit or instrumentality; pension funds and other tax-exempt entities). The Internal Revenue Service, however, has issued transitional relief, which provides that this new rule will not apply for tax years ending before January 1, 2005 to any partnership, like us, that holds “tax-exempt use property” solely as a result of the application of Section 168(h)(6) of the Internal Revenue Code. So long as the Internal Revenue Service continues to take this position, this new rule will not be applicable to us. If, however, the Internal Revenue Service interprets this new rule to be applicable to partnerships like us for the 2005 or any subsequent taxable year and we have one or more tax-exempt entities who are partners, then some or all of the partners may be unable to claim losses generated from our operations that they otherwise would be able to claim if no tax-exempt entities were partners.

Allocations of Profit and Loss

Allocations of our net income, net loss, depreciation, amortization and cost recovery deductions and gain on sale are described in this prospectus in the section entitled “Distributions and Allocations.” The terms “net income” and “net loss” are defined in the partnership agreement to mean the net income or loss realized or recognized by us for a fiscal year, as determined for federal income tax purposes, including any income exempt from tax.

Our General Partner does not intend to request a ruling from the Internal Revenue Service with respect to whether the allocations of profits and losses in our Limited Partnership Agreement will be recognized for federal income tax purposes. The Internal Revenue Service may attempt to challenge our allocations of profits and losses, which challenge, if successful, could adversely affect our limited partners by changing their respective shares of taxable income or loss. No assurance can be given that the Internal Revenue Service will not also challenge one or more of the special allocation provisions contained in our Limited Partnership Agreement.

General Rules

Section 704(a) of the Internal Revenue Code provides generally that partnership items of income, gain, loss, deduction and credit are to be allocated among partners as set forth in the relevant partnership agreement. Section 704(b) provides, however, that if an allocation to a partner under the partnership agreement of income, gain, loss, deduction or credit or items thereof does not have substantial economic effect, such allocation will instead be made in accordance with the partner’s interest in us determined by taking into account all facts and circumstances.

Treasury Regulations issued under Section 704(b) of the Internal Revenue Code, referred to herein as “Section 704(b) Regulations,” provide complex rules for determining (1) whether allocations will be deemed to have economic effect, (2) whether the economic effect of allocations will be deemed to be substantial, and (3) whether allocations not having substantial economic effect will nonetheless be deemed to be made in accordance with a partner’s interest in us.

Economic Effect – General Allocations

The Section 704(b) Regulations provide generally that an allocation will be considered to have economic effect if the following three requirements are met:

•	partners’ capital accounts are determined and maintained in accordance with the Section 704(b) Regulations;
•
upon our liquidation, liquidating distributions are made in accordance with the positive capital account balances of the partners after taking into account all capital account adjustments for the year during which such liquidation occurs; and

•
The partnership agreement contains a “qualified income offset” provision and the allocation in question does not increase a deficit balance in a partner’s capital account at the end of our taxable year.

Our Limited Partnership Agreement (i) provides for the determination and maintenance of capital accounts pursuant to the Section 704(b) Regulations, and (ii) provides that liquidation proceeds are to be distributed in accordance with capital accounts. See “Distributions and Allocations.” With regard to the third requirement, Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations provides that a partnership agreement contains a “qualified income offset” if it provides that a partner who unexpectedly receives an adjustment, allocation or distribution of certain items that causes a deficit or negative capital account balance, which means generally that the sum of losses allocated and cash distributed to a partner exceeds the sum of his capital contributions to us and any income allocated to such partner, will be allocated items of income and gain in an amount and manner sufficient to eliminate the deficit balance as quickly as possible. Our Limited Partnership Agreement contains a qualified income offset provision. The qualified income offset provision was added to the partnership agreement to satisfy the test for “economic effect” under the Section 704(b) Regulations. It should be noted in this regard that such qualified income offset provision will have the effect of prohibiting a limited partner from being allocated items of loss or deduction that would cause his capital account to be reduced below zero.

Substantiality

Even if the allocations of profits and losses of a partnership are deemed to have economic effect under the Section 704(b) Regulations, an allocation will not be upheld unless the economic effect of such allocation is “substantial.” In this regard, the Section 704(b) Regulations generally provide that the economic effect of an allocation is “substantial” if there is a reasonable possibility that the allocation will affect the dollar amounts to be received by partners from a partnership, independent of tax consequences. Conversely, the economic effect of an allocation is presumed not to be substantial if there is a strong likelihood that the net adjustments to the partner’s capital account for any taxable year will not differ substantially from the net adjustments that would have been made for such year in the absence of such allocation and the total tax liability of the partners for such year is less than it would have been in the absence of such allocations.

Partners’ Interest

If the allocations of profits and losses set forth in our Limited Partnership Agreement are deemed not to have substantial economic effect, the allocations will then be made in accordance with the partners’ interests in us. The Section 704(b) Regulations provide in this regard that a partner’s interest in us will be determined by taking into account all facts and circumstances relating to the economic arrangement of our partners, including:

•	the partners’ relative contributions to us;
•	the interests of the partners in economic profits and losses (if different from those in taxable income or loss);
•	the interests of the partners in cash flow and other non-liquidating distributions; and
•	the rights of the partners to distributions of capital upon liquidation.

Since our Limited Partnership Agreement (i) provides for the determination and maintenance of capital accounts in accordance with the Section 704(b) Regulations, (ii) provides that liquidation proceeds will be distributed to the partners in accordance with capital accounts, and (iii) contains a qualified income offset provision, our counsel has concluded that partnership items of income, gain, loss, deduction and credit will be allocated among our General Partner and the limited partners substantially in accordance with the allocation provisions of the partnership agreement. In reaching this conclusion, our counsel has made a number of assumptions, including the accuracy of various representations of our General Partner and the assumption that we will be operated strictly in accordance with the terms of our Limited Partnership Agreement. The tax rules applicable to whether allocations of items of taxable income and loss will be recognized are complex. The ultimate determination of whether allocations adopted by us will be respected by the Internal Revenue Service will turn upon facts that will occur in the future and that cannot be predicted with certainty. If the allocations we use are not accepted, limited partners could be required to report greater taxable income or less taxable loss with respect to an investment in us and, as a result, pay more tax and associated interest and penalties. Our limited partners might also be required to incur the costs of amending their individual returns.

Taxable Income Without Cash Distributions

A limited partner is required to report his allocable share of our taxable income on his personal income tax return regardless of whether he has received any cash distributions from us.

In the event of foreclosure on a partnership asset by a lender, the partnership would be treated as having sold the property to the lender for the amount of the loan secured by the property. This could also give rise to taxable income to limited partners but no cash distribution with which to pay the tax.

Our Limited Partnership Agreement also provides for a “qualified income offset,” as described above, which could result in the allocation of income or gain to a limited partner in the absence of cash distributions from us. Although our Limited Partnership Agreement is designed to avoid allocation of taxable income without a corresponding distribution, we can offer no assurances that a limited partner will not be allocated items of partnership income or gain in an amount that gives rise to an income tax liability in excess of cash, if any, received from us for the tax year in question, and investors are urged to consult with their personal tax advisors in this regard.

Investment by Qualified Plans and Other Tax-Exempt Entities

Unrelated Business Taxable Income

Any person who is a fiduciary of an IRA qualified retirement plan or other tax-exempt entity, which are collectively referred to as “Exempt Organizations,” considering an investment in Units should be aware that it is likely that certain income allocable to Units owned by Exempt Organizations may be subject to federal income tax. This would occur in the event that any portion of our income is deemed to be unified business taxable income (“UBTI”), which is generally defined as income derived from any unrelated trade or business carried on by a tax-exempt entity or by a partnership of which it is a member. A trustee of a charitable remainder trust should be aware that if any portion of the income derived from the trust’s ownership of Units is deemed to be UBTI, the trust will lose its exemption from income taxation with respect to all of its income for the tax year in question. An Exempt Organization that has UBTI in any tax year from all sources of more than $1,000 will be subject to taxation on such income only. See “Investment by Charitable Remainder Trusts” below.

If we are deemed to hold partnership loans primarily for sale to customers in the ordinary course of business, or we are deemed to own “debt-financed property” (i.e., property that is subject to “acquisition indebtedness” as defined below), then a portion of such income or gain would constitute UBTI to investing Exempt Organizations.

The term “acquisition indebtedness” includes:

•	indebtedness incurred in acquiring or improving property, including indebtedness incurred to fund a mortgage loan;
•	indebtedness incurred before the acquisition or improvement of property if such indebtedness would not have been incurred but for such acquisition or improvement; and
•
indebtedness incurred after the acquisition or improvement of property if such indebtedness would not have been but for such acquisition or improvement and the incurrence of such indebtedness was reasonably foreseeable at the time of such acquisition or improvement.

We anticipate we will likely incur acquisition indebtedness that will give rise to UBTI Fiduciaries. Exempt Organizations should carefully consider the impact of the presence of UBTI on their investment performance relative to other investments that do not generate UBTI.

Minimum Distribution Requirements

Any person who is a fiduciary of an IRA or a qualified retirement plan and is considering an investment in our Units should also consider the impact of the minimum required distribution requirements under the Internal Revenue Code. Section 401(a)(9) of the Internal Revenue Code generally provides that initial minimum required distributions from retirement plans must be made commencing no later than April 1 of the year following the calendar year during which the participant attains age 70-1/2 and subsequent minimum required distributions must be made by December 31 of each year. Accordingly, if retirement plans investment primarily in the Units, and, minimum required distributions must be made to an IRA beneficiary or a qualified plan participant before we sell our properties, it is possible that an in-kind distribution of the Units will be required to be made. The fair market value of any Units distributed will be includable in the taxable income of an IRA beneficiary or qualified plan participant for the year in which the Units are received without any corresponding cash distributions from us with which to pay the income tax liability arising out of any such distribution.

In certain circumstances, an in-kind distribution of Units may not be necessary to meet the minimum distributions requirements, but only upon a showing of compliance with such requirements by reason of distributions from other retirement plan assets. Compliance with these requirements is complex, however, and potential investors are urged to consult with, and rely upon, their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. No assurances can be given that our loans will be repaid, sold or otherwise disposed of in a fashion that would permit sufficient liquidity in any retirement plan holding Units for the retirement plan to be able to avoid making a mandatory in-kind distribution of Units.

Investment by Charitable Remainder Trusts

A charitable remainder trust, or CRT, is a trust created to provide income for the benefit of at least one non-charitable beneficiary for life or a term of up to 20 years, with the property comprising the trust corpus then transferred to a charitable beneficiary upon the expiration of the trust. Upon the creation of a CRT, the grantor would normally be entitled to a charitable income tax deduction equal to the current fair market value of the remainder interest that will ultimately pass to charity. A CRT is also exempt from federal income taxation if the trust is established and maintained in compliance with highly complex rules contained in the Internal Revenue Code and underlying Treasury Regulations. Among these rules is a provision that if any portion of the income recognized by a CRT is deemed to be UBTI, all of the CRT’s income for the taxable year in which UBTI is incurred, from whatever sources derived, will be subject to income taxation at the trust level. Our General Partner anticipates our activities will give rise to income characterized as UBTI. See “Investment by Qualified Plans and Other Tax-Exempt Entities” above.

Depreciation

From time to time we may acquire equity or leasehold interests in real property by foreclosure. The cost of the improvements on any of these owned real property may be recovered through depreciation deductions over a period of 40 years.

Original Issue Discount Rules

The original issue discount rules under the Internal Revenue Code pertain to mortgage loans and obligations issued by us. The effect will be that we will realize as interest income the amount that economically accrues under a mortgage loan during the course of the year, using compound interest concepts, even where a lesser amount is actually paid or accrued under its terms. Identical concepts will be used for determining our interest deduction on our obligations, if any. This may result in us recognizing more income than the amount of cash that we receive and have available for distribution.

Market Discount

We may purchase mortgage investments for an amount substantially less than the remaining principal balance of the mortgage investments. Each monthly payment that we receive from a mortgagor will consist of interest at the stated rate for the investment in a mortgage loan and a principal payment. If we purchase an investment in a mortgage loan at a discount, for federal income tax purposes the principal portion of each monthly payment will constitute the return of a portion of our investment in the investment in a mortgage loan and the payment of a portion of the market discount for the investment in a mortgage loan. We will recognize the amount of each monthly payment attributable to market discount as ordinary income, but the amount of each monthly payment representing the return of our investment will not constitute taxable income to us. The Internal Revenue Code also treats accrued market discount as ordinary income on the sale of an investment in a mortgage loan.

Syndication and Organizational Expenses

Generally a current deduction is not allowed for expenses incurred in connection with either (i) organizing the Partnership or (ii) syndicating interests in the Partnership. Amounts that qualify as organizational expenses, as well as other start-up expenditures, may be amortized ratably over 180 months. Syndication expenses are neither deductible nor amortizable and include costs and expenses incurred in connection with promoting and marketing the Units such as selling commissions, professional fees and printing costs. The Internal Revenue Service may attempt to recharacterize certain costs and expenses that our General Partner intends to amortize over 180 months as nondeductible syndication expenses.

Activities Not Engaged in For Profit

Section 183 of the Internal Revenue Code limits deductions attributable to activities “not engaged in for profit.” The term “not engaged in for profit” describes any activity other than an activity that constitutes a trade or business or an activity that is engaged in for the production of income. In general, an activity will be considered as entered into for profit where there is a reasonable expectation of profit in the future, and the determination of whether an activity is engaged in for profit is based upon the facts and circumstances of each case.

Based upon the following factors, the activities contemplated by us should be considered activities entered into for profit:

•	our investment objectives;
•
the representations of our General Partner that we will be operated in a business-like manner in all material respect strictly in accordance with our Limited Partnership Agreement and this prospectus; and

•	the assumption that the determination as to whether our activities are activities entered into for profit under Section 183 of the Internal Revenue Code will be made at the partnership level.

Notwithstanding any determination made with respect to us in this regard, however, the Internal Revenue Service may apply Section 183 of the Internal Revenue Code to our limited partners, individually. Since the determination of whether an activity is deemed to be engaged in for profit is based upon facts and circumstances that exist from time to time, no assurance can be given that Section 183 of the Internal Revenue Code may not be applied in the future at the partner level to limit deductions allocable to limited partners from our operations. The possible application of the Section 183 limitations at the limited partner level is unclear. Although unlikely and inconsistent with our investment objectives, we could, in certain circumstances, be forced into positions of liquidating our investments at a loss. Although this will not occur if we are able to achieve our investment objectives, in the event this were to occur, the application of the Section 183 not-for-profit limitation could become an issue. Our counsel gives no opinion as to the application of Section 183 of the Internal Revenue Code at the partner level. Accordingly, prospective investors should consult with their own personal tax advisors regarding the impact of Section 183 of the Internal Revenue Code on their individual situations.

Sales of Units

A limited partner investing in us may be unable to sell any of his Units by reason of the nonexistence of any active trading market for the Units. In the event that Units are sold, however, the selling investor will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor’s adjusted tax basis in his Units. Assuming the investor is not a “dealer” with respect to such Units and has held the Units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor’s share of our “unrealized receivables” and “inventory items,” as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income. Any recapture of cost recovery allowances taken previously by us with respect to personal property associated with partnership real properties will be treated as “unrealized receivables” for this purpose. Investors should note in this regard that the Internal Revenue Code requires us to report any sale of Units to the Internal Revenue Service if any portion of the gain realized upon such sale is attributable to the transferor’s share of our “Section 751 property.”

Dissolution and Liquidation

Our dissolution and liquidation will involve the distribution to the partners of the cash remaining after the sale of our assets, if any, after payment of all of our debts and liabilities. If an investor receives cash in excess of the adjusted basis of his Units, such excess will be taxable as a gain. If an investor were to receive only cash, he would recognize a loss to the extent, if any, that the adjusted basis of his Units exceeded the amount of cash received. No loss would be recognized if an investor were to receive property other than money, unrealized receivables and “inventory” as defined in Section 751 of the Internal Revenue Code. There are a number of exceptions to these general rules, including but not limited to, (i) the effect of a special basis election under Section 732(d) of the Internal Revenue Code for an investor who may have acquired his partnership interest within the two years prior to the dissolution, and (ii) the effects of distributing one kind of property to some partners and a different kind of property to others, as determined under Section 751(b) of the Internal Revenue Code.

Capital Gains and Losses

Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 35%. Capital gains, however, are taxed at a maximum marginal rate of 20% for individuals (i.e., for gains realized with respect to capital assets held for more than 12 months). The Internal Revenue Code also provides, however, that the portion of long-term capital gain arising from the sale or exchange of depreciable real property that constitutes depreciation recapture will be taxed at a maximum marginal rate of 25% rather than 20%. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return).

Election for Basis Adjustments

Under Section 754 of the Internal Revenue Code, we may elect to adjust the basis of our property upon the transfer of an interest in us so that the transferee of a partnership interest will be treated, for purposes of calculating depreciation and realizing gain, as though he had acquired a direct interest in our assets. As a result of the complexities and added expense of the tax accounting required to implement such an election, our General Partner does not intend to cause us to make any such election. As a consequence, depreciation available to a transferee of Units will be limited to the transferor’s share of the remaining depreciable basis of our properties, and upon a sale of a property, taxable income or loss to the transferee of the Units will be measured by the difference between his share of the amount realized upon such sale and his share of our tax basis in the property, which may result in greater tax liability to him than if a Section 754 election had been made. The absence of such an election by us may result in investors having greater difficulty in selling their Units.

Taxation of Mortgage Loan Interest

Mortgage loans that we invest in or purchase may sometimes permit us to participate in the appreciation in the value of the properties or in the cash flow generated by the operation of the borrowers mortgaged properties.

The Internal Revenue Service might then seek to re-characterize a mortgage loan as an equity interest. If a mortgage loan is re-characterized as an equity interest, we would be required to recognize an allocable share of the income, gain, loss, deductions, credits and tax preference items attributable to the mortgaged property. If you are a tax-exempt member; re-characterization of a loan as an equity interest also could result in your receipt of UBTI.

Alternative Minimum Tax

Alternative minimum tax is payable to the extent that a taxpayer’s alternative minimum tax liability exceeds his regular federal income tax liability for the taxable year. Alternative minimum tax for individual taxpayers is a percentage of “alternative minimum taxable income,” or AMTI, in excess of certain exemption amounts. The first $175,000 of AMTI in excess of the exemption amount is taxed currently at 26%, and AMTI in excess of $175,000 over the exemption amount is taxed currently at 28%. AMTI is generally computed by adding what are called “tax preference items” to the taxpayer’s regular taxable income, with certain adjustments. While we do not anticipate that an investment in us will give rise to any specific tax preference items, the amount of alternative minimum tax imposed depends upon various factors unique to each particular taxpayer. Accordingly, each investor should consult with his own personal tax advisor regarding the possible application of the alternative minimum tax.

Penalties

Under Section 6662 of the Internal Revenue Code, a 20% penalty is imposed on any “substantial understatement of income tax.” In general, a “substantial understatement of income tax” will exist if the actual income tax liability of the taxpayer exceeds the income tax liability shown on the taxpayer’s return by the greater of 10% of the actual income tax liability or $5,000. The amount of an understatement may be reduced by any portion of such understatement that is attributable to (i) the income tax treatment of any item shown on the return if there is “substantial authority” for the taxpayer’s treatment of such item on his return, or (ii) any item with respect to which the taxpayer (a) adequately discloses on his return the relevant facts affecting the item’s income tax treatment, and (b) there is a reasonable basis for the item’s tax treatment by the taxpayer, unless the transaction is a “reportable transaction”. The Treasury Department is authorized to define a “reportable transaction” under Section 6011 of the Internal Revenue Code and has provided guidance as to certain transactions that are “reportable transactions.” Based on our good faith projections and assumptions concerning our performance, we do not believe that we constitute a “reportable transaction.”

In general if we were to constitute a “reportable transaction,” the 20% substantial understatement penalty would be imposed on any understatement attributable to an investment in us, even if adequately disclosed, unless the investor taxpayer were able to show that there was reasonable cause for such understatement and the taxpayer acted in good faith. In order to show good faith, the taxpayer must (i) adequately disclose the facts affecting the transaction, in accordance with regulations promulgated under Internal Revenue Code Section 6111; (ii) there must be substantial authority for such treatment; and (iii) the taxpayer must have reasonably believed that such treatment was, more likely than not, the proper treatment. A taxpayer will be treated as having a reasonable belief with respect to the tax treatment of an item only if such belief (a) is based on the facts existing at the time of the tax return that includes the items filed, and (b) relates solely to the taxpayer’s chance of success on the merits and does not take into account the possibility that the return will not be audited, the treatment will not be raised on audit, or the treatment will resolve through settlement.

A taxpayer may, but is not required to, rely on the opinion of a tax advisor in establishing reasonable belief with respect to the tax treatment of the item. However, a taxpayer may not rely on the opinion of the tax advisor if the opinion is provided by a “disqualified tax advisor” or is a “disqualified opinion.” In general, a “disqualified tax advisor” is any advisor who (i) participates in the organization, management, promotion or sale of the transaction; (ii) is compensated directly or indirectly by a material advisor with respect to the transaction; (iii) has a fee arrangement with respect to transactions contingent on all or part of the intended tax benefits; or (iv) is determined as disqualified under regulations to be promulgated. A “disqualified opinion” is one that is (a) based on unreasonable or legal or factual assumptions, (b) unreasonably relies on representations, statements, findings or agreements made by the taxpayer or other persons, (c) does not identify or consider all relevant facts or (d) fails to meet any other requirement prescribed by the Secretary of the Treasury.

As noted above, we do not believe we constitute a “reportable transaction.” However, if we were found to be a “reportable transaction,” then, because our counsel, Law Office of Jillian Sidoti, has participated in our organization and is compensated by a material advisor in certain circumstances, it would be a “disqualified advisor” for these purposes and reliance on the opinions of The Law Office of Jillian Sidoti would not protect investors from potential liability for the 20% substantial understatement penalty.

In addition to the substantial understatement penalty described above, the Internal Revenue Code also imposes a 20% penalty on any portion of an underpayment of tax attributable to (i) any substantial valuation misstatement, defined generally as a situation where the value or adjusted basis of a property claimed on a return is 200% or more of the correct value or adjusted basis, or (ii) negligence, defined as any failure to make a reasonable attempt to comply with the Internal Revenue Code, or a careless, reckless or intentional disregard of federal income tax rules or regulations.

Disclosure of Reportable Transactions

Under recent amendments to Sections 6111, 6112, 6707 and 6708 of the Internal Revenue Code, each material advisor with respect to any reportable transaction is required to file an information return with the Secretary of the Treasury in a manner and form to be prescribed by regulations that are to be issued. The penalties for failure to file are severe and include penalties of $50,000, which may be increased significantly if the reportable transaction is a “listed transaction.”

We do not believe that we constitute or will constitute a reportable transaction, nor do we believe we constitute a listed transaction. Accordingly, we do not believe that these increased penalty provisions will apply. However, were they to do so, they could have severe adverse effect on the ability of our General Partner and its affiliates to continue to operate successfully and continue to work with us.

Partnership Tax Information; Partner Tax Returns

We will furnish to our limited partners sufficient information from our annual tax returns to enable the limited partners to prepare their own federal, state and local tax returns. Limited partners either must report partnership items on their returns consistently with the treatment on our information return or must file Form 8082 with their returns identifying and explaining any inconsistency. Otherwise, the Internal Revenue Service may treat such inconsistency as a computational error, recompute and assess the tax without the usual procedural protection applicable to federal income tax deficiency proceedings, and impose penalties for negligent or intentional failure to pay tax.

Audits

The Internal Revenue Service often audits partnership tax returns. Deductions that are claimed by us may be challenged and disallowed by the Internal Revenue Service. Any such disallowance may deprive investors holding Units of some or all of the tax benefits incidental to an investment in us.

An audit of the Partnership could also result in the payment by us of substantial legal and accounting fees in our attempts to substantiate the reporting positions taken, and any such fees would reduce the cash otherwise available for distribution to the limited partners. Any such audit may result in adjustments to our tax returns that would require adjustments to each limited partner’s personal income tax return and may require such limited partners to pay additional taxes plus interest. In addition, any audit of a limited partner’s return could result in adjustments of other items of income and deductions not related to our operations.

In the event of an audit of our tax return, our General Partner will take primary responsibility for contesting federal income tax adjustments proposed by the Internal Revenue Service. Our General Partner may also extend the statute of limitations as to all partners and, in certain circumstances, bind the limited partners to such adjustments. Although our General Partner will attempt to inform each limited partner of the commencement and disposition of any such audit or subsequent proceedings, limited partners should be aware that their participation in administrative or judicial proceedings relating to partnership items will be substantially restricted.

You should note that in the event our General Partner causes us to elect to be treated as an “Electing Large Partnership” under the Internal Revenue Code, thereby enabling us to take advantage of simplified flow-through reporting of partnership items, any adjustments to our tax returns would be accounted for in the year such adjustments take effect, rather than the tax year to which such adjustments relate. Further, our General Partner will have the discretion in such circumstances either to pass along adjustments to the partners, or to cause such adjustments to be borne at the partnership level, which could reduce the cash otherwise available for distribution to limited partners. Any penalties and interest could also be borne at the partnership level. Potential investors are urged to consult their own tax advisors with regard to the effect of simplified pass-through reporting and the changes to partnership audit procedures in effect as a consequence thereof.

Foreign Investors as Limited Partners

Foreign investors may purchase the Units. A foreign investor who purchases Units and becomes a limited partner will generally be required to file a U.S. tax return on which he must report his distributive share our items of income, gain, loss, deduction and credit. A foreign investor must pay U.S. federal income tax at regular U.S. tax rates on his share of any net income, whether ordinary income or capital gains. A foreign investor may also be subject to tax on his distributive share of our income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor or amounts payable upon the sale of a foreign investor’s Units may be reduced by U.S. tax withholdings made pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own personal tax advisors with regard to the effect of both the U.S. tax laws and foreign laws on an investment in us and the potential that we will be required to withhold federal income taxes from amounts otherwise payable to foreign investors.

Tax Legislation and Regulatory Proposals

Significant tax legislation has been enacted in recent years containing provisions that altered the federal income tax laws relating to an investment in partnerships such as the Partnership. In addition, legislative proposals continue to be made which could also significantly change the federal income tax laws as they relate to an investment in us. It is impossible at this time, however, to predict whether or in what form any such legislation will be enacted. Further, the interpretation of changes made in recent years is uncertain at this time. Each prospective investor is urged to consult his own personal tax advisor with respect to his own tax situation, the effect of any legislative, regulatory or administrative developments or proposals on an investment in our Units, or other potential changes in applicable tax laws.

State and Local Taxes

In addition to the federal income tax aspects described above, prospective investors should consider potential state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor in those states in which we may own properties acquired through foreclosure or carry on activities. Each investor is urged to consult his own tax advisor on all matters relating to state and local taxation, including the following:

•	whether the state in which he resides will impose a tax upon his share of our taxable income;
•	whether an income tax or other return must also be filed in those states where we will own properties; and
•	whether he will be subject to state income tax withholding in states where we will own properties.

Because we will conduct activities and own properties in different taxing jurisdictions, an investment in us may impose upon a limited partner the obligation to file annual tax returns in a number of different states or localities, as well as the obligation to pay taxes to a number of different states or localities. Additional costs incurred in having to prepare various state and local tax returns, as well as the additional state and local tax that may be payable, should be considered by prospective investors in deciding whether to make an investment in us.

Further, many states have implemented or are in the process of implementing programs to require partnerships to file tax returns and withhold and pay state income taxes owed by non-resident partners with respect to income-producing properties located in those states. In the event that we are required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would be reduced. In addition, such withholding and return filing requirements at the state level may result in increases in our administrative expenses, which would likely have the effect of reducing returns to the limited partners.

Each prospective purchaser of Units is urged to consult with his own personal tax advisor with respect to the impact of applicable state and local taxes on his proposed investment in the Partnership.

DESCRIPTION OF THE LIMITED PARTNERSHIP AGREEMENT

The following is a summary of the material provisions of our Limited Partnership Agreement not summarized elsewhere in this prospectus. The Limited Partnership Agreement commenced on April 18, 2012 and will continue in effect until amended or terminated as discussed below. A copy of the Limited Partnership Agreement is attached as Exhibit 3.1 to the registration statement of which this prospectus forms a part.

Organization

We are organized as a limited liability partnership under the Nevada Revised Uniform Limited Partnership Act (referred to in this prospectus as the “Partnership Act”). The General Partner is CapSource, Inc.,with its sole officer being Stephen Byrne.

Capital Contributions

In April 18, 2012, in exchange for the General Partner Units, the General Partner contributed $15,000 for startup expenses. It is expected that the directors and CEO of our General Partner will each contribute up to $50,000 in cash towards the purchase of Units.

Allocations

The limited partners will be allocated net income equal to their non-liquidating distributions that are based upon their accrued return. The balance of the net income will be allocated to the General Partner.

Exculpation and Limited Liability of the General Partner

The General Partner, any affiliate of the General Partner, any officer, director, stockholder, member, partner, employee, agent or assign of the General Partner, or any of its affiliates, who was, at the time of the act or omission in question, such a person or entity (collectively to referred to in this prospectus as the “Related Persons”), shall not be liable, responsible or accountable, whether directly or indirectly, in contract, tort or otherwise, to the Partnership, any other person in which the Partnership has a direct or indirect interest or any limited partner for any damages asserted against, suffered or incurred by the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) arising out of, relating to or in connection with any act or failure to act pursuant to the Limited Partnership Agreement or otherwise with respect to: the management or conduct of the business and affairs of the Partnership; the offer and sale of Units in the Partnership; and the management or conduct of the business and affairs of any Related Person insofar as such business or affairs relate to the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or to any Partner in its capacity as such, including, without limitation, all activities in the conduct of other business engaged in by it (or them) which might involve a conflict of interest vis-a-vis the Partnership, any other person or entity in which the Partnership has a direct or indirect interest or any Partner (or any of their respective Affiliates) or in which any Related Person realizes a profit or has an interest, except for any such damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of the Limited Partnership Agreement or knowing violation of law by the General Partner or Related Persons.

Neither the General Partner nor any other Related Person shall be personally liable for the return of the capital contributions of any limited partner or any portion thereof or interest thereon, and such return shall be made solely from available Partnership assets, if any.

Limited Liability of the Limited Partners

The liability of each limited partner is limited to the amount that he/she is obligated to contribute to us for the purchase of his/her Units plus any undistributed distributions.

Management

The Partnership will be managed exclusively by the General Partner. The limited partners will have no part of management of the Partnership, and have no authority or right in their capacity as limited partners to act on behalf of the Partnership in connection with any matter.

The General Partner has the power and authority to acquire, hold, manage, own, sell, transfer, convey, assign, exchange, pledge or otherwise dispose of the Partnership’s investments made or other property held by the Partnership. In its discretion, the General Partner may invest temporarily in bonds, bank certificates of deposits or money market funds.

The General Partner shall not do any act in contravention of any applicable law or regulation or any provision of the Limited Partnership Agreement or possess Partnership property for other than a Partnership purpose.

The limited partners will be unable to remove the General Partner. It will be difficult for the General Partner to remove Mr. Byrne, but can through a majority vote of the board of directors.

Fiduciary Responsibilities of the General Partner

Our General Partner will be accountable to the Partnership as a fiduciary and, consequently, will be required to exercise good faith and integrity in all its dealings with respect to Partnership affairs. Our General Partner must exercise its fiduciary duty to ensure the safekeeping and authorized use of all funds and assets, whether or not in its immediate possession or control, and must not use or employ, or permit another to use or employ, such funds or assets in any manner except for our exclusive benefit. In addition, our General Partner is not permitted to contract away the fiduciary duty owed to the limited partners by our General Partner under common law.

A limited partner may institute legal action either (1) on behalf of himself or all other similarly situated limited partners, referred to as a “class action,” to recover damages to the limited partners for a breach by a general partner of his fiduciary duty, or (2) on behalf of the partnership, referred to as a “partnership derivative action,” to recover damages from the general partner and/or third parties. Nevada law specifically permits a limited partner of a Nevada limited partnership to bring a derivative action on behalf of the partnership if:

•
the general partner or partners of the partnership have refused to bring the action on behalf of the partnership or if an effort to cause such general partner or partners to bring the action is not likely to succeed; and

•
the limited partner was a partner at the time the transaction complained of occurred or such partner became a partner by operation of law from a person who was a partner at the time of such transaction.

Under Nevada law, a general partner of a Nevada limited partnership has the same liabilities to the partnership and the other partners as a partner in a partnership without limited partners, except as otherwise provided in the partnership agreement or Nevada law. As a result, subject to the terms of our Limited Partnership Agreement, our General Partner is liable for the debts and obligations that we incur. However, our Limited Partnership Agreement provides that our General Partner and its affiliates shall not be liable, responsible or accountable in damages or otherwise to us or to any of our limited partners for any act or omission performed or omitted by our General Partner or its affiliates in good faith and reasonably believed to be in our best interest, except for conduct involving the receipt of an improper personal benefit, gross negligence, or intentional misconduct.

Our Limited Partnership Agreement provides that we will indemnify our General Partner and its affiliates from and against liabilities and related expenses incurred in dealing with third parties while acting on behalf of or performing services for us arising out of any act or failure to act that our General Partner reasonably believed was in our best interest, provided that our General Partner shall not be indemnified by us for any liabilities resulting from bad faith, gross negligence, or intentional misconduct. Any indemnification of our General Partner is recoverable only out of our assets and not from the limited partners.

Notwithstanding the foregoing, we will not indemnify our General Partner or any person acting as a broker-dealer with respect to the Units from any liabilities incurred by them arising under federal and state securities laws unless:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular person seeking indemnification;
•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular person seeking indemnification; or

•
a court of competent jurisdiction approves a settlement of the claims against the particular person seeking indemnification and finds that indemnification of the settlement and related costs should be made.

Admission of New Limited Partners

The Partnership may admit limited partners in the General Partner’s discretion. A new limited partner must agree to be bound by the terms and provisions of the Limited Partnership Agreement and shall be deemed to have done so by virtue of the acceptance of its subscription. Upon admission the new limited partner shall have all the rights and duties of a limited partner in the Partnership.

Books and Records

The Partnership will maintain books and records in such manner as is utilized in preparing the Partnership’s United States federal information tax return in compliance with Section 6031 of the Internal Revenue Code, and such other records as may be required in connection with the preparation and filing of the Partnership’s required United States federal, state and local income tax returns or other tax returns or reports of foreign jurisdictions.

All such books and records will be made available at the principal office of the Partnership and will be open to the reasonable inspection and examination of the limited partners or their duly authorized representatives during normal business hours upon five business days’ prior written notice.

Termination of the Partnership

The Partnership’s existence can be terminated by, among other events, the following events: the failure to continue the business of the Partnership following the bankruptcy, dissolution, liquidation, withdrawal or removal of the General Partner (collectively referred to in this prospectus as a “Disabling Event”) if the limited partners holding a majority of the Units held by all of the limited partners do not consent in writing within 180 days of the Disabling Event to continue the Partnership and appoint a successor general partner; a determination by the General Partner to terminate the Partnership made in its sole discretion; a determination by the limited partners with at least 80% of the aggregate Units held by all of the limited partners; or the entry of a decree of judicial dissolution pursuant to the Partnership Act.

It is the intent of the General Partner to start the redemption of all Units in year five with the intent to terminate and dissolve the Partnership in year six once all Units are effectively redeemed. However, investors may also look to prematurely redeem their Units in accordance with our Redemption Program.

Amendments to the Limited Partnership Agreement

As set forth in Section 14.1 of the Limited Partnership Agreement, the amendment or modification of the following provisions require the written consent of the General Partner and limited partners with at least 66-2/3% of the aggregate Units held by all of the limited partners: (i) the term of the of Partnership; (ii) liability of the General Partner; (iii) limited liability of the limited partners; (iv) capital contributions and capital calls; (v) capital accounts; (vi) allocations to capital accounts; (vii) tax allocations; (viii) non-liquidating distributions; (ix) distributions in redemption of a limited partner’s interest; (x) final distribution; (xi) management by the General Partner; (xii) other activities of the General Partner and Related Persons; (xiii) partnership expenses; (xiv) indemnification of the General Partner; (xv) event of termination; (xvi) the winding-up of the Partnership; (xvii) distributions in cash or in kind; (xviii) the time for liquidation; (xix) effect of bankruptcy, etc. of the General Partner; (xx) amendments to the Limited Partnership Agreement; (xxi) the granting of powers of attorney; and (xxii) payment in U.S. dollars.

The General Partner has the authority to amend or modify the Limited Partnership Agreement without any vote or other action by the other partners, to satisfy any requirements, conditions, guidelines, directives, orders, rulings or regulations of any governmental authority, or as otherwise required by applicable law. The General Partner also has the authority to amend or modify this Agreement without any vote or other action by the other partners: (i) to reflect the admission of substitute, additional or successor partners and transfers of Units pursuant to this Agreement; (ii) to qualify or continue the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in all jurisdictions in which the Partnership conducts or plans to conduct business; (iii) to change the name of the Partnership; (iv) to cure any ambiguity or correct or supplement any provisions herein contained which may be incomplete or inconsistent with any other provision herein contained; or (v) to correct any typographical errors contained herein.

Restrictions on Assignment and Withdrawal of General Partner

The General Partner does not have the right to assign, pledge or otherwise transfer its interest as the general partner of the Partnership, and the General Partner does not have the right to withdraw from the Partnership, without the consent of limited partners with at least 66-2/3% of the aggregate Units held by all of the limited partners. In the event of such an assignment or other transfer of all of its interest as a general partner of the Partnership, the General Partner’s assignee or transferee will be substituted in its place as general partner of the Partnership and the General Partner will withdraw as a general partner of the Partnership.

All other sections of the Limited Partnership Agreement (and all defined terms as used therein) may be modified or amended only with the written consent of both the General Partner and of the limited partners with more than 50% of the aggregate Units held by all of the limited partners.

Power of Attorney

Each limited partner grants to the General Partner a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution and the amendment of the Limited Partnership Agreement.

Meetings

The Partnership will not hold annual meetings unless the limited partners holding 20% of the aggregate Units held by all of the limited partners petitions the General Partner for a meeting.

GLOSSARY

Advisers Act – the Investment Advisers Act of 1940, as the same may be hereafter amended from time to time.

Affiliate – with reference to any Person, any other Person of which such Person is a member, director, officer, manager, general partner or employee, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person and, in the case of an individual, a spouse or a blood relative of such Person (or spouse) within the second degree.

Agreement – this Limited Partnership Agreement, as amended from time to time as provided herein.

Applicable Law – any applicable law, regulation, ruling, order or directive, or license, permit or other similar approval of any Governmental Authority, now or hereafter in effect, to which a Partner (or any of its Affiliates) is or may be subject.

Assignment – as defined in Section 10.1 .

Authorized Representatives – as defined in Section 15.16 .

Bankruptcy Code – Title 11 of the United States Code entitled “Bankruptcy,” as the same may be hereafter amended from time to time, and any successor statute or statutes thereto.

BHC Partner – any Limited Partner that is a “bank holding company” or a non-bank “subsidiary” thereof as defined in § 225.2 of the regulations of the Federal Reserve System or any successor regulations.

Book Value – with respect to any Partnership asset, the asset’s adjusted basis for federal income tax purposes, except that the Book Value of any Partnership asset distributed to any Partner shall be adjusted immediately prior to such distribution to equal its Fair Market Value.

Business Day – any day excluding a Saturday and any other day on which banks are required or authorized to close in Las Vegas, Nevada.

Capital Account – as defined in Section 5.1 .

Capital Contribution – a contribution to the capital of the Partnership made pursuant to Section 4 .

Code – the Internal Revenue Code of 1986, as the same may be hereafter amended from time to time and any successor statute or statues thereto.

Confidential Matter – as defined in Section 15.16 .

Damages – any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing.

Disabling Event – as defined in Section 13.2(a) .

DOL – United States Department of Labor.

Effective Date – as defined in the introduction to this Agreement.

ERISA – the Employee Retirement Income Security Act of 1974, as the same may be hereafter amended from time to time and any successor statute or statutes thereto.

ERISA Partner – any Limited Partner that is an “employee benefit plan” within the meaning of section 3(3) of ERISA and subject to Part 4 of Subtitle B of Title I of ERISA, a “plan” within the meaning of §4975(e)(1) of the Code, an entity whose underlying assets include “plan assets” by reason of a plan’s investment in such entity as determined under Section 3(42) of ERISA, or any other “benefit plan investor” within the meaning of §3(42) of ERISA or any successor provision or regulations issued thereunder.

Event of Termination – as defined in Section 12.1 .

Exchange Act – the Securities and Exchange Act of 1934, as the same may be hereafter amended from time to time.

Fair Market Value – (a) as to any Securities which are listed or admitted to trading on any national securities exchange on any trading day, the amount equal to (i) the last sale price of such Securities, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Securities are then listed or admitted to trading, or (ii) if such Securities are not then listed or admitted to trading on any national securities exchange but are reported through the automated quotation system of a registered securities association, the last trading price of such Securities on such date, or if there shall have been no trading on such date, the average of the closing bid and asked prices of such Securities on such date as shown by such automated quotation system, and (b) as to any other property on any date, the fair market value of such property on such date as determined in good faith by the General Partner, provided that if a Majority in Interest so requests in writing, the fair market value of such property shall be determined by an independent, nationally recognized investment banking firm, accounting firm, or an appraisal firm selected by the General Partner.

Fiscal Year – as defined in Section 2.6 .

Foundation Partner – a Limited Partner that is (a) a “private foundation” within the meaning of § 509 of the Code and (b) so indicates on its Subscription Agreement or otherwise in writing to the General Partner at which such Limited Partner is admitted to the Partnership and is so identified in the books and records of the Partnership.

GAAP – generally accepted accounting principles in the United States of America as in effect from time to time.

General Partner – the person identified as the General Partner in the introduction to this Agreement and its replacement or successor from time to time as permitted by this Agreement.

Governmental Authority – any nation or government, any state or other political subdivision thereof and any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Initial Limited Partner – Stephen Byrne.

Interest – the entire limited partnership interest owned by a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which a Limited Partner may be entitled as provided in this Agreement, together with the obligations of such Limited Partner to comply with all the terms and provisions of this Agreement.

Internal Revenue Service – the Internal Revenue Service or its successor.

Investment Company Act – the Investment Company Act of 1940, as the same may be hereafter amended from time to time.

Limited Partners – as defined in the introduction to this Agreement.

Limited Partnership Units – A measure of ownership that entitles the holder to a return equal to eight percent (8%) per annum on a principal amount of $1,000.

Liquidation Representative – as defined in Section 12.2 .

Majority in Interest – Limited Partners with more than one-half of the aggregate Voting Interests of all Limited Partners.

Material Adverse Effect – (a) a violation of a statute, rule or regulation of any Governmental Authority that is reasonably likely to have a material adverse effect on any Person in which the Partnership has a direct or indirect interest in the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates, (b) an occurrence that is reasonably likely to subject any Person in which the Partnership has a direct or indirect interest, the Partnership, the General Partner, any other Partner or any of their respective Affiliates or, with respect to an ERISA Partner, on the sponsor of such ERISA Partner or any such sponsor’s Affiliates to any material regulatory requirement to which it would not otherwise be subject, or which is reasonably likely to materially increase any such regulatory requirement beyond what it would otherwise have been, (c) an occurrence that is reasonably likely to subject any Partner to any tax under § 897 of the Code, (d) an occurrence that is reasonably likely to cause the Partnership to be taxed as a corporation for United States federal income tax purposes or (e) an occurrence that is reasonably likely to result in any Securities or other assets owned by the Partnership being deemed to be “plan assets” under ERISA or that is reasonably likely to result in a “prohibited transaction” under ERISA.

Net Income and Net Loss – for each fiscal year or other period, the taxable income or loss of the Partnership, or particular items thereof, determined in accordance with the accounting method used by the Partnership for federal income tax purposes with the following adjustments: (a) all items of income, gain, loss, deduction or expense specially allocated pursuant to this Agreement (including Section 5.2 ) shall not be taken into account in computing such taxable income or loss; (b) any income of the Partnership that is exempt from federal income taxation and not otherwise taken into account in computing Net Income and Net Loss shall be added to such taxable income or loss; (c) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Book Value; (d) upon an adjustment to the Book Value of any asset pursuant to the definition of Book Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Book Value of any asset differs from its adjusted tax basis for federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Net Income and Net Loss shall be an amount which bears the same ratio to such Book Value as the federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis ( provided that if the federal income tax depreciation, amortization or other cost recovery deduction is zero, the General Partner may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Net Income and Net Loss); and (f) except for items in (a) above, any expenditures of the Partnership not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Net Income and Net Loss pursuant to this definition, shall be treated as deductible items.

Non-Plan Party – as defined in Section 10.3(a)(ii) .

Non-U.S. Person – any individual or entity that is not a United States Person within the meaning of Code § 7701(a)(30).

Non-Withdrawal Period – Five (5) years from date of initial investment.

Organizational Expenses – all costs and expenses of the Partnership related to the organization of the Partnership and the offer and sale of Interest.

Partners – the Limited Partners and the General Partner and such substituted or additional Partners as shall be admitted to the Partnership pursuant to Section 10 , or Section 13 .

Partnership – as defined in the introduction to this Agreement.

Partnership Act – the Nevada Revised Uniform Limited Partnership Act as the same may be hereafter amended from time to time.

Partnership Expenses – as defined in Section 8.1 .

Permitted Temporary Investments – investments by the Partnership in (a) Securities that are obligations of or guaranteed by the United States government or an agency or instrumentality thereof; (b) domestic, corporate or governmental indebtedness rated AA or Prime-1 (or the equivalent thereof) or better by Moody’s Investors Service Inc. or A-1 (or its equivalent) or better by Standard & Poor’s Corporation; (c) certificates of deposit, money market accounts, savings accounts, checking accounts or any combination thereof in banks which have total assets of $100,000,000 or more (or in banks insured by the Federal Deposit Insurance Corporation (the “ FDIC ”) which have total assets of less than $100,000,000 if the amount of the Partnership’s funds deposited in such bank is fully insured by the FDIC); or (d) any other Securities that the General Partner determines are appropriate for short term investments.

Person – an individual, partnership, corporation, corporation, joint venture, business trust or unincorporated organization, Governmental Authority or any other entity.

Regulation Y – Regulation Y of the Board of Governors of the Federal Reserve System (C.F.R. Part 225) or any successor to such Regulation.

Related Person – as defined in Section 3.2 .

Schedule K-1 – Internal Revenue Service Form Schedule K-1.

Securities – any (a) privately or publicly issued capital stock, bonds, notes, debentures, commercial paper, bank acceptances, trade acceptances, trust receipts and other obligations, chooses in action, partnership or corporation interests, instruments or evidences of indebtedness commonly referred to as securities, warrants, options, including puts and calls or any combination thereof and the writing of such options, and (b) claims or other causes of action, matured or unmatured, contingent or otherwise, of creditors and/or equity holders of any Person against such Person, including, without limitation, “claims” and “interests,” in each case as defined under the Bankruptcy Code, and all rights and options relating to the foregoing.

Securities Act – the United States Securities Act of 1933, as the same may be hereafter amended from time to time.

Subscription Agreement – as to any Limited Partner, the subscription agreement between such Partner and the Partnership in connection with its purchase of Interests, and all related documents accompanying such Subscription Agreement.

Substitute Limited Partner – a Limited Partner who is admitted as a Substitute Limited Partner in conformity with the provisions of Section 10.1 .

Successor General Partner – any Person admitted to the Partnership as a successor general partner pursuant to Section 10.2 or Section 13.2 .

Tax Exempt Limited Partner – any Limited Partner which is exempt from federal income taxation, including a Limited Partner which is exempt under § 501 of the Code.

Tax Matters Partner – as defined in Section 7.5 .

Treasury Regulations – the Income Tax Regulations promulgated under the Code, as the same may be hereafter amended from time to time or any successor or successors to such regulations.

UBTI – items of gross income taken into account for purposes of calculating unrelated business taxable income as defined in §§ 512 and 514 of the Code.

Unit – A measure of ownership that represents an investment in the principal amount of $1,000 and entitles its holder to such rights as are more particularly described within this Agreement.

U.S. Dollars and $ – lawful money of the United States of America.

Voting Interests – for the purpose of any vote or consent right hereunder, the respective interest of each Limited Partner as determined by reference to the aggregate amount of such Limited Partner’s Units held divided by the aggregate of all outstanding Units held by Limited Partners who are entitled to vote.

CONFLICTS OF INTEREST

Although the General Partner intends to avoid situations involving conflicts of interest, there may be situations in which the interests of the Partnership may conflict with the interests of the General Partner or any other Related Person, and such situations will not, in any case or in the aggregate, be deemed a breach of the Limited Partnership Agreement or any duty owed by the General Partner or such Related Person to the Partnership or to any limited partner. For example, Related Persons may invest in Units, and such investments, including the number of Units that these persons hold, could influence the General Partner’s decision to pay dividends on Units at a time or times when it would be prudent to use our cash resources to build capital, pay outstanding obligations, or grow our business.

Additionally, our Limited Partnership Agreement does not prohibit the General Partner or any Related Person, including directors and the Managing Partner of our General Partner who invest in Units, from engaging in other business ventures and activities, including ventures and activities that compete with the Partnership. This fact could create situations in which the Managing Partner and/or the directors of the General Partner do not focus all of their time and attention to the affairs of the Partnership. This fact also would permit these persons to directly seize upon business opportunities from which the Partnership could benefit if those opportunities were instead made available to the Partnership. Neither we nor any limited partner has any rights with respect to any such ventures and activities or the income or profits derived therefrom, so this conflict of interest could result in the Partnership earning less profit than would be the case if our affiliates were required to first present favorable business opportunities to the Partnership.

Additionally, because the General Partner has sole discretion with respect to the Partnership’s cash resources, including the proceeds from this offering, the General Partner may choose to invest our funds in companies or other ventures in which the General Partner and/or Related Persons have a financial interest. Such investments may not be negotiated on an arms-length basis. Again, neither we nor any limited partner will have any rights to the income or profits derived by those companies or other ventures using our funds (except to the extent our funds represent an equity or similar investment in those companies or ventures).

Neither the General Partner nor any other Related Person shall be obligated to disclose or refer to the Partnership any particular investment opportunity, whether or not any such opportunity is of a character which could be taken by the Partnership .

Mr. Byrne is the Chief Executive Officer of Capsource, Inc, our general partner. As the sole officer and a director of Capsource, Inc. Mr. Byrne has latitudein determining his own salary for services rendered. Mr. Byrne, through Capsource, Inc, carries out a similar business to the one herein proposed. Mr. Byrne, as a sole officer and director, may unilaterally make decisions as the sole officer of Capsource, Inc.

ERISA CONSIDERATIONS

The following is a summary of the material non-tax considerations associated with an investment in the Partnership by a qualified plan, Keogh Plan or an IRA (a “benefit plan”). This summary is based on provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor (“DOL”). No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein. Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA should consider whether an investment in the Units is consistent with his or her fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA plan’s participants and beneficiaries. A fiduciary is required to perform the fiduciary’s duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA plan’s governing documents, provided that the documents are consistent with ERISA.

Fiduciaries with respect to an ERISA plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA plan. An investment professional who knows, or ought to know, that his or her advice will serve as one of the primary bases for the ERISA plan’s investment decisions may be a fiduciary of the ERISA plan, as may any other person with special knowledge or influence with respect to an ERISA plan’s investment or administrative activities.

While the beneficial “owner” or “account holder” of an IRA is treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA’s fiduciary duty rules, although they are subject to the Code’s prohibited transaction rules explained below. Also, certain qualified plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain qualified plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual and/or his or her spouse who own(s) 100% of the corporation’s stock, are generally not subject to ERISA’s fiduciary standards, although they also are subject to the Code’s prohibited transaction rules explained below.

A person subject to ERISA’s fiduciary rules with respect to an ERISA plan should consider those rules in the context of the particular circumstances of the ERISA plan before authorizing an investment of a portion of the ERISA plan’s assets in Units.

Fiduciaries of an ERISA plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a “self-directed investment” arrangement) generally will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant’s exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control. Liability can, however, be imposed upon the fiduciary of an ERISA plan for losses resulting from a participant’s direction of the investment of assets in his individual account into a particular investment option under the ERISA plan if the fiduciary acted imprudently in offering, or continuing to offer, the investment under the ERISA plan.

The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

Any fiduciary of an ERISA plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transaction provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving “plan assets” with parties that are “disqualified persons” described in Section 4975(e)(2) of the Code or “parties in interest” described in Section 3(14) of ERISA, each of which are referred to as “disqualified persons.”

“Prohibited transactions” include, but are not limited to, any direct or indirect transfer or use of a qualified plan’s or IRA’s assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA plan that was a party to the prohibited transaction for any losses sustained by the ERISA plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA plan or a non-ERISA plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by an ERISA plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the Managing Member of the General Partner, or any of its affiliates, have investment discretion with respect to the assets used to purchase the Units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan’s or IRA’s decision to purchase Units.

None of the Managing Partner of the General Partner, the General Partner nor the Partnership shall have any liability or responsibility to any benefit plan that is a limited partner or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

“Plan Assets”

If our assets were determined under ERISA or the Code to be “plan assets”:

•	the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving our assets;

•
persons who exercise any authority or control over our assets, or who provide investment advice to us, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the Units, and transactions involving our assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest;

•
a fiduciary exercising his investment discretion over the assets of an ERISA plan to cause it to acquire or hold the Units could be liable under Part 4 of Title I of ERISA for transactions we enter into that do not conform to ERISA standards of prudence and fiduciary responsibility; and

•	certain transactions that we might enter into in the ordinary course of our business and operations might constitute “prohibited transactions” under ERISA and the Code.

An ERISA plan’s fiduciaries might, under certain circumstances, be subject to liability for actions taken by the Managing Partner of the General Partner or its affiliates, and certain of the transactions described in this prospectus in which we might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such ERISA plan, even if their acquisition of Units did not originally constitute a prohibited transaction.

Under ERISA and applicable DOL regulations governing the determination of what constitutes assets of an ERISA plan in the context of investment securities such as Units, an undivided interest in the underlying assets of a collective investment entity such as the Partnership will be treated as “plan assets” of “Benefit Plan Investors” (as that term is defined under ERISA) if (i) the securities are not publicly offered, (ii) 25% or more of the total value of each class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are “equity interests”, and (iv) the entity is not an “operating company”. In order for securities to be treated as “publicly offered”, they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be “freely transferable.”

Units will be sold as part of an offering registered under the Securities Act of 1933. However, we believe that the restrictions on transferability of Units (see “Restrictions on Transfers of Limited Partnership Units”) prevent the Units from being “freely transferable” for purposes of the DOL’s regulations. Consequently, in order to ensure that our assets will not constitute “plan assets” of limited partners which are ERISA plans, the Managing Partner of the General Partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan Investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the Managing Partner of the General Partner shall, as provided in the DOL’s regulations, disregard the value of any Units held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to our assets, or any person who provides investment advice for a fee (direct or indirect) with respect to our assets, or any affiliate of any such a person. However, neither we nor the Managing Partner of the General Partner nor the Directors of the Managing Partner shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan assets” issue, a decision to cause a benefit plan to acquire Units should involve consideration, among other factors, of whether:

•	the investment is in accordance with the documents and instruments governing the benefit plan;
•	the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating Units;
•	the investment will provide sufficient cash distributions in light of the benefit plan’s required benefit payments or other distributions;
•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from the Partnership;
•
in the case of an ERISA plan, the investment (or, in the case of a self-directed individual account arrangement under Section 404(c) of ERISA and regulations promulgated thereunder, the decision to offer the investment to participants in the ERISA plan) is made solely in the interests of the ERISA plan’s participants; and

•
the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the benefit plan to value its assets in accordance with the rules and policies applicable to the benefit plan.

Prospective ERISA plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of an ERISA plan that has invested in an entity such as the Partnership are sufficiently diversified may be made by looking through the ERISA plan’s interest in the entity to the underlying portfolio of assets owned by the entity.

The fiduciaries of each benefit plan proposing to invest in the Partnership may be required to make certain representations, including, but not limited to, a representation that they have been informed of and understand the Partnership’s investment objectives, policies, and strategies, and that the decision to invest assets in the Partnership is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. Additionally, each benefit plan will be required to represent that to the best of its knowledge neither the Partnership nor any of its affiliates is a party in interest or disqualified person, as defined in Section 3(14) of ERISA and Section 4975(e)(2) of the Code, with respect to such benefit plan.

DETERMINATION OF OFFERING PRICE

The offering price of the Units was arbitrarily determined by the General Partner and was based upon consideration of various factors including the availability and demand for such investments. The price of the Units does not bear any relationship to our assets, book value, net worth or other economic or recognized criteria of value. In no event should the offering price of the Units be regarded as an indicator of any future market price of the Units.

PLAN OF DISTRIBUTION

We are offering, on a continuous basis, up to 25,000 Units. Generally, we will require a minimum investment of five Units, or $5,000, but we reserve the right to waive this subscription minimum and accept a lesser amount from any investor. For example, we may allow purchases of as little as one Unit, or $1,000, if the purchasers are custodians acting for a minor family member. IRAs and employee benefit plans may also purchase Units. We also require a minimum investment of ten Units, or $5,000, by IRAs and employee benefits plans.

We will escrow up to $1,000,000 prior to using any of the proceeds. We have not yet established an escrow account and will amend this offering as we do so. After the minimum raise of $1,000,000, the proceeds from the sale of any subsequent Units will be paid directly to us for our use without restrictions. The Units will be issued in book entry form and, accordingly, you will not be issued a physical certificate. We currently do not have an escrow arrangement in place and therefore, there is currently no benefit of an independent escrow agent to return funds.

We filed a Registration Statement on Form S-11, with the SEC, of which this prospectus is a part, to register our offering of the Units. We intend to file, a registration statement and amendments with each of the states that we intend to offer Units. We may not offer or sell the Units until the registration statement and all amendments thereto are declared effective by the SEC and until the related registration statement and amendments filed with each of the foregoing jurisdictions are declared effective by the security regulators in those jurisdictions.

The Units will be offered and sold in certain states by our General Partner and its sole officer, Stephen Byrne. In the future, subject to compliance with all applicable issuer-agent registration requirements, some of our other associated persons may also offer and sell the Units. The activities of Mr. Byrne and any other associated person as issuer agents are restricted to transactions with respect to the securities of the Partnership. None of these associated persons will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in Units. Our associated persons who offer and sell the Units will rely on Rule 3a4-1 under the Exchange Act, as an exemption from registration as a broker-dealer. Our General Partner and Stephen Byrne are statutory underwriters under the Securities Act and that the associated persons may also be statutory underwriters.

We may authorize other broker-dealers that are members of the Financial Industry Regulatory Authority, Inc. (FINRA), which we refer to as participating broker-dealers, to sell our Units. We have not entered into any agreements with any such broker-dealers.

We may sell Units at a discount to the primary offering price of $1,000.00 per Unit through the following distribution channels in the event that the investor:

•      pays a broker a single fee, e.g., a percentage of assets under management, for investment advisory and broker services, which is frequently referred to as a “wrap fee”;
•      has engaged the services of a registered investment advisor with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (other than a registered investment advisor that is also registered as a broker-dealer who does not have a fixed or “wrap fee” feature or other asset fee arrangement with the investor); or
•      is investing through a bank acting as trustee or fiduciary.
•      We estimate that we will pay approximately a 10% brokerage fee. We have estimated this base on industry standards.

We may reject any order, in whole or in part, for any reason. Your order is irrevocable upon receipt by us. In the event your order is rejected, we will promptly refund your funds, without deduction of any costs and without interest. We expect that orders, if rejected, will be refunded within two business days after receipt. Once your order has been accepted, the applicable funds will be promptly deposited in our account. We will send a receipt to you as soon as practicable after acceptance of your order. You will not know at the time of placing an order whether we will be successful in completing the sale of any or all of the debt securities being offered. We reserve the right to withdraw or cancel the offering at any time.

We may also elect to use the services of a Registered Investment Advisor and thus, intend to offer a 2% discount for such purchases.

We do not know whether our officers and Directors will purchase any of the Units, however, it is the intent of the three directors of our General Partner to purchase up to $50,000 in Units a piece. All sales, past and future, to officers, Directors, affiliates or associates are done on the same terms and conditions as Units sold to other persons. There are no limits as to number of Units any related party may purchase under this offering. However, resales and certain other transfers of Units by persons who are deemed to be “affiliates” of the Partnership (as defined in Rule 405 under the Securities Act) may be limited. Generally, our affiliates may sell their Units only pursuant to an effective registration statement covering such resales, pursuant to Rule 144 under the Securities Act, or pursuant to another exemption from registration.

EXPERTS

Our financial statements appearing in this prospectus have been included in reliance on the report of the independent registered public accounting firm of Stan J. H. Lee. Their report is included in the financial statements appearing in this prospectus and is included by us in reliance upon that report given upon the authority of that firm as experts in accounting and auditing.

LEGAL MATTERS

Certain matters with respect to the Units offered by this prospectus were passed upon for us by our legal counsel, Law Office of Jillian Ivey Sidoti.

ADDITIONAL INFORMATION

We filed with the SEC a registration statement on Form S-11, to register the Units to be issued in this offering. This prospectus is part of that registration statement, as amended. As allowed by the SEC’s rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to that registration statement. For further information with respect to us and the Units, we refer you to the registration statement, all amendments thereto, and the exhibits that were filed therewith, which may be viewed at the SEC’s website, www.sec.gov, or inspected without charge at the SEC’s Public Reference Room at 100 F Street, N.E, Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. and 3:00 p.m. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of all or any part of the registration statement, as amended, may be downloaded from the SEC’s website or obtained from the SEC upon payment of the prescribed fee.

Following this offering, we will be subject to the information requirements of the Exchange Act, which means we are required to file annual, quarterly and other reports and other information with the SEC. Our SEC filings will be available to the public over the Internet at the SEC’s website. You may also read and copy any document we file with the SEC at its Public Reference Room.

CapSource Fund I, LLP

BALANCE SHEETS (unaudited)
April 30, 2012 and July 31, 2012

	As of July 31,	As of April 30
	2012	2012
ASSETS

Assets
Cash and cash equivalents	62	$-

Total Current Assets	62	-

Total Assets	62	$-

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)

Liabilities:

Accrued expense	2,000	$2,000

Total Current Liabilities	2,000	2,000

Total Liabilities	2,000	2,000

Commitments	-	-

Net assets attributable to the partners	(1,938)	$(2,000)

See accompanying notes to financial statements

CapSource Fund I, LLP

STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED APRIL 30, 2012 AND THREE MONTHS ENDED JULY 31, 2012
UNAUDITED

	The Three months ended July 31, 2012	For the period from April 18, 2012 (inception) to April 30, 2012

NET REVENUES	-	$-

COST OF REVENUES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES:

Consulting		2,500
Audit		2,000
Legal		12,500
Bank Service Charges	48	-

Total Operating Expenses	48	17,000

INCOME/(LOSS) FROM OPERATIONS	48	17,000

OTHER INCOME:	-	-

INCOME/(LOSS) BEFORE PROVISION FOR INCOME TAX	(48)	(17,000)

PROVISION FOR INCOME TAXES	-	-

INCREASE IN NET ASSETS ATTRIBUTABLE TO THE PARTNERS FROM OPERATIONS	(48)	$(17,000)

See accompanying notes to financial statements.

CapSource Fund I, LLP

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE PERIOD ENDED APRIL 30, 2012
AND THREE MONTHS ENDED JULY 31, 2012
UNAUDITED

	General	Limited
	Partner	Partnership	Total

Net assets attributable to the partners at April 18, 2012 (Inception)	$-	$-	$-

Capital contributions	15,000		15,000

Net loss for the year	(17,000)		(17,000)

Net assets attributable to the partners at April 30, 2012	(2,000)		(2,000)

Capital Contributions for the period ended July 31, 2012	110		110

Net loss for the period ended July 31, 2012	(48)		(48)

Balance, July 31, 2012	62		62

See accompanying notes to financial statements.

CAPSOURCE FUND I, LLP

STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED APRIL 30, 2012
AND THREE MONTHS ENDED JULY 31, 2012 (UNAUDITED)

	For the three months ended July 31, 2012	For the period from April 18, 2012 (inception) to April 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:	-	(17,000)
Net income/(loss)	(48)
Adjustments to reconcile net income/(loss) to net cash used in/(provided by) operating activities:
Expenses paid by related parties on behalf of the company	-	-
Changes in assets and liabilities:
Accrued expenses	-	2,000

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	(48)	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of office equipment
Cash received as a result of acquisition of subsidiaries
NET CASH PROVIDED BY INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from partners	110	15,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	110	15,000

EFFECT OF EXCHANGE RATE ON CASH	-	-

NET INCREASE IN CASH AND CASH EQUIVALENTS	62

CASH AND CASH EQUIVALENTS - beginning of period, April 30, 2012	-	-

CASH AND CASH EQUIVALENTS - end of period, July 31, 2012	62	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	-	$-
Income taxes	-	$-

See accompanying notes to financial statements.

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

CapSource Fund I, LLP (the “Partnership”) is a limited liability partnership established in the State of Nevada on April 18, 2012. It is a development-stage Partnership and intends to operate as an investment fund, created to generate above market rates of return for investors by making strategic loans secured by income producing commercial real estate in the southwestern United States.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Partnership maintains its books and accounting records in U.S. dollar (“USD”), and its reporting currency is USD.

ACCOUNTING METHOD

The Partnership’s financial statements are prepared using the accrual method of accounting. The Partnership has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

IMPACT OF NEW ACCOUNTING STANDARDS

The Partnership does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Partnership's results of operations, financial position, or cash flow.

NOTE 3 – GOING CONCERN

The Partnership’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of July 31, 2012, the Partnership has a working capital deficit of $ 1 and an accumulated deficit of $17,000. The Partnership has not yet begun its offering raise; and, as of the date of this writing does not have a source of revenue sufficient to cover its operation costs raising substantial doubt about its ability to continue as a going concern. The Partnership will be dependent upon the raising of additional capital through placement of partnership interests in order to implement its business plan. There can be no assurance that the Partnership will be successful in this situation in order to continue as a going concern. The Partnership is funding its initial operations by way capital contributions from its General Partner, CapSource, Inc.

NOTE 4 – CAPITAL STOCK

The Partnership’s capitalization will be through a maximum offering raise of $25 million, at $1,000.00 per partnership interest.

As of  July 31, 2012, the Partnership had not issued any partnership interests.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

The Partnership has not received any loans for either related or unrelated parties.

NOTE 6. COMMITMENT AND CONTIGENCIES

Other than commitment already disclosed above, the Partnership did not have significant capital and other commitments, or significant guarantees as of April 30, 2012.

NOTE 7. SUBSEQUENT EVENTS

No material subsequent event was noticed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Stan J.H. Lee, CPA

2160 North Central Rd Suite 209 * Fort Lee * NJ 07024
P.O. Box 436402* San Diego* CA 92143-9402
619-623-7799 *Fax 619-564-3408 *stan2u@gmail.com

Report of Independent Registered Public Accounting Firm

To the Partners
Capsource Fund LLP.
(A Development Stage Company)

We have audited the accompanying balance sheet of CapSourceFund I, LLP. (the “Partnership”) as of April 30, 2012, and the related statements of income , changes in net assets attributable to partners and cash flows for the period from April 18, 2012 to April 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CapSourceFund I, LLP.as of April 30, 2012 and the results of its operation and its cash flows for the period aforementioned in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Partnership will continue as a going concern. As discussed in the note to the financial statements, the Partnership has not established any source of revenue to cover its operating costs and continuing losses from operations raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Stan J.H. Lee, CPA
----------------------------------
Stan J.H. Lee, CPA
May 18, 2012
Fort Lee, NJ, 07024

CapSource Fund I, LLP

BALANCE SHEET
April 30, 2012

As of April 30
2012
ASSETS
Assets
Cash and cash equivalents	$-

Total Current Assets	-

Total Assets	$-

LIABILITIES AND STOCKHOLDERS' EQUITY/(DEFICIT)
Liabilities:

Accrued expense	$2,000

Total Current Liabilities	2,000

Total Liabilities	2,000

Commitments	-

Net assets attributable to the partners	$(2,000)

See accompanying notes to financial statements

CapSource Fund I, LLP

STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED APRIL 30, 2012

For the period from April 18, 2012 (inception) to April 30, 2012

NET REVENUES	$-

COST OF REVENUES	-

GROSS PROFIT	-

OPERATING EXPENSES:

Consulting	2,500
Audit	2,000
Legal	12,500

Total Operating Expenses	17,000

INCOME/(LOSS) FROM OPERATIONS	17,000

OTHER INCOME:	-

INCOME/(LOSS) BEFORE PROVISION FOR INCOME TAX	(17,000)

PROVISION FOR INCOME TAXES	-

INCREASE IN NET ASSETS ATTRIBUTABLE TO THE PARTNERS FROM OPERATIONS	$(17,000)

See accompanying notes to financial statements.

CapSource Fund I, LLP

STATEMENT OF CHANGES IN PARTNERS’ CAPITAL
FOR THE PERIOD ENDED APRIL 30, 2012

	General	Limited
	Partner	Partnership	Total

Net assets attributable to the partners at April 18, 2012 (Inception)	$-	$-	$-

Capital contributions	15,000		15,000

Net loss for the year	(17,000)		(17,000)

Net assets attributable to the partners at April 30, 2012	(2,000)		(2,000)

See accompanying notes to financial statements.

CAPSOURCE FUND I, LLP

STATEMENT OF CASH FLOWS
FOR THE PERIOD ENDED APRIL 30, 2012

For the period from April 18, 2012 (inception) to April 30, 2012

CASH FLOWS FROM OPERATING ACTIVITIES:	(17,000)
Net income/(loss)
Adjustments to reconcile net income/(loss) to net cash used in/(provided by) operating activities:
Expenses paid by related parties on behalf of the company	-
Changes in assets and liabilities:
Accrued expenses	2,000

NET CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES	(15,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of office equipment
Cash received as a result of acquisition of subsidiaries
NET CASH PROVIDED BY INVESTING ACTIVITIES	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution from partners	15,000

NET CASH PROVIDED BY FINANCING ACTIVITIES	15,000

EFFECT OF EXCHANGE RATE ON CASH	-

NET INCREASE IN CASH AND CASH EQUIVALENTS

CASH AND CASH EQUIVALENTS - beginning of period, April 18, 2012	-

CASH AND CASH EQUIVALENTS - end of period, April 30, 2012	$-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-
Income taxes	$-

See accompanying notes to financial statements.

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

CapSource Fund I, LLP (the “Partnership”) is a limited liability partnership established in the State of Nevada on April 18, 2012. It is a development-stage Partnership and intends to operate as an investment fund, created to generate above market rates of return for investors by making strategic loans secured by income producing commercial real estate in the southwestern United States.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Partnership maintains its books and accounting records in U.S. dollar (“USD”), and its reporting currency is USD.

ACCOUNTING METHOD

The Partnership’s financial statements are prepared using the accrual method of accounting. The Partnership has elected a fiscal year ending on December 31.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Partnership considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

IMPACT OF NEW ACCOUNTING STANDARDS

The Partnership does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Partnership's results of operations, financial position, or cash flow.

NOTE 3 – GOING CONCERN

The Partnership’s financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. As of April 30, 2012, the Partnership has a working capital deficit of $ 2,000 and an accumulated deficit of $17,000. The Partnership has not yet begun its offering raise; and, as of the date of this writing does not have a source of revenue sufficient to cover its operation costs raising substantial doubt about its ability to continue as a going concern. The Partnership will be dependent upon the raising of additional capital through placement of partnership interests in order to implement its business plan. There can be no assurance that the Partnership will be successful in this situation in order to continue as a going concern. The Partnership is funding its initial operations by way capital contributions from its General Partner, CapSource, Inc.

NOTE 4 – CAPITAL STOCK

The Partnership’s capitalization will be through a maximum offering raise of $25 million, at $1,000.00 per partnership interest.

As of April 30, 2012, the Partnership had not issued any partnership interests.

NOTE 5 – LOAN PAYABLE – RELATED PARTY LOANS

The Partnership has not received any loans for either related or unrelated parties.

NOTE 6. COMMITMENT AND CONTIGENCIES

Other than commitment already disclosed above, the Partnership did not have significant capital and other commitments, or significant guarantees as of April 30, 2012.

NOTE 7. SUBSEQUENT EVENTS

No material subsequent event was noticed.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.  Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by Capsource Fund I, LLP (the “Partnership”) in connection with the offering of the securities being registered hereby. All amounts shown except “Registration Fee — Securities and Exchange Commission” are estimates.

Registration Fee – Securities and Exchange Commission	$
Accounting Fees and Expenses
Legal Fees and Expenses
Printing Fees and Expenses
State Blue Sky Filing Fees
Miscellaneous
Total	$

Item 33.  Recent Sales of Unregistered Securities.

The following information relates to sales by CapSourceFund I, LLP of securities without registration pursuant to the Securities Act of 1933, as amended (the “Securities Act”), since inception on April 18, 2012.

The Partnership sold unregistered general partnership interests to its General Partner, CapSource, Inc., These interests were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These general partnership interests qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance interests by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of interests offered. We did not undertake an offering in which we sold a high number of interests to a high number of investors. In addition, the general partner had the necessary investment intent as required by Section 4(2) since it agreed to and received interests that are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these interests would not be immediately redistributed into the market and therefore not be part of a “public offering.”Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 34.  Indemnification of Directors and Officers.

Under the Partnership Act a Limited Partnership has the power, except in the case of action or failure to act by a partner which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in its partnership agreement, to indemnify and hold harmless any partner, employee, or agent of the Limited Partnership from and against any and all claims and demands whatsoever.

The Limited Partnership Agreement provides that the Partnership will indemnify and hold harmless, to the maximum extent permitted by applicable law, the General Partner, any affiliate of the General Partner, and any officer, director, stockholder, member, partner, employee, agent or assign of the General Partner, from and against any and all damages, disbursements, suits, claims, liabilities, obligations, judgments, fines, penalties, charges, amounts paid in settlement, costs and expenses (including, without limitation, attorneys’ fees and expenses) arising out of or related to litigation and interest on any of the foregoing, including, without limitation, such damages incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from any of the foregoing by or before any court or other governmental authority, that arise out of, relate to or are in connection with the Limited Partnership Agreement or the management or conduct of the business or affairs of the General Partner, the Partnership, any other entity in which the Partnership has a direct or indirect interest or any of their respective affiliates, except for any such damages that are finally found by a court of competent jurisdiction to have resulted primarily from the bad faith, gross negligence or intentional misconduct of, or material breach of the Limited Partnership Agreement or knowing violation of law by, the person seeking indemnification.

Item 36.  Exhibits and Financial Statement Schedules.

The exhibits filed with this Registration Statement are listed in the Exhibit Index which immediately follows the signatures hereto and which is incorporated herein by reference.

Item 37.  Undertakings.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

A. – C. N/A

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	N/A

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	N/A

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
b. – g. N/A

h.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Manager, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Manager, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registrant undertakes (a) to file any prospectuses required by Section 10(a)(3) as post-effective amendments to the registration statement, (b) that for the purpose of determining any liability under the Act each such post-effective amendment may be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time may be deemed to be the initial bona fide offering thereof, (c) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed, and (d) to remove from registration by means of a post-effective amendment any of the securities being registered which remain at the termination of the offering.

The registrant undertakes to send to each limited partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

The registrant undertakes to provide to the limited partners the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Limited Partners. Each sticker supplement should disclose all compensation and fees received by the General Partner(s) and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

The registrant also undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the Limited Partners at least once each quarter after the distribution period of the offering has ended.

Note - Offers and sales of the interests may continue after the filing of a post-effective amendment containing information previously disclosed in sticker supplements to the prospectus, as long as the information disclosed in a current sticker supplement accompanying the prospectus is as complete as the information contained in the most recently filed post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, September 26 , 2012 .

CAPSOURCE FUND I, LLP

By:	CAPSOURCE, INC.
General Partner

By:	/s/ STEPHEN BYRNE
Stephen Byrne,
Chief Executive and Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities as directors of CapSource, Inc. on  September 26 , 2012 .

/s/ Greg Herlean	/s/ Andrew Jolley
Greg Herlean	Andrew Jolley
Director, Board of Directors of CapSource, Inc.	Director, Board of Directors of CapSource, Inc.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Liability Partnership
3.2	Limited Liability Partnership Agreement
5.1	Opinion of Jillian Ivey Sidoti
8.1	Tax Opinion
10.1	Form of Promissory Note
23.1	Consent of Stan H. Lee